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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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SM Energy Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Proxy Statement and Notice of
2016 Annual Meeting of Stockholders

May 24, 2016
Denver, Colorado

SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
TUESDAY, MAY 24, 2016

To All Stockholders:

              The 2016 Annual Meeting of Stockholders of SM Energy Company (the "Annual Meeting") is to be held in the J.D. Hershner Room of Wells Fargo Bank, located at 1700 Lincoln Street, Denver, Colorado 80203, on Tuesday, May 24, 2016, at 3:30 p.m. local time. The purposes of the Annual Meeting are to:

  1.
  elect eight individuals to our Board of Directors, to serve until the next annual meeting of our stockholders;

  2.
  ratify the appointment by our Audit Committee of Ernst & Young LLP, as our independent registered public accounting firm for 2016;

  3.
  hold an advisory vote to approve the compensation of our named executive officers;

  4.
  approve an amendment and restatement of our Equity Incentive Compensation Plan, including an increase in the stated total number of shares authorized for issuance under this plan from 10,700,000 shares to 14,100,000 shares; and

  5.
  transact such other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

              Only stockholders of record at the close of business on March 22, 2016, may vote at the Annual Meeting.

              Only stockholders of record, holders of our shares of common stock in street name and our guests will be permitted to attend the 2016 Annual Meeting. If you are a stockholder of record, you will need to bring with you to the meeting either the Notice of Internet Availability of Proxy Materials or any proxy card that is sent to you. Otherwise, you will be admitted only upon other verification of record ownership at the site. If you own shares held in street name, you will need to bring the Notice of Internet Availability of Proxy Materials, any voting instruction form that is sent to you, or a brokerage statement or a letter from your bank, broker, or other record holder indicating that you beneficially owned shares of our common stock on March 22, 2016. We can use that to verify your beneficial ownership of our common stock and admit you to the meeting. If you intend to vote at the meeting, you also will need to bring to the meeting a legal proxy from your bank, broker, or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.

              Please vote by using the telephone or Internet voting systems described in the Notice of Internet Availability of Proxy Materials or the proxy card or, if the attached Proxy Statement and a proxy card were mailed to you, please sign, date, and return the proxy card in the enclosed envelope as soon as possible. Thank you for your support for the recommendations of our Board of Directors.

By Order of the Board of Directors,

David W. Copeland Executive Vice President, General Counsel and Corporate Secretary

Denver, Colorado
April 13, 2016

GENERAL MATTERS

Background

              This Proxy Statement contains information about the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of SM Energy Company to be held in the J.D. Hershner Room of Wells Fargo Bank, located at 1700 Lincoln Street, Denver, Colorado, 80203 on Tuesday, May 24, 2016, at 3:30 p.m. local time. Our Board of Directors ("Board") is using this Proxy Statement to solicit proxies for use at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. In this Proxy Statement, the terms "we," "us," and "our" refer to SM Energy Company and its subsidiaries.

              The proxy materials, including this Proxy Statement, a proxy card or voting instruction card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 ("2015 Annual Report"), are being distributed and made available on or about April 13, 2016. In accordance with rules and regulations adopted by the United States Securities and Exchange Commission (the "SEC"), we are furnishing our proxy materials to many beneficial owners of our stock via the Internet. A Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed by intermediaries on or about April 13, 2016, to beneficial owners of our common stock. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or may request that we send them a printed set of the proxy materials by following the instructions in the Notice. The Notice will also provide instructions on how to vote your shares. The proxy materials are being mailed to all stockholders of record, as of the close of business on March 22, 2016, on or about April 13, 2016.

Purposes of the Annual Meeting

              As stated in the accompanying Notice of Annual Meeting of Stockholders, at the Annual Meeting, our stockholders will be asked to vote on:

  •
  the election of eight individuals to our Board, to serve until the next annual meeting of our stockholders;

  •
  the ratification of the appointment by our Audit Committee of Ernst & Young LLP, as our independent registered public accounting firm for 2016;

  •
  an advisory vote to approve the compensation of our named executive officers;

  •
  the approval of an amendment and restatement of our Equity Incentive Compensation Plan, including an increase in the stated total number of shares authorized for issuance under this plan from 10,700,000 shares to 14,100,000 shares; and

  •
  such other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

              Each proposal is described in more detail in this Proxy Statement.

              As of the date of this Proxy Statement, we are not aware of any business to come before the Annual Meeting other than the first four items noted above.

Who Can Vote

              Only stockholders of record at the close of business on the record date, March 22, 2016, are entitled to receive notice of the Annual Meeting and to vote shares of our common stock held on that date. As of March 22, 2016, there were 68,077,546 shares of our common stock issued and outstanding. Holders of our common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.

Differences Between Stockholders of Record and Street Name Holders

              Most stockholders hold their shares through a bank, broker or other nominee (that is, in "street name") rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

  •
  Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

  •
  Street Name Stockholder.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name." As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

How to Vote

              Stockholder of Record.    Stockholders whose shares are registered in their own name may vote via the Internet, by telephone or by mailing a completed proxy card. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, you must sign, date and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the Annual Meeting in the manner you direct. In the event no directions are specified in a proxy, such proxy will be voted as follows:

  •
  FOR the election of the eight nominees named in this Proxy Statement under the caption "Proposal 1—Election of Directors";

  •
  FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2016;

  •
  FOR the advisory approval of the compensation of our named executive officers;

  •
  FOR the approval of an amendment and restatement of our Equity Incentive Compensation Plan, including an increase in the stated total number of shares authorized for issuance under this plan from 10,700,000 shares to 14,100,000 shares; and

  •
  in the discretion of the proxy holders named on the proxy card as to any other matter that may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) thereof.

              Street Name Stockholder.    If your shares are registered in the name of a bank, broker or other nominee and you have not elected to receive your proxy materials electronically, you may nevertheless be eligible to vote your shares via the Internet or by telephone rather than by mailing a completed voting instruction card provided by your bank, broker or other nominee. Please check the voting instruction card provided by your bank, broker or other nominee for availability and instructions.

              If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

Revoking a Proxy

              If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

  •
  submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or Internet voting procedures before the Annual Meeting;

  •
  voting in person at the Annual Meeting; however, attending the Annual Meeting without completing a ballot will not revoke any previously submitted proxy; or

  •
  filing a written revocation before the Annual Meeting with our Corporate Secretary at our principal executive offices, which are located at 1775 Sherman Street, Suite 1200, Denver, CO 80203.

              If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with your nominee's procedures.

Quorum

              A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders holding one-third of our outstanding shares of common stock are present at the Annual Meeting in person or by proxy. Abstentions and broker non-votes (as described below) count as present for establishing a quorum. Shares held by us as treasury shares are not entitled to vote and do not count toward a quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Voting Requirements; Vote Treatment

              If you hold your shares in "street name," you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, it may vote your shares as it decides as to each matter for which it has discretionary authority under the rules of the New York Stock Exchange ("NYSE").

              There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a bank, broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the bank, broker or other nominee should vote your shares, and the bank, broker or other nominee indicates it does not have authority to vote such shares on its proxy, a "broker non-vote" results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

              Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which stockholders are voting.

              If your shares are held in street name and you do not give voting instructions, pursuant to Rule 452 of the NYSE, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), Proposal 3 (Advisory Vote on Executive Compensation) and Proposal 4 (Approval of Amendment and Restatement of Equity Incentive Compensation Plan), and your shares will be considered "broker non-votes" with respect to these proposals; but will nevertheless be entitled to vote your shares with respect to Proposal 2 (Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2016) in the discretion of the record holder.

  •
  Proposal 1 (Election of Directors): Our Amended and Restated By-Laws (our "By-Laws") provide that the election of directors will be decided by the vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on the election of directors and will have the same effect as a vote "Against" a director. Broker non-votes will have no effect on the outcome of the vote for directors.

  •
  Proposal 2 (Ratification of Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for 2016): Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal.

  •
  Proposal 3 (Advisory Vote on Executive Compensation): Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will not be binding, nor will it create or imply any change in the fiduciary duties of, nor impose any additional fiduciary duty on, us or the Board. However, the Compensation Committee of our Board will take into account the outcome of the vote when considering future executive compensation decisions.

  •
  Proposal 4 (Approval of Amendment and Restatement of Equity Incentive Compensation Plan): Under NYSE rules and regulations promulgated under Section 162(m) of the Internal Revenue Code ("IRC"), the approval of the amendment and restatement of our Equity Incentive Compensation Plan, including an increase to the number of shares authorized for issuance under this plan, requires the affirmative vote of a majority of the votes cast on the amendment, and the NYSE rules require that the total votes cast represent over 50 percent of all shares entitled to vote. Abstentions will have the effect of votes against approval of the amendment. Broker non-votes will have no effect on the outcome of the vote on this proposal.

Payment of Proxy Solicitation Costs

              We will pay all costs of soliciting proxies. We have retained Alliance Advisors, LLC to assist in the solicitation of proxies for total fees of $8,500, plus reimbursement of reasonable out-of-pocket expenses. The solicitation may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. In addition, our officers, directors, and employees may solicit proxies in person, by telephone, or by other electronic means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Other Available Information

              We make available through the Governance section of our website (www.sm-energy.com) the following documents: our Corporate Governance Guidelines; our Financial Code of Ethics (the "Financial Code"); our Code of Business Conduct and Conflict of Interest Policy (the "Code of Conduct"); and the Charters of the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees of our Board. These documents will be furnished in print to any stockholder upon request. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.

Stockholders Sharing the Same Address

              We have adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability, 2015 Annual Report, and Proxy Statement until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions.

              If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of our Notice of Internet Availability, 2015 Annual Report or Proxy Statement, please submit a request to our Corporate Secretary, at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203 or call (303) 861-8140, and we will promptly send such to you. You may also contact our Corporate Secretary at the address and phone number above if you receive multiple copies of our proxy materials and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their bank, broker, or other nominee.

              IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2016

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2016 Annual Meeting of Stockholders, and the Form 10-K for the fiscal year ended December 31, 2015, are available at http://www.viewproxy.com/sm-energy/2016/.

CORPORATE GOVERNANCE

General

              We are committed to sound corporate governance principles. To evidence this commitment, the Board has adopted charters for its committees, our Corporate Governance Guidelines, the Financial Code and the Code of Conduct. These documents provide the framework for our corporate governance. A complete copy of these documents is available on our website at www.sm-energy.com or in print, free of charge, to any stockholder who requests it by contacting our Corporate Secretary. The Board regularly reviews corporate governance developments and modifies our governance documents as appropriate.

              The Financial Code, which applies to our principal executive officer, principal financial officer and principal accounting officer or controller, as well as persons performing similar functions and other officers and employees identified by our Chief Financial Officer, requires that any exception to or waiver for an executive officer subject to the Financial Code be made only by the Audit Committee of the Board and disclosed as required by law, SEC rules and regulations, and NYSE rules. Changes to, or waivers from, the Financial Code for any of our executive officers subject to the Financial Code will be disclosed on our website at www.sm-energy.com within two business days after such change or waiver. To date, the Audit Committee of our Board has not granted waivers of the Financial Code for any of our executive officers subject to the Financial Code.

Board and Committee Independence

              The Board is comprised of a majority of independent directors, four of whom, Stephen R. Brand, Loren M. Leiker, Ramiro G. Peru and Rose M. Robeson joined the Board in the last five years. The Board has determined that Larry W. Bickle, Dr. Brand, William J. Gardiner, Mr. Leiker, Mr. Peru, Julio M. Quintana, Ms. Robeson, and William D. Sullivan are independent and do not have any material relationship with us other than as a director and stockholder. In its review of the independence of these directors, the Board considered past employment, remuneration, and any other relationship with us. In making its determination as to the independence of its members, the Board considered the independence tests described in Section 303A.02 of the Corporate Governance Standards of the NYSE's Listed Company Manual.

              The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee ("NCG Committee") of our Board are each comprised solely of independent directors under the applicable requirements of the NYSE and SEC.

Board Leadership Structure

              Since February 2007, our Board's leadership structure has reflected our Board's decision to separate the roles of Chief Executive Officer and Chairman of the Board. Mr. Sullivan, an independent director serving on our Board since 2004, who has experience serving on several other public company boards and over 36 years of experience working with oil and gas exploration and production companies, including as an executive officer, serves as our Chairman of the Board. Mr. Sullivan does not serve on any committee of our Board, other than the Executive Committee, which meets infrequently and did not take action on any matter in 2015. Javan D. Ottoson serves as our Chief Executive Officer.

              Our Board believes that, at this time, this leadership structure is optimal for us and our stockholders. The Chairman of the Board is responsible for providing leadership to the Board;

facilitating communications among the directors; setting the Board meeting agenda in consultation with the Chief Executive Officer; presiding at Board meetings and Executive Committee meetings; and serving as a liaison between our management and directors.

              Our Corporate Governance Guidelines allow our Board to choose whether to keep the roles of Chief Executive Officer and Chairman of our Board separate or whether to permit one person to serve in both capacities. As part of its annual self-evaluation process, our NCG Committee evaluates our leadership structure and makes recommendations to the Board. While recognizing that different board leadership structures may be appropriate at different times and under different circumstances, based on the recommendation of the NCG Committee, our Board has determined that our current leadership structure is preferable, with Mr. Ottoson serving as our Chief Executive Officer, and Mr. Sullivan serving as our Chairman of the Board.

              In addition to having an independent Chairman of the Board, the Board has a separate lead independent director. Mr. Bickle has served in that role since January 1, 2012. The lead independent director is responsible for presiding at executive sessions of non-management directors. In the lead independent director's absence, the Chairman of the Board serves as lead independent director.

              As of the filing date of this Proxy Statement, the Board has eight independent members and only one non-independent member: Javan D. Ottoson, our Chief Executive Officer. A number of our independent Board members are currently serving or have served as members of senior management of other companies in the oil and gas industry and are currently serving or have served as directors of other public companies. As discussed above, our Board has three committees comprised solely of independent directors, and each has a different independent director serving as chair of the committee. The specific experiences, qualifications, attributes, and skills of each independent director, which enable him or her to effectively serve on his or her respective Board committees, are briefly described in each director nominee's biographical information below. We believe that the independent and experienced directors that make up our Board, the specific experiences and skills that they bring to their respective Board committees, and the overall leadership of the Board by the Chairman of the Board are beneficial to our stockholders.

Communications with the Board

              The Board welcomes questions or comments about our company. Interested parties and stockholders may contact the Board as a whole, only the non-management directors, or any one or more specified individual directors, by sending a letter to the intended recipients' attention in care of SM Energy Company, Corporate Secretary, 1775 Sherman Street, Suite 1200, Denver, CO 80203. All such communications will be provided to the Chair of the NCG Committee, who will facilitate the review of such communications.

Board and Committee Meetings

              Our Board met eight times during 2015. Our non-management directors routinely meet in executive session immediately before or after each regularly scheduled meeting of the Board or as otherwise deemed necessary and met six times during 2015. Each incumbent director participated in at least 88% of the Board meetings and in at least 86% of his or her appointed committee meetings held during the director's tenure on the Board in 2015. It is our policy that each director is expected to attend the annual meeting of our stockholders, and each director then serving on the Board attended the 2015 Annual Meeting of Stockholders.

              The following table identifies the members of each committee, as of March 1, 2016, and sets forth the number of meetings held in 2015:

Name of Director	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Executive Committee
Larry W. Bickle
Stephen R. Brand
William J. Gardiner
Loren M. Leiker
Javan D. Ottoson
Ramiro G. Peru
Julio M. Quintana
Rose M. Robeson
William D. Sullivan
Number of meetings held in 2015	7	2	9	0

Chair
Member

              The Audit Committee assists the Board in fulfilling its oversight responsibilities over our financial reporting and internal control processes. Pursuant to the Audit Committee charter, members are prohibited from serving on more than three audit committees of public companies (one of which is us), and no Audit Committee member currently serves on more than three such committees. The Audit Committee is solely responsible for the engagement and discharge of our independent registered public accounting firm and reviews our quarterly and annual financial results. The Audit Committee reviews the audit plan and the results of the audit with our independent auditors and reviews the independence of our auditors, the range of audit fees, the scope and adequacy of our system of internal accounting controls, and our financial risk management policies. The Audit Committee also has oversight responsibility for our internal audit functions and any related party transactions. The Audit Committee is currently composed of five directors, each of whom is independent as defined by the NYSE listing standards. See the "Report of the Audit Committee" contained in this Proxy Statement. While all of the Audit Committee members are considered financially literate, the Board has determined that four members of the current Audit Committee, Mr. Bickle, Mr. Gardiner, Mr. Peru and Ms. Robeson, are audit committee financial experts as the term is defined by the SEC. As noted above, Mr. Bickle, Mr. Gardiner, Mr. Peru and Ms. Robeson are also independent.

              The NCG Committee's primary functions are to recommend individuals to be elected to the Board, to evaluate and plan for management succession, to review the structure and composition of all committees of the Board, and to oversee all of our corporate governance functions, including the Board and committee self-evaluation process. For additional information on the functions performed by the NCG Committee, see "Director Nominations and Qualifications" below.

              The Compensation Committee's primary function is to establish and administer our compensation policies and oversee the administration of our employee benefit plans. The Compensation Committee approves and/or recommends to the Board the compensation arrangements for our senior management and directors, adoption of compensation plans in which our officers and directors are eligible to participate, and the granting of equity based compensation or other benefits under compensation plans. The "Compensation Discussion and Analysis" section of this Proxy Statement describes these responsibilities and the manner in which they are discharged.

              The Executive Committee has the authority to act on behalf of the Board with respect to matters as to which it has been authorized to act by the Board, provided that such matters are not in conflict with our Certificate of Incorporation, our By-Laws, applicable laws, regulations, or rules or the listing standards of the NYSE.

              Our Board and each of its committees separately evaluated their performance during 2015, and the Audit Committee, Compensation Committee and NCG Committee each completed written evaluations. The Executive Committee did not complete a written evaluation due to its unique, limited purpose and infrequent meeting schedule. This performance evaluation process was directed by the NCG Committee and the evaluations were discussed and accepted by the Board.

              There are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.

Risk Oversight

              While the Board oversees our risk management processes, with particular focus on the most significant risks we face, management is responsible for day-to-day risk management. We believe this division of responsibilities is the most effective approach for addressing the risks we face, and that the current Board leadership structure, with Mr. Sullivan serving as our Chairman of the Board and Mr. Ottoson serving as our Chief Executive Officer, supports this approach by facilitating communication between management and the Board regarding risk management issues. We also believe that this design places the Board in a better position to evaluate the performance of management, more efficiently facilitates communication of the views of the independent directors, and contributes to effective corporate governance.

              We have an Enterprise Risk Management Committee comprised of our President and Chief Executive Officer, Chief Financial Officer, General Counsel, Executive Vice President—Operations, Senior Vice President—Human Resources, and Treasurer. The committee meets quarterly to update our enterprise risk management process and plan (the "ERM Plan"), utilizing the Committee of Sponsoring Organizations of the Treadway Commission Enterprise Risk Management framework, and incorporating information gathered during our business strategy sessions. We keep minutes of these meetings, and regularly report the activities of the committee to the Audit Committee and the Board. We document risk prevention or mitigation steps for the material risks identified based upon projected likelihood and impact of any occurrence of the particular risk. We review the ERM Plan with our Board annually.

              We also have a Financial Risk Management Committee comprised of our President and Chief Executive Officer, Chief Financial Officer, Executive Vice President—Operations and Treasurer. The committee meets quarterly and more frequently, as necessary, to discuss our interest rate and commodity hedging activities and, as appropriate, to approve additional hedges or other changes to our hedge program. We keep minutes of these meetings, and regularly report the activities of the committee to the Audit Committee.

              The Audit Committee provides significant assistance to the Board in the oversight of our financial risk management processes. The Audit Committee reviews and discusses with management our risk assessment and risk management guidelines and policies with respect to our significant financial risk exposures, and the steps management has taken, as well as the specific guidelines and policies that have been established, to monitor, control, mitigate, and report those exposures. These reviews and discussions include a review of our oil, natural gas and natural gas liquids commodity price hedging arrangements, interest rate risk management, and insurance coverage, as appropriate. In addition, our internal auditors, who report directly to the Audit Committee with respect to internal audit matters, provide the Audit Committee and management with ongoing assessments of our risk management processes. The Audit Committee also has oversight responsibility for the integrity of our financial statements and financial reporting processes and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements. In addition, the Compensation Committee periodically reviews our compensation programs to ensure that they do not encourage excessive risk-taking. The Audit Committee and Compensation Committee report regularly to the full Board on their respective risk management oversight activities.

Director Nominations and Qualifications

              Our Corporate Governance Guidelines and the Charter of the NCG Committee provide that the NCG Committee is responsible for identifying and recommending directors for nomination by the Board for election as members of the Board. The NCG Committee selects a nominee based on the nominee's skills, achievements, and experience. As set forth in the director qualification standards included in our Corporate Governance Guidelines and reflected in the discussion below, the Board as a whole should have broad and relevant experience in high-level business policymaking and a commitment to represent the long-term interests of our stockholders. These standards also provide that each director should have experience in positions of responsibility and leadership, an understanding of our business environment, and a reputation for integrity. In addition, our Corporate Governance Guidelines provide that a director who retires or experiences a significant change in his or her professional or business responsibilities, including a change in his or her principal occupation, position or business affiliation, should, if requested by the NCG Committee, be prepared to offer his or her resignation from the Board. Upon tender of a resignation, the NCG Committee and the Board may review the continued appropriateness of Board membership under the circumstances. In accordance with our Corporate Governance Guidelines, each director has signed and delivered to the Board a resignation letter that is contingent upon (a) his or her failure to receive, in accordance with our By-Laws, the affirmative vote of the holders of a majority of the shares of capital stock in an election of directors at the 2016 Annual Meeting of Stockholders; and (b) acceptance of his or her resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose.

              Under the framework of the Corporate Governance Guidelines, the NCG Committee evaluates each potential nominee individually and in the context of the Board as a whole. The objective is to recommend individuals and a group that will effectively contribute to our long-term success and represent the interests of all of our stockholders. In determining whether to recommend a director for re-election, the NCG Committee also considers the director's past attendance at meetings and participation in and contributions to Board activities.

              When seeking new director candidates, the NCG Committee considers suggestions from incumbent directors, management, stockholders, and others. The NCG Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

              Although the NCG Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the NCG Committee believes that the Board should reflect diversity in its broadest sense, including persons diverse in professional experiences relevant to us, skills, backgrounds, perspectives, gender, race, ethnicity, and national origin. In considering diversity in identifying director nominees, the NCG Committee considers the Board as a whole, without reference to specific representative directors, with the overall objective of establishing a group of directors that reflects diversity, that can work in a collaborative and effective manner, and that can best contribute to our long-term success. The NCG Committee believes that current Board members and director nominees reflect our commitment to diversity. Following the 2016 Annual Meeting, assuming all eight of the current nominees are elected to the Board, we will have two Hispanic directors, one who has served since 2006 and one who has served since 2014, and one female director who has served since 2014.

              As noted above, the NCG Committee will consider stockholder recommendations for candidates for the Board. All stockholder recommendations must comply with the notice requirements contained in Section 4(g) of our By-Laws, which requires, among other things, detailed information concerning the stockholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the stockholder and specific information concerning such stockholder's interests in our securities. In addition, the notice must include the recommended candidate's name, biographical data, qualifications, details regarding any material monetary agreements between the stockholder and the proposed nominee and a written questionnaire completed by the proposed nominee. We will furnish copies of our By-Laws to any person who requests them without charge. Requests for copies should be directed to our Corporate Secretary. For additional information about stockholder nominations, including nominations for the 2017 Annual Meeting of Stockholders, see "Stockholder Proposals for the 2017 Annual Meeting of Stockholders." No stockholder director nominations were received in connection with the Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures on Transactions with Related Persons

              Our Related Person Transactions Policy sets forth the policies and procedures for the Audit Committee's review of any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (a) we are a participant, (b) the aggregate amount involved will or may be expected to exceed $120,000 per annum, and (c) a related person has or will have a direct or indirect material interest. For purposes of our Related Person Transactions Policy, a "related person" means (i) any of our directors, executive officers, or nominees for director, (ii) any stockholder that beneficially owns more than 5% of our outstanding shares of common stock, and (iii) any immediate family member of any of the foregoing. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, our best interests and the best interests of our stockholders.

              In determining whether to approve or ratify a transaction with a related person, the Audit Committee takes into account the factors it deems appropriate, which may include, among others, the benefits to us, the availability of other sources for comparable products or services, the impact on a director's independence in the event the related person is a director, and the extent of the related person's interest in the transaction. The Audit Committee reviews and assesses ongoing relationships with a related person on at least an annual basis to ensure that they are in compliance with the policy and remain appropriate.

              In addition, our By-Laws provide that a director, officer, or employee of our company may not pursue for his or her own account a business or investment opportunity that he or she learned about through his or her affiliation with us. These restrictions do not apply to the acquisition of less than 1% of the publicly traded stock of another company.

Related Person Transactions

              We recognize that transactions with related persons may raise questions among stockholders regarding whether those transactions are consistent with our best interests and the best interests of our stockholders. It is our policy to enter into or ratify such transactions only when the Board, acting through the Audit Committee or as otherwise described herein, determines that the transaction in question is in, or is not inconsistent with, our best interests and the best interests of our stockholders. Such transactions include, but are not limited to, situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternate sources, or when we obtain products or services from, or provide products or services to, related persons on an arm's length basis on terms comparable to those obtained from or provided to unrelated third parties or on terms comparable to those obtained from or provided to employees generally. We had no transactions that required approval under our Related Person Transactions Policy during 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

              The following table shows beneficial ownership of shares of our common stock as known to us as of March 18, 2016, by all beneficial owners of more than 5% of the outstanding shares of our common stock, by each director, director nominee, and named executive officer, and all directors and executive officers as a group. Restricted stock units and performance share units are not included in this table as no actual shares have been issued with respect to our outstanding restricted stock units and performance share units. A supplemental table has been included later in this section describing the number of restricted stock units and performance share units owned by the individuals described below.

Name of Beneficial Owner	Shares beneficially owned	Percent beneficially owned(1)
Name and Address of Stockholders Owning More Than 5%
Fidelity Management & Research Company(2)	8,494,208	12.5%
245 Summer Street
Boston, MA 02210
Capital Research Gobal Investors(3)	6,698,000	9.8%
333 South Hope Street
Los Angeles, CA 90071
BlackRock, Inc.(5)	6,059,030	8.9%
55 East 52nd Street
New York, NY 10055
Vanguard Group, Inc.(4)	4,925,170	7.2%
100 Vanguard Blvd.
Malvern, PA 19355
Key Group Holdings (Cayman). Ltd.(6)	4,007,719	5.9%
3C Caves Point, West Bay Street
Nassau, Bahamas
Causeway Capital Management LLC(7)	3,835,774	5.6%
11111 Santa Monica Blvd. 15th Floor
Los Angeles, CA 90025
Name and Position of Directors, Director Nominees and Named Executive Officers
Larry W. Bickle, Director	147,475	*
Stephen R. Brand, Director	15,476	*
William J. Gardiner, Director	61,097	*
Loren M. Leiker, Director	16,059	*
Ramiro G. Peru, Director	10,060	*
Julio M. Quintana, Director	22,784	*
Rose M. Robeson, Director	7,913	*
William D. Sullivan, Director	49,345	*
Javan D. Ottoson, President, Chief Executive Officer and Director	131,301	*
A. Wade Pursell, Executive Vice President and Chief Financial Officer	82,314	*
Herbert S. Vogel, Executive Vice President—Operations	21,445	*
David W. Copeland, Executive Vice President, General Counsel and Corporate Secretary	72,279	*
Mark D. Mueller, Senior Vice President and Regional Manager	51,741	*
Anthony J. Best, Chief Executive Officer(8)	249,269	*
All executive officers and directors as a group (19 persons, including those named above)	1,123,869	1.7%

*
Less than 1%.

(1)
Based on an aggregate of 68,077,546 shares of common stock outstanding as of March 18, 2016.

(2)
According to a Statement on Schedule 13G/A filed by Fidelity Mangement & Research Company ("Fidelity") on February 12, 2016, by reason of advisory and other relationships with persons who own shares of our common stock, Fidelity may be deemed to be the beneficial owner of a total of 8,494,208 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 113,855 shares and sole dispositive power as to 8,494,208 shares.

(3)
According to a Statement on Schedule 13G filed by Capital Research Global Investors, Inc. ("Captial") on February 16, 2016, by reason of advisory and other relationships with persons who own shares of our common stock, Capital may be deemed to be the beneficial owner of a total of 6,698,000 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 6,698,000 shares and sole dispositive power as to 6,698,000 shares.

(4)
According to a Statement on Schedule 13G filed by Vanguard Group, Inc. ("Vanguard") on February 11, 2016, by reason of advisory and other relationships with persons who own shares of our common stock, Vanguard may be deemed to be the beneficial owner of a total of 4,925,170 shares, with shared voting power as to 3,700 shares, shared dispositive power as to 48,308 shares, and sole voting power as to 48,608 shares and sole dispositive power as to 4,876,862 shares.

(5)
According to a Statement on Schedule 13G/A filed by BlackRock, Inc. ("BlackRock") on February 10, 2016, by reason of advisory and other relationships with persons who own shares of our common stock, BlackRock may be deemed to be the beneficial owner of a total of 6,059,030 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 5,804,136 shares and sole dispositive power as to 6,059,030 shares.

(6)
According to a Statement on Schedule 13G/A filed by Key Group Holdings (Cayman), Ltd. ("Key") on February 16, 2016, by reason of advisory and other relationships with persons who own shares of our common stock, Key may be deemed to be the beneficial owner of a total of 4,007,719 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 4,007,719 shares and sole dispositive power as to 4,007,719 shares.

(7)
According to a Statement on Schedule 13G/A filed by Causeway Capital Management LLC ("Causeway") on February 16, 2016, by reason of advisory and other relationships with persons who own shares of our common stock, Causeway may be deemed to be the beneficial owner of a total of 3,835,774 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 1,675,742 shares and sole dispositive power as to 3,835,774 shares.

(8)
Mr. Best retired from SM Energy effective as of January 31, 2015.

Restricted Stock Units and Performance Share Units

              Restricted stock units ("RSUs") represent the right to receive shares of our common stock to be delivered upon settlement, subject to risk of forfeiture and cancellation. The holders of RSUs do not have voting rights, nor are they entitled to receive cash payments equal to any cash dividends and other distributions paid in cash on our common stock. The RSU awards vest pursuant to dates established by their corresponding Restricted Stock Unit Award Agreements.

              Performance share units ("PSUs") represent the right to receive, upon settlement of the PSUs after the completion of a three-year performance period, a number of shares of our common stock that may be from zero to two hundred percent of the number of PSUs granted on the award date, depending on the extent to which we have achieved our performance goals and the extent to which the PSUs have vested. The holders of PSUs do not have voting rights, nor are they entitled to receive cash payments equal to any cash dividends or other distributions paid in cash on our common stock.

              The following table shows the number of RSUs and PSUs owned by each of the directors, our named executive officers and all directors and executive officers as a group, as of March 18, 2016.

	Total Restricted Stock Units	Total Performance Share Units	Total Vested Performance Share Units(1)
Larry W. Bickle	—	—	—
Stephen R. Brand	—	—	—
William J. Gardiner	—	—	—
Loren M. Leiker	—	—	—
Julio M. Quintana	—	—	—
Ramiro G. Peru	—	—	—
Rose M. Robeson	—	—	—
William D. Sullivan	—	—	—
Anthony J. Best	—	72,586	72,586
Javan D. Ottoson	25,206	92,861	—
A. Wade Pursell	15,202	59,099	—
Herbert S. Vogel	11,603	39,184	—
David W. Copeland	6,225	24,142	—
Mark D. Mueller	3,749	15,279	—
All Executive Officers and Directors as a group (19 persons, including those named above)	76,820	362,823	72,586

(1)
PSUs granted on July 1, 2013, July 1, 2014 and July 1, 2015, will not vest until July 1, 2016, July 1, 2017 and July 1, 2018, respectively. Mr. Best was retirement eligible at his January 31, 2015 retirement date, and pursuant to the terms of his award agreements, became vested in all PSUs as of such date. The amounts shown reflect the vested portion of the PSUs owned by each director, named executive officer and all directors and executive officers as a group. The actual number of shares of our common stock issued to settle the PSUs at the end of the performance period may vary from zero to two hundred percent of the number of PSUs indicated, depending on the extent to which we have achieved our performance goals.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Under United States securities laws, directors, executive officers, and persons beneficially holding more than 10% of our common stock must report their initial ownership of our common stock and any subsequent changes in that ownership in reports that must be filed with the SEC and provided to us. The SEC has designated specific deadlines for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due.

              Based solely on a review of reports furnished to us, and written representations from our officers and directors, all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2015 under Section 16(a) under the Exchange Act.

INFORMATION ABOUT EXECUTIVE OFFICERS

              The following table sets forth the names, ages (as of March 13, 2016) and positions of SM Energy's executive officers:

Name	Age	Position
Javan D. Ottoson	57	President, Chief Executive Officer and Director
A. Wade Pursell	51	Executive Vice President and Chief Financial Officer
David W. Copeland	59	Executive Vice President, General Counsel and Corporate Secretary
Herbert S. Vogel	55	Executive Vice President—Operations
Kenneth J. Knott	51	Senior Vice President—Business Development and Land and Assistant Secretary
Mary Ellen Lutey	44	Senior Vice President and Regional Manager
Mark D. Mueller	51	Senior Vice President and Regional Manager
Lehman E. Newton, III	60	Senior Vice President and Regional Manager
Mark T. Solomon	47	Vice President—Controller and Assistant Secretary
David J. Whitcomb	53	Vice President—Marketing

              Javan D. Ottoson.    Mr. Ottoson joined the Company in December 2006 as Executive Vice President and Chief Operating Officer. Mr. Ottoson was appointed as Chief Executive Officer of the Company in February 2015 and President of the Company in October 2012. Mr. Ottoson has been in the energy industry for over 34 years. From April 2006 until he joined the Company in December 2006, Mr. Ottoson was Senior Vice President-Drilling and Engineering at Energy Partners, Ltd., an independent oil and natural gas exploration and production company, where his responsibilities included overseeing all aspects of its drilling and engineering functions. Mr. Ottoson managed Permian Basin assets for Pure Resources, Inc., a Unocal subsidiary, and its successor owner, Chevron, from July 2003 to April 2006. From April 2000 to July 2003, Mr. Ottoson owned and operated a homebuilding company in Colorado and ran his family farm. Prior to 2000, Mr. Ottoson worked for ARCO in management and operational roles, including serving as President of ARCO China, Commercial Director of ARCO United Kingdom, and Vice President of Operations and Development, ARCO Permian.

              A. Wade Pursell.    Mr. Pursell joined the Company in September 2008 as Executive Vice President and Chief Financial Officer. Mr. Pursell was Executive Vice President and Chief Financial Officer for Helix Energy Solutions Group, Inc., a global provider of life-of-field services and development solutions to offshore energy producers and an oil and gas producer, from February 2007 to September 2008. From October 2000 to February 2007, he was Senior Vice President and Chief Financial Officer of Helix. He joined Helix in May 1997, as Vice President-Finance and Chief Accounting Officer. From 1988 through May 1997, Mr. Pursell was with Arthur Andersen LLP, serving lastly as an Experienced Manager specializing in the offshore services industry. Mr. Pursell has over 28 years of experience in the energy industry.

              David W. Copeland.    Mr. Copeland joined the Company in January 2011 as Senior Vice President and General Counsel. He was appointed as the Company's Corporate Secretary in July 2011 and Executive Vice President in May 2013. Mr. Copeland has 34 years of experience in the legal profession, including 25 years as internal counsel for various energy companies. Prior to joining the Company, he co-founded Concho Resources Inc., in Midland, Texas, where he served as its Vice President, General Counsel and Secretary from April 2004 through November 2009, and then as its Senior Counsel through December 2010. From August 1997 through March 2004, Mr. Copeland served as an executive officer and general counsel of two energy companies he co-founded in Midland, Texas. Mr. Copeland started his career in 1982 with the Stubbeman, McRae, Sealy, Laughlin & Browder law firm in Midland, Texas.

              Herbert S. Vogel.    Mr. Vogel was appointed as Executive Vice President—Operations of the Company in August 2014. Mr. Vogel joined the Company in March 2012 as Senior Vice President—Portfolio Development and Technical Services, and has over 31 years of experience in the oil and gas business. He joined the Company after his retirement from BP, where he most recently served as the President of BP Energy Co. and Regional Business Unit Leader of North American Gas & Power. His previous roles included COO-NGL, Power & Financial Products in Houston, Managing Director Gas Europe & Africa in London, and Sr. VP of the Tangguh LNG Project in Indonesia. Mr. Vogel started his career as a reservoir engineer with ARCO Alaska, Inc., and progressed through a series of positions of increasing responsibility in engineering, operations management, new ventures development, and business unit management at ARCO and BP.

              Kenneth J. Knott.    Mr. Knott was appointed Senior Vice President—Business Development and Land and Assistant Secretary in August 2014. Mr. Knott was appointed Vice President—Land and Assistant Secretary in October 2012 and was appointed Vice President of Business Development & Land and Assistant Secretary in August 2008. Mr. Knott joined SM Energy in November 2000 as Senior Landman for the Gulf Coast region in Lafayette, Louisiana, and later assumed the position of Gulf Coast Regional Land Manager when the office was moved to Houston in March 2004.

              Mary Ellen Lutey.    Ms. Lutey was appointed Senior Vice President and Regional Manager in May 2015. From December 2012 to May 2015, she served as Vice President and Regional Manager for the Mid-Continent region. She joined SM Energy in June 2008 as North Rockies Asset Manager, where she managed the Company's activities in the Williston Basin. Prior to joining SM Energy, Ms. Lutey held various technical and managerial positions in several regions of the United States and Canada. She was a Senior Reservoir Engineer with Chesapeake Energy Corporation from September 2007 until June 2008, where she was responsible for the resource development of the Fayetteville Shale in Arkansas. Ms. Lutey was a Team Lead for Engineering and Geoscience, with ConocoPhillips Canada from April 2006 until September 2007, where she was responsible for the technical and business performance of two multi-discipline groups in Western Canada. From July 2005 until April 2006, she was a Team Lead for Engineering and Geoscience, with Burlington Resources Canada where she managed the growth and development of resource plays in Western Canada. From 1994 until 2005, Ms. Lutey held various engineering and leadership positions of increasing responsibility for Burlington Resources. Ms. Lutey has over 24 years of experience in the energy industry.

              Mark D. Mueller.    Mr. Mueller joined the Company in September 2007 as Senior Vice President. Mr. Mueller was appointed as the Regional Manager of the Rocky Mountain region effective January 1, 2008. Mr. Mueller has been in the energy industry for over 29 years. From September 2006 to September 2007, he was Vice President and General Manager at Samson Exploration Ltd., an oil and gas exploration and production company that was a subsidiary of Samson Investment Company, in Calgary, Canada, where his responsibilities included fiscal performance, reserves, and all operational functions of the company. From April 2005 until its sale in August 2006, Mr. Mueller was Vice President and General Manager for Samson Canada Ltd., an oil and gas exploration and production company that was a subsidiary of Samson Investment Company, where he was responsible for all business units and the eventual sale of the company. Mr. Mueller joined Samson Canada Ltd. as Project Manager in May 2003 to build a new basin-centered gas business unit and was Vice President from December 2003 to August 2006. Prior to joining Samson, Mr. Mueller was West Central Alberta Engineering Manager for Northrock Resources Ltd., a Canadian oil and gas company that was a wholly-owned subsidiary of Unocal Corporation, in Calgary, Canada. From 1986 to 2003, Mr. Mueller

held positions of increasing responsibility in engineering and management for Unocal throughout North America and Southeast Asia.

              Lehman E. Newton, III.    Mr. Newton joined the Company in December 2006 as General Manager for the Midland, Texas office, was appointed Vice President and Regional Manager of the Permian region in June 2007, and was appointed Senior Vice President and Regional Manager in May 2010. Mr. Newton has over 37 years of experience in the energy industry. From November 2005 to November 2006, Mr. Newton served as Project Manager for one of Chevron's largest Lower 48 projects. Mr. Newton joined Pure Resources in February 2003 as the Business Development Manager and worked in that capacity until October 2005. Mr. Newton was a founding partner in Westwin Energy, an independent Permian Basin exploration and production company, from June 2000 to January 2003. Prior to that, Mr. Newton spent 21 years with ARCO in various engineering, operations and management roles, including as Asset Manager, ARCO's East Texas operations, Vice President, Business Development, ARCO Permian, and Vice President of Operations and Development, ARCO Permian.

              Mark T. Solomon.    Mr. Solomon was appointed Vice President—Controller and Assistant Secretary of the Company in May 2011. He was appointed Controller of the Company in January 2007. Mr. Solomon served as the Company's Acting Principal Financial Officer from April 2008 to September 2008, which was during the period of time that the Company's Chief Financial Officer position was vacant. Mr. Solomon joined the Company in 1996. He served as Financial Reporting Manager from February 1999 to September 2002, Assistant Vice President-Financial Reporting from September 2002 to May 2006 and Assistant Vice President-Assistant Controller from May 2006 to January 2007. Prior to joining the Company, Mr. Solomon was an auditor with Ernst & Young. Mr. Solomon has over 19 years of experience in the energy industry.

              David J. Whitcomb.    Mr. Whitcomb was appointed Vice President—Marketing in August 2008. Mr. Whitcomb joined SM Energy in November 1994 as Gas Contract Analyst and was named Assistant Vice President of Gas Marketing in October 1995. In March 2007, his responsibilities were expanded to include oil marketing, at which time his title was changed to Assistant Vice President and Director of Marketing.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

              This section describes the objectives and elements of the compensation programs for our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers employed at the end of the 2015 fiscal year, whom we collectively refer to in this "Executive Compensation" section as our "NEOs" or "Named Executive Officers." Our NEOs for fiscal 2015 were:

  •
  Javan D. Ottoson, President and Chief Executive Officer

  •
  A. Wade Pursell, Executive Vice President and Chief Financial Officer

  •
  Herbert S. Vogel, Executive Vice President—Operations

  •
  David W. Copeland, Executive Vice President, General Counsel and Corporate Secretary

  •
  Mark D. Mueller, Senior Vice President and Regional Manager

  •
  Anthony J. Best, Chief Executive Officer (Mr. Best retired from our company on January 31, 2015)

              This Compensation Discussion and Analysis is divided into six sections:

    Section 1—Executive Summary

    Section 2—Objectives of Executive Compensation Program

    Section 3—Competitive Positioning

    Section 4—Elements of Compensation

    Section 5—Compensation Determination Process

    Section 6—Other Compensation Items

SECTION 1—EXECUTIVE SUMMARY

    Overview of Industry and 2015 Business Highlights

              In 2015, we continued delivering on our strategy of profitably building our ownership and operatorship of North American oil, gas and NGL producing assets that have high operating margins and significant opportunities for additional economic investment, through outstanding operational execution, acquisitions and exploration. The achievement of these key business objectives is essential to delivering results to our stockholders and to sustaining long-term share price growth. In spite of a difficult commodity price environment, our operational performance in 2015 is exemplary of the excellence we strive to achieve. Our 2015 business highlights included: achieving record production of 64.2 MMBOE, or 175.9 MBOE per day, and adding 160.6 MMBOE of proved reserves through drilling activities; realizing significant cost reductions and capital efficiencies in both our lease operating expense and our CAPEX program; and maintaining our liquidity and strong balance sheet.

    2015 Incentive Plan Payouts: Pay for Performance

              As discussed in greater detail below, in response to the market downturn in 2015, the Compensation Committee made compensation decisions with the intention of confirming alignment between executive pay and performance.

              Short-Term Incentive Plan ("STIP") Results:    After taking into account several downward adjustments to our actual performance approved by the Compensation Committee (discussed in greater detail below), we exceeded the targets set by the Compensation Committee in two out of five quantitative areas, missing each of the other three quantitative targets by less than three percent, and generally performed well with respect to our qualitative metrics. These results influenced our Compensation Committee to pay actual 2015 bonuses for the NEOs at approximately 97% of the applicable STIP target percentage. We believe that this result indicates that our STIP is appropriately designed to link compensation earned to the achievement of our financial and strategic objectives. See the "Short-Term Incentive Plan" section below for additional discussion.

              Long-Term Incentive Plan ("LTIP") Results:    Our LTIP uses a combination of service-vesting RSUs and performance-based PSUs. We believe these types of long-term incentives appropriately balance risk and reward, because such units have both upside potential and downside risk. The performance measures used in our LTIP reward total stockholder return, both on an absolute basis and relative to an index of peer exploration and production companies. At the completion of the 2012–2015 performance period, we settled PSUs granted on July 1, 2012, using an earned percentage of 100% (as compared to a target of 100%). We achieved this result based upon our annualized absolute total stockholder return ("TSR") for the performance period of 0.0%, which resulted in an earned percentage of 0%. In addition, our TSR exceeded the TSR for our comparative peer group of companies for the period by 13.6%, which increased the earned percentage to 100%. We believe that this result indicates that our LTIP appropriately links compensation to the achievement of our long-term financial and strategic objectives.

    Realizable Pay

              The following chart compares the relationship between Mr. Ottoson's realizable pay, the Company's total stockholder return, and the change in commodity prices over the past three years:

(1)
As discussed in our 2015 Proxy Statement, in 2014, following a review of the competitive pay levels for executive officers of other companies in our peer group, the Compensation Committee increased Mr. Ottoson's STIP target percentage and target LTIP value to better align with the peer group median.

(2)
Following his appointment as Chief Executive Officer effective as of February 1, 2015, the Compensation Committee increased Mr. Ottoson's Target Pay.

              In the chart above, (a) Target Pay includes salary and annual STIP target compensation as determined by the Compensation Committee, as well as the grant date fair value of the RSUs and PSUs as disclosed in the Summary Compensation Table for the designated year; (b) Realizable Pay includes salary as determined by the Compensation Committee for the designated year, actual STIP payments for the designated year's performance, the number of RSUs granted in the applicable year multiplied by our closing stock price on December 31, 2015, and the number of PSUs granted in the applicable year multiplied by the earned percentage calculated as if the applicable performance period ended on December 31, 2015, multiplied by our closing stock price on December 31, 2015; (c) Oil Price Performance is calculated as the percentage change in the price of a barrel of oil from the applicable grant date to December 31, 2015; and

(d) TSR represents our total stockholder return, including the impact of dividends, over the applicable period.

    Compensation Program and Corporate Governance Highlights

              Our leadership and culture encourage long-term stockholder value creation. We evaluate performance using both quantitative and qualitative factors and review not only "what" is achieved, but also "how" it is achieved. We provide what we believe to be a balanced mix of base salary, annual cash incentives through our STIP, and long-term equity incentives through our LTIP. We balance incentives tied to short-term annual performance with incentives tied to multi-year performance. In this way, we motivate executives to consider the impact of their decisions over the short, intermediate, and long term. The performance metrics used in our 2015 STIP include those we believe are the key drivers of long-term stockholder value creation: production volume; proved developed reserve additions; finding and development costs; cash flow; cash operating costs; environmental, health, and safety goals; and exploration success and economic inventory growth. Our STIP program is not completely formulaic because the Compensation Committee has the discretion to adjust bonuses based on the "quality" of the results and other relevant factors as well as individual performance and behavior, and has used that discretion to adjust calculated bonuses in the past. Our LTIP rewards total stockholder return, both on an absolute basis and relative to an index of peer exploration and production companies. In addition, during 2015, we took several steps to restructure our benefits programs to reduce costs. Some highlights of our executive compensation program are:

What We Do:		What We Do Not Do:

✓	We generally target pay opportunities at the market median.	c	We typically do not provide severance benefits in the event of termination without cause, unless it is related to a change in control.
✓	The majority of our executive pay is variable and linked to meeting our short-term and long-term financial and strategic goals and to creating long-term stockholder value.	c	We do not provide "single-trigger" cash severance or equity vesting acceleration upon a change in control.
✓	A significant portion of executive compensation is in the form of equity, with the majority of the value settled based on a combination of our absolute and relative total stockholder return.	c	We do not provide golden parachute excise tax or other tax gross-ups.
✓	We require executive officers and directors to maintain meaningful ownership of our stock to ensure their interests are closely aligned with the long-term financial interests of our stockholders.	c	We do not pay dividends on unearned restricted stock and performance share units.
✓	The Compensation Committee retains an independent compensation consultant who provides no other services to our company.	c	We do not permit option repricing, or exchange of underwater options for other awards or cash, without stockholder approval.
✓	The Compensation Committee annually reviews an analysis of our incentive compensation plans prepared by its independent compensation consultant to ensure our plans are designed appropriately and do not encourage excessive risk taking, while taking into account market changes and peer group comparisons.	c	We do not permit officers, employees or directors to enter into transactions that "hedge" the value of our securities owned by them, hold our securities in margin accounts, pledge our securities to secure indebtedness, or buy or sell options or derivatives with respect to our securities.
✓	We have adopted a clawback policy applicable to our NEOs.

    Stockholder Advisory Vote on Compensation

              At our 2015 Annual Meeting of Stockholders, our stockholders were provided the opportunity to cast a non-binding advisory vote on the compensation of our NEOs. Over 98% of votes cast approved the compensation of our NEOs. Because the vote was advisory, the result was not binding on the Compensation Committee. However, the Compensation Committee believes that our stockholders' overwhelming approval of the compensation of our NEOs indicates that they consider our compensation philosophy and our executive compensation policies to be effective and aligned with their interests. The Compensation Committee took into account the outcome of the vote and other factors, as more fully discussed herein, in reviewing our executive compensation policies for 2015 and in determining that no significant changes to our executive compensation programs and policies were necessary in 2015.

SECTION 2—OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

              Our overall executive compensation program is designed to promote superior returns for our stockholders and to align executive pay with Company performance throughout industry cycles. The objectives of our executive compensation program are to:

  1.
  Provide competitive total compensation opportunities that allow us to attract, retain, compensate, and motivate talented management.

        Our pay philosophy targets overall compensation opportunities at levels competitive with equivalent positions at companies with which we may compete for talent. In general, based on analysis performed by the Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc. ("F. W. Cook"), we target total direct compensation for our NEOs around the median of our industry peer group (see "Section 3—Competitive Positioning" for further detail). Actual compensation earned by a particular individual may be above or below the target level based on company and individual performance measured against the established metrics of our incentive compensation programs.

  2.
  Link compensation earned to the achievement of our short-term and long-term financial and strategic objectives.

        We believe the performance-based, "at risk" proportion of total compensation should increase with an individual's level of responsibility. Our compensation system is intended to provide the appropriate balance between fixed and variable compensation, cash and equity compensation, and short-term and long-term incentives. To this end, our STIP rewards annual operating and financial performance based upon quantitative measures of cash flow, production volume, proved developed reserve growth, cash operating costs and finding and development costs, and discretionary qualitative measures of environmental, health, and safety and exploration success and inventory growth (see "Elements of Compensation—Short-Term Incentive Plan"). The combination of the production volume metric with the finding and development cost metric emphasizes the need for us to wisely allocate our capital expenditure budget. For 2015, we added cash operating costs as an STIP metric to highlight for all of our employees the need for efficiently and wisely managing our costs. Our LTIP rewards total stockholder return, both on an absolute basis and relative to an index of peer exploration and production companies (see "Elements of Compensation—Long-Term Incentive Plan").

  3.
  Align performance incentives with the long-term interests of our stockholders.

        We believe that we achieve alignment of long-term interests between stockholders and management by paying a substantial portion of total compensation in the form of equity-based incentives and through stock ownership guidelines that ensure our executives have a meaningful ownership stake during their tenure. In addition, the metrics used for our STIP include those we believe drive long-term value creation, while realized compensation under our LTIP is aligned with absolute and relative returns realized by our stockholders.

  4.
  Ensure programs are cost-effective and financially efficient.

        As part of the process of approving new programs, changes to existing programs, and awards under our programs (e.g., salary increases, bonus payments, and equity compensation grants), the Compensation Committee evaluates numerous relevant considerations, including the financial impact of such compensation, expected accounting treatment, potential stockholder dilution, and the impact on our financial results. The Compensation Committee strives for the development of programs that are affordable, that are designed in the most financially efficient manner possible, and that satisfy our other objectives, and after an extensive review and analysis, during 2015, we froze participation in our defined benefit pension plan to limit our future potential liabilities related to such plan. As a result, employees hired after December 31, 2014, may participate only in our defined contribution plan.

        In addition, we make reasonable efforts to maximize the tax deductibility of all elements of compensation. Under Section 162(m) of the IRC, compensation in excess of $1.0 million per year paid to certain of our NEOs is not tax deductible unless certain requirements are met, including that the compensation is "performance-based" as defined in Section 162(m). The Compensation Committee administers our STIP and LTIP so that compensation awarded and paid to our NEOs is intended to be "performance-based" under Section 162(m) and therefore fully tax-deductible; however, the Compensation Committee reserves the right to provide compensation that does not meet Section 162(m) deductibility requirements, and it is possible that Section 162(m) may disallow compensation deductions that would otherwise be available to us.

  5.
  Uphold high standards of good corporate governance and strive to achieve evolving best practices.

        The Compensation Committee, with the assistance of management and the Compensation Committee's independent compensation consultant, F. W. Cook, stays abreast of current and developing corporate governance standards and industry trends with respect to executive compensation and makes changes to our programs, as it deems appropriate, to reflect best practices and/or new legislation.

SECTION 3—COMPETITIVE POSITIONING

    Comparative Peer Group

              One of the objectives of our executive compensation program is to ensure that total compensation opportunities provided to our executive officers are competitive with the companies against which we compete for business opportunities, investment dollars, and executive talent. Criteria for the selection of peer companies with our General Industry Classification Standard Industry Code include standard measures such as revenue, assets, number of employees, and enterprise value, as well as several industry-specific criteria such as annual production volume, fiscal year-end reserves, total costs incurred in oil and gas activities, and the magnitude of each company's offshore and non-U.S.-based operations. F. W. Cook identifies peer companies that are within 50%–200% of our company for at least four of these criteria and that have corporate structures similar to ours. The Compensation Committee, with input from F. W. Cook, selects a peer group that includes the 15–20 companies that best fit the selection criteria, excluding those companies from the peer group from the previous year that no longer satisfy the selection criteria. In April 2015, the Compensation Committee approved the peer group used for 2015 compensation comparisons, which consisted of the following companies:

Cabot Oil & Gas Corporation	Pioneer Natural Resources Co.
Cimarex Energy Company	QEP Resources, Inc.
Concho Resources Inc.	Range Resources Corporation
Continental Resources, Inc.	Rosetta Resources, Inc.
Denbury Resources Incorporated	Ultra Petroleum Corp.
Energen Resources Corporation	Whiting Petroleum Corporation
Newfield Exploration Company	WPX Energy Inc.
Oasis Petroleum, Inc.

              At the time the Compensation Committee approved the peer group, we ranked between the peer group median and the 75th percentile in annual revenues, annual production and total costs incurred in oil and gas activities; and we ranked between the 25th percentile and the peer group median in total assets, enterprise value, number of employees, and fiscal year-end reserves.

              This peer group includes 15 of the companies included in our 2014 peer group. The Compensation Committee elected to exclude EXCO Resources, Incorporated from the 2015 peer group.

              In May 2015, F. W. Cook conducted an analysis of competitive pay levels for the executive officers named in the most recently filed proxy statements of the peer group companies versus corresponding positions at our company. For certain NEO positions, F. W. Cook also supplemented this analysis with data from relevant, third party, independent compensation surveys focused on the exploration and production industry (the Energy 27 Group, Meridian and Effective Compensation, Inc. surveys). Competitive data reflected 2015 target compensation levels, where disclosed; otherwise, data reflected 2014 compensation. Findings from this analysis indicated that base salaries were below the 25th percentile of the peer group for Mr. Vogel, at the 25th percentile for Mr. Ottoson, between the 25th percentile and the median for Mr. Pursell and Mr. Mueller and near the 75th percentile for Mr. Copeland. These findings also indicated that the target annual cash compensation (base salary plus target annual bonus) for Mr. Ottoson, Mr. Pursell and Mr. Vogel was below the 25th percentile of the peer group, between the 25th percentile and the median for Mr. Mueller, and between the median and the 75th percentile for Mr. Copeland. Target total direct compensation (base salary plus target bonus plus the grant-date fair value of 2014 long-term incentive compensation) was below the 25th percentile for Mr. Ottoson, Mr. Pursell and Mr. Vogel, and between the 25th percentile and the median for Mr. Copeland and Mr. Mueller.

              Findings from F. W. Cook's May 2015 competitive analysis was one of many factors considered by the Compensation Committee in its review of base salary, STIP targets and target LTIP values for each of our NEOs. After reviewing this comparative compensation data, the Compensation Committee elected to maintain the base salary and STIP target percentages for each of our NEOs at the same levels. The Compensation Committee increased target LTIP values for Mr. Ottoson and Mr. Vogel by $1,200,000 and $1,185,000, respectively, to better align such values with the market median following their recent promotions. The adjustments to LTIP targets generally resulted in target total direct compensation between the 25th percentile and the peer group median for both Mr. Ottoson and Mr. Vogel. The Compensation Committee did not adjust the LTIP targets for Mr. Pursell, Mr. Copeland or Mr. Mueller.

SECTION 4—ELEMENTS OF COMPENSATION

              The principal components of our executive compensation program and the purpose of each component are summarized in the following table. With the exception of the supplemental employee retirement plan ("SERP") and the non-qualified deferred compensation plan, our executive compensation program is comprised of the same components as the compensation program for other employees. The only material differences are the target pay levels and the proportion of each component in the total pay mix.

Compensation Element	Description	Purpose
Base Salary	based on individual experience and expertise, and targeted at median of peer group	attract and retain qualified employees; and recognize skills, competencies, experience, and individual contributions

STIP	annual cash incentive opportunity dependent upon annual performance in key metrics	drive and incentivize superior annual performance

LTIP	equity-based compensation opportunity dependent upon our long-term total stockholder return performance	drive stockholder value creation; align management interests with stockholders; encourage retention; and reward long-term company performance

Employee Stock Purchase Plan	employees, including our executives, may purchase shares of our common stock at a 15% discount to the fair market value, subject to certain limits	facilitate share ownership among employees; and align employees' interests with those of stockholders

Qualified Retirement Plans	includes qualified defined benefit pension plan and 401(k) plan with company match	attract and retain employees; and support succession planning objectives by ensuring sufficiency of retirement replacement income

Supplemental Retirement Plan	provides benefits under qualified pension plan formula on earnings above the IRC limits for the qualified plan ($265,000 for 2015)	attract and retain executives; encourage retention; and support succession planning objectives by ensuring sufficiency of retirement replacement income

Non-qualified Deferred Compensation Plan	provides tax planning opportunities for our executives, and enables our executives to receive the full benefit of matching contributions in excess of IRC limits applicable to 401(k) plans	attract and retain executives; encourage retention; and support succession planning objectives by ensuring sufficiency of retirement replacement income

Benefits and Perquisites	medical, dental, life, wellness, financial advisory services for executives and disability insurance	attract and retain highly qualified employees; and support the overall health and well-being of all employees

    Total Direct Compensation Mix

              The charts below show the 2015 target total direct compensation mix for our Chief Executive Officer and other NEOs. As the charts illustrate, 86% and 80% of total target compensation for our Chief Executive Officer and other NEOs, respectively, is attributable to the performance-based STIP and LTIP, and thus is variable and tied to performance (i.e., "at risk").

CEO	Other NEOs

    Base Salary

              Base salary is intended to provide a foundation of executive compensation that recognizes the level of responsibility and authority of each individual executive and compensates for the individual executive's day to day contributions to our success. Based on competitive market data, individual performance and potential, internal equity considerations, and input from the Chief Executive Officer (for executives other than himself), the Compensation Committee approved the following 2015 salaries on February 17, 2015, for our NEOs:

Name	2014 Salary	2015 Salary
Ottoson(1)	$505,000	$800,000
Pursell	$438,000	$447,000
Vogel	$400,000	$412,000
Copeland	$393,000	$401,000
Mueller	$310,000	$316,000

(1)
Following his appointment as President and Chief Executive Officer effective as of February 1, 2015, the Compensation Committee approved a 2015 base salary of $800,000 for Mr. Ottoson.

              The salary increases approved in 2015 were based on the Compensation Committee's decision that our executive officers' individual performances, corporate performance, industry inflation, and the competitive aspects of the oil and gas industry justified the increases with individual adjustments determined with reference to respective comparative industry data by position and our goal of target compensation approximating the median of our comparative peer group. In light of the continued downturn in commodity prices and resulting reduction in our activity, the Compensation Committee has elected to maintain the base salaries of our NEOs for 2016 at 2015 levels.

    Short-Term Incentive Plan—Design

              The STIP is designed to reward our NEOs for achievement of our annual business plan measured by certain annual operational performance objectives. These performance objectives are reviewed each year by management and the Compensation Committee, and after the approval of these objectives, are published as annual goals. In 2015, in light of the commodity price downturn, we revised the performance objectives to include cash operating costs to reflect the importance of efficiently managing our costs. In 2016, we further revised the performance objectives by increasing the relative weighting of the cash flow and cash operating cost metrics, while reducing the weighting of production, proved reserve additions and finding and development costs. At the discretion of the Compensation Committee, these goals may be adjusted from time to time during the year due to significant changes in our business, and as discussed below, the Compensation Committee exercised its negative discretion to adjust our 2015 performance in certain metrics downward. Payments under the STIP are in the form of annual cash bonuses under our Cash Bonus Plan, which was last approved by our stockholders in May 2013.

              Each NEO is assigned a target bonus as a percentage of base salary, based on the pay level that the Compensation Committee deems to be competitive and appropriate assuming all of our performance goals are achieved at the "target" level. Actual bonuses generally range from zero to two times a participant's target percentage based on the Compensation Committee's assessment of our performance and that of each of our NEOs. In addition, the maximum award for any participant is $2,000,000. Target bonuses for 2015 as percentages of base salary for the NEOs were as follows:

Name	2015 Target Bonus Level, % of base salary
Ottoson	100%
Pursell	90%
Vogel	80%
Copeland	70%
Mueller	70%

    Short-Term Incentive Plan—2015 Performance

              In order for the STIP bonus pool to be funded for our NEOs, the 2015 STIP required that our 2015 cash flow metric, as described below, exceed a threshold level of $600 million. If our cash flow metric had not exceeded the threshold level, no STIP bonus would be paid regardless of the results of any other metric. Our actual 2015 cash flow was approximately $1.1 billion, resulting in full initial funding of the STIP bonus pool for our NEOs at the maximum level. The Compensation Committee then examined our performance under five quantitative and two qualitative metrics to determine actual bonus payments to our NEOs by reducing (but not increasing) the amounts funded through achievement of the cash flow threshold. Using this construct, bonus payments to our NEOs under the STIP are intended to be "performance-based," as defined under Section 162(m) of the IRC, and therefore fully deductible for federal income tax purposes. The Compensation Committee evaluated our performance in the following five quantitative areas with respect to the annual cash bonus awards for our NEOs:

	Factor Weight	Minimum	Target	Maximum	Actual	% of Target
Production Volume (MMBOE)	.25	52.6	61.9	71.2	60.8	98.2%
Proved Developed Reserve Additions (MMBOE)(1)	.25	67.8	84.7	105.9	95.0	112.2%
Finding and Development Costs ($ per BOE)(2)	.25	$16.30	$14.17	$12.04	$14.53	102.5%
Cash Flow ($ in millions)	.15	$862.0	$1077.5	$1,346.9	$1,064.1	98.8%
Cash Operating Costs ($ per BOE)(3)	.10	$18.44	$15.38	$11.53	$13.50	87.8%

(1)
Adjusted for engineering revisions to proved developed reserves due to asset performance.

(2)
Based on proved developed reserve additions, as adjusted for engineering revisions due to asset performance (excluding land costs). As noted below, our actual finding and development cost missed our target by 2.5%.

(3)
As noted below, our actual cash operating costs out-performed our target by 12.2%.

Metric	Result	Commentary
Production Volume	Missed target by 1.8%.	The production volume target represents the volume of oil, gas and NGLs estimated to be produced under our 2015 business plan. This measure is important because proceeds from the sale of production generate essentially all of our revenue. In 2015, for purposes of the STIP, the Compensation Committee adjusted our actual production figure downward as a result of capital expenditures in excess of our budget in an environment of industry-wide costs declining faster than budgeted.

Proved Developed Reserve Additions	Out-performed target by 12.2%.	The proved developed reserve additions target represents the proved developed reserves estimated to be added from projects funded under our capital program during 2015. This measure is important because proved developed reserves are the primary source of future production and cash flow for us and, as such, relate directly to the value of our company. In 2015, for purposes of the STIP, the Compensation Committee adjusted the amount of proved developed reserve additions downward due to changes in our reserve calculation methodology that we did not anticipate when the 2015 STIP targets were set.

Finding and Development Costs	Missed our target by 2.5%.	Finding and development costs are a measure of the efficiency of our capital program in adding value. The finding and development costs target represents the estimated cost of proved developed reserve additions on a dollar per barrel of oil equivalent ("BOE") basis, as projected under our 2015 business plan. In 2015, for purposes of the STIP, the Compensation Committee adjusted our finding and development costs upward based on the modifications to our proved developed reserve additions discussed above and based on industry-wide costs declining faster than budgeted.

Cash Flow	Missed our target by 1.2%.	Our cash flow target is calculated based on our GAAP net income, as adjusted for miscellaneous gains and losses; depreciation, depletion and amortization; impairment and abandonment expense; exploration expense; all taxes; changes in Net Profits Interest Bonus Plan ("NPP") liability; stock compensation expense; interest expense and unrealized derivative gains/losses. This measure is important because our cash flow is the primary source of funding for our ongoing capital program and working capital needs, as well as a key factor in stockholder value creation. In 2015, for purposes of the STIP, the Compensation Committee adjusted our actual cash flow figure downward as a result of capital expenditures in excess of our budget in an environment of industry-wide costs declining faster than budgeted.

Cash Operating Costs	Out-performed our target by 12.2%.	Our cash operating costs are calculated as the sum of our lease operating expense, ad valorem taxes, workover expenses, transportation, production taxes, general and administrative expenses (less stock compensation expense), and marketed gas operating expenses, on a per BOE basis. The Compensation Committee added this metric to our STIP in 2015 due to the importance of efficiently using cash expenditures during periods of significant commodity price declines.

              Additionally, the Compensation Committee assessed our 2015 performance in the following qualitative areas:

              Environmental, Health, and Safety (EHS)—Our environmental, health and safety performance was in the top-quartile in the areas of statistical measurement that we track; however, we have room to continue to improve on our spill performance. As a result, the Compensation Committee gave some positive credit for this qualitative measure in 2015.

              Exploration Success and Inventory Growth—Our performance with respect to our qualitative metric for exploration success and inventory growth was significantly impeded by the dramatic decline in commodity prices. Accordingly, the Compensation Committee gave the maximum negative credit for this qualitative measure in 2015.

              The Compensation Committee determines amounts earned under the STIP not only by the extent to which management achieved the quantitative and qualitative performance goals, but also by evaluating how management achieved those goals. Each quantitative factor is assigned the weighting disclosed in the above table; however, because quantitative goals must be determined at the beginning of the year, the Compensation Committee's exercise of judgment and discretion protects the STIP from having an illogical outcome if circumstances change during the year such that the formulaic goals no longer comport with reasonable outcomes.

              The Compensation Committee considered all of the above-mentioned factors and used its judgment and discretion to determine the following actual bonuses for the NEOs:

			Actual STIP
Name	Salary Paid in 2015	Target STIP (% of Base Salary)	% of Base Salary	Amount
Ottoson	$796,731	100%	97%	$773,000
Pursell	$461,769	90%	87%	$403,125
Vogel	$424,616	80%	78%	$329,502
Copeland	$414,270	70%	68%	$281,289
Mueller	$326,539	70%	68%	$221,700

    Long-Term Incentive Plan

              Our LTIP, which we implemented in its current form in 2008, is an equity compensation program that utilizes performance share units, or PSUs, and restricted stock units, or RSUs, to compensate our NEOs and other key employees for long-term growth in our net asset value, as reflected in our absolute and relative cumulative TSR, which includes the effects of dividends. Awards of PSUs and RSUs are issued pursuant to our Equity Incentive Compensation Plan (the "Equity Plan").

              Under our LTIP, participants were awarded RSUs and PSUs during the third quarter of 2015, for the performance measurement period beginning July 1, 2015, and ending June 30, 2018. The ratio of PSUs to RSUs in an LTIP participant's grant varies based upon each participant's position. Our NEOs receive 75% of the value of their award in the form of PSUs, with the balance in the form of RSUs. RSUs are settled in shares of our common stock at the time of vesting, and PSUs are settled in shares of our common stock, depending on the extent to which we have satisfied the performance criteria, at the end of the three-year performance period. The actual number of shares of our common stock issued to settle PSUs at the end of the three-year performance period can range from 0% to 200% of the number of PSUs awarded, depending on our absolute and relative TSR. TSR is measured on a compound annualized basis, and relative TSR is compared to the TSR of an equal weighted index of peer companies (the "TSR Peer Group"), in both cases using the average closing prices for the 20 days prior to the start and end of the performance period. The TSR Peer Group consists of companies from our comparative peer group, as recommended by F. W. Cook and selected by the Compensation Committee based upon the criteria discussed above, with any adjustments to that list of companies as deemed necessary or appropriate by the Compensation Committee in its discretion. As of July 1, 2015, for the 2015–2018 performance period, the constituents of the TSR Peer Group included the same companies shown under "Comparative Peer Group" above.

              At any time during the three-year performance period, the Compensation Committee may elect to modify the TSR Peer Group if significant changes (e.g., a member of the TSR Peer Group is acquired) occur relating to any member of the TSR Peer Group. As of the date of this Proxy Statement, the Compensation Committee modified the TSR Peer Group for the 2015–2018 performance period by removing Rosetta Resources, Inc. following its merger with Noble Energy, Inc.

              The number of shares of our common stock issued to settle PSUs at the end of the 2015–2018 performance period will equal the number of PSUs multiplied by the "Earned Percentage." The earned percentage is the sum of the Absolute TSR Score and the TSR vs. Peer Index Score, as outlined in the payout matrix below, subject to a maximum of 200% and a minimum of 0%:

Absolute TSR		TSR vs. Peer Index

Annualized TSR	Earned Percentage*	% Point Difference from Index	Earned Percentage*

≤0%	0%	≤–10%	–80%
4%	20%	0%	20%
16%	110%	≥8%	100%
≥25%	200%

* Earned percentage is linearly interpolated for performance between points.

              The PSUs and RSUs awarded and individual allocations to our NEOs were approved by the Compensation Committee during the second quarter of 2015. In its determination of the total pool value for 2015, the Compensation Committee considered various factors, including historical fair value transfer (or the percentage of market capitalization transferred to employees annually in the form of stock based awards and other forms of ownership in our company, "FVT") under our long-term incentive compensation system compared to our peer group companies, input from F. W. Cook on expected trends in FVT for the subject period, and shares available under our Equity Plan. In particular, as a result of the drop in our common stock share price in conjunction with the reduction of commodity prices during the second half of 2014 and the first half of 2015, the Compensation Committee reduced the total pool value for 2015 by 12.5% in order to reduce the FVT associated with the 2015 LTIP grant. The 2015 RSUs have a three-year vesting schedule, with one-third vesting on each of the first three anniversaries of the award date. The 2015 PSUs vest on July 1, 2018. We settle the RSUs with shares of our common stock as they vest. If an NEO is terminated, voluntarily or involuntarily (but excluding normal retirement after age 65), prior to the third anniversary of the award date, he/she will retain all shares of common stock previously issued by us to settle the RSUs as they vest, but will forfeit all unvested RSUs. No settlement of vested PSUs occurs until the three-year performance period is concluded, and upon voluntary or involuntary termination (but excluding normal retirement after age 65), an NEO would forfeit all unvested PSUs. All PSUs granted are also subject to a cap in value per unit calculated based on an absolute TSR of 50% for each year and an assumed earned percentage of 200%.

              At the completion of the 2012–2015 performance period, we settled PSUs granted on July 1, 2012, using an earned percentage of 100%. We achieved this result based upon our annualized absolute TSR for the performance period of 0.0%, which resulted in an earned percentage of 0%, while our TSR exceeded the peer index for the period by 13.6%, which increased the earned percentage to 100%. The chart below illustrates the total return for our stockholders for the three-year period ending June 30, 2015, relative to the peer index for such period:

Comparison of Three-Year Return
2012–2015

    Timing of Equity Grants

              Equity grants awarded as part of the LTIP and pursuant to our Equity Plan are generally made during the third quarter of each year. The Compensation Committee generally approves these grants at its June meeting. The Compensation Committee, the Board or our CEO have in the past, and may in the future, make limited grants of equity on other dates for newly hired or other executives and other employees as part of compensation packages designed to recruit, retain or reward such persons. We did not make any special grants of equity to our NEOs during 2015.

    Net Profits Interest Bonus Plan

              Prior to 2008, our long-term incentive program for executives and key employees consisted of the NPP and an RSU program. The NPP was designed to reward the contributions made by our executives and other key employees to our long-term financial success. Under the NPP, participants shared in the net profits derived from our investment in all oil and gas activity from a specific pool of properties in a given year after we recovered the capital costs associated with that pool.

              Once vested, the participant receives a share of the distributable proceeds, in the form of annual cash payments, regardless of employment with us. The complex nature of the NPP and the delay and uncertainty in realization of compensation value until pool payout was reached made the NPP less attractive to newly recruited and highly marketable executives and employees. Accordingly, we discontinued the NPP in 2007 on a prospective basis, and the 2007 pool was the last NPP pool created. We will continue to make payments under the NPP for pool years established prior to 2008 for as long as a subject pool remains in payout status. Mr. Ottoson participates in two NPP pools and currently receives no compensation from these pools because they have not reached payout status.

    Employee Stock Purchase Plan

              The purpose of our Employee Stock Purchase Plan ("ESPP") is to provide an opportunity for eligible employees, including our NEOs, to purchase shares of our common stock at a discount to the market price. The plan cycle consists of two periods each year, with plan periods for the six months ending June 30 and December 31 of each year. The ESPP allows employees to purchase our common stock through payroll deductions of up to 15% of their base compensation. The purchase price of the stock is the lower of 85% of the fair market value of the stock at the beginning or ending of the period. The maximum amount an employee can purchase through the plan is $25,000 per year, pursuant to IRC restrictions.

    Retirement Programs—Pension, 401(k) and Non-qualified Deferred Compensation Plans

              Our executives are eligible to participate in our qualified, non-contributory defined benefit pension plan (the "Qualified Pension Plan") and a 401(k) plan on the same basis as all of our employees. Our executives are also eligible to participate in our SERP and non-qualified deferred compensation plan (the "NQDC"). The SERP is an unfunded, non-qualified plan that is intended to restore the benefits that would otherwise accrue to certain executive-level employees in the absence of IRC limits on the Qualified Pension Plan. The NQDC is intended to provide executives with tax planning opportunities and the opportunity to receive the full benefit of matching contributions in excess of IRC limits applicable to our 401(k) plan. We provide these plans to remain competitive in the hiring and retention of qualified personnel, and to support our succession planning objectives with a goal of providing retirement replacement income.

              The Qualified Pension Plan in combination with the SERP for certain executive-level employees provide a benefit after 25 years of credited service to us equal to 35% of final average compensation. Final compensation is the average of the highest three consecutive years of the ten years preceding termination of employment. For each NEO, the level of compensation used to determine benefits payable under the Qualified Pension Plan and the SERP is that executive's average base salary, excluding bonuses.

              Our 401(k) plan is a defined contribution plan also intended to be qualified under the IRC and subject to the Employee Retirement Income Security Act of 1974. The 401(k) plan allows eligible employees to contribute up to 60% of their income on a pretax basis through contributions to the

401(k) plan, subject to annual limits to amounts determined by IRC regulations ($18,000 for 2015). We match each employee's contributions in cash on a dollar for dollar basis, up to 6% of the employee's base salary and cash bonus for participants in the Qualified Pension Plan and up to 9% of the employee's base salary and cash bonus for employees that are not participants in the Qualified Pension Plan. Company contributions vest over an employee's first five years of employment with the company.

              The NQDC is designed to provide executives with the opportunity to defer a portion of base salary and cash bonuses paid pursuant to the Cash Bonus Plan. Each year, participating employees may elect to defer (i) between 0% and 50% of their base salary, and (ii) between 0% and 100% of the cash bonus paid pursuant to the Cash Bonus Plan. The NQDC requires us to make contributions for each eligible employee equal to 100% of the deferred amount for such employee, limited to 6% of such employee's base salary and cash bonus. Each eligible employee's interest in the contributions we make will vest 40% after the second year of such employee's service to us, and 20% per year thereafter. A participant's account will be distributed based upon the participant's payment election made at the time of deferral. A participant may elect to have distributions made in lump sum or in annual installments ranging for a period from 1–10 years.

    Benefits and Perquisites

              The NEOs and all other executives are eligible to participate in our various competitive medical and dental programs on the same basis as all other employees. These plans are intended to provide benefits that support the wellbeing and overall health of executives and employees. Our NEOs are also provided, at no cost, consistent with all employees, group term life insurance up to 2.5 times their respective base salaries up to $2,000,000. We also provide financial planning services to our executives, including the NEOs, upon their election.

SECTION 5—COMPENSATION DETERMINATION PROCESS

    Responsibilities of the Compensation Committee

              Our executive compensation is determined by our Board and its Compensation Committee, as discussed below. The Compensation Committee is currently comprised of four independent directors and operates under the framework of a formal charter. Members of the Compensation Committee are appointed by the Board for, among other things, the purposes of:

  •
  overseeing the administration of our employee compensation and benefit plans;

  •
  reviewing and approving our general compensation strategy and objectives;

  •
  reviewing and recommending to the Board for its approval our compensation plans, policies and programs; and

  •
  reviewing the performance and approving the compensation for our executive officers, including our Chief Executive Officer.

              In 2015, the Compensation Committee met nine times to administer the matters noted above and address other matters required under its charter. The following diagram outlines key Compensation Committee activities during the year:

    Independence of the Compensation Committee

              Based upon the independence tests set forth in Section 303A.02 of the Corporate Governance Standards of the NYSE Listed Company Manual, the Board has determined that all members of the Compensation Committee are independent.

    Independent Compensation Consultant

              In 2015, the Compensation Committee sent a request for proposal to four independent compensation consultants, including F. W. Cook. Following the RFP and interview process, the Compensation Committee decided to re-engage F. W. Cook as its independent executive compensation consultant. F. W. Cook reports directly to the Compensation Committee and the Compensation Committee may replace F. W. Cook or hire additional consultants or other advisors as it deems necessary. A principal of F. W. Cook attends Compensation Committee meetings, as requested, and communicates with the Compensation Committee between meetings. The services F. W. Cook provides, based upon direction from the Compensation Committee, include advising the Compensation Committee on the design of our executive compensation programs and the evolving best practices related thereto, providing market information and analysis regarding the competitiveness of our executive compensation opportunities, conducting compensation risk assessments and providing analysis concerning the equity compensation practices of our peers. To facilitate the delivery of these services to the Compensation Committee, F. W. Cook interfaces with our management, in particular our Senior Vice President—Human Resources. F. W. Cook does not provide directly, or indirectly through affiliates, any non-executive compensation services, such as pension consulting or human resource outsourcing, to us. The total consulting fees we pay to F. W. Cook are less than 1% of the total annual revenues of F. W. Cook, and F. W. Cook and the F. W. Cook consultants working with us are prohibited from owning any of our shares of common stock directly, although such shares may be owned within mutual funds. In addition, no officer, director, stockholder or employee of F. W. Cook has any known personal relationship with any of our officers, directors, stockholders or employees that would present a potential conflict to their independence. After consideration of disclosures and representations made by F. W. Cook concerning the foregoing, the Compensation Committee determined in 2015 that F. W. Cook's work did not raise any potential conflicts of interest. F. W. Cook has agreed to advise the Compensation Committee if any potential conflict of interest arises that could cause F. W. Cook's independence to be questioned and not to undertake any project for our management, except at the request of the Compensation Committee and as agent for the Compensation Committee. In 2015, F. W. Cook did not provide any services to us other than those requested by the Compensation Committee and related to F. W. Cook's engagement as the independent consultant to the Compensation Committee.

    Compensation Risk Assessment

              Each year, the Compensation Committee and F. W. Cook review and evaluate our compensation policies and practices for all employees to assess to what extent, if any, these policies and practices could result in risk taking incentives, whether our compensation policies and practices mitigate such risk taking incentives by properly aligning the interest of our employees with the interests of our stockholders and whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us. In 2015 and 2016, the Compensation Committee determined that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

    Role of Management in Determination Process

              Under the oversight of our Chief Executive Officer and Senior Vice President—Human Resources, management provides recommendations to the Compensation Committee on matters of compensation philosophy and plan design. Our Chief Executive Officer provides recommendations for pay levels for executives other than himself based on competitive market data, past performance, and future potential. Our Human Resources department supports management and the Compensation Committee by providing information on historical compensation levels, employee evaluations and its analysis of comparative industry data, and by interfacing with F. W. Cook. While members of the management team attend Compensation Committee meetings, they are not generally present during executive sessions, and individual members of the management team are never present during discussions of their respective compensation. The Compensation Committee and the Board, as required under the Compensation Committee's charter, make all final decisions with respect to compensation of our executive officers.

    Tally Sheets

              To enhance the analytical data the Compensation Committee uses to evaluate the compensation of our President and CEO, CFO and Executive Vice President—Operations and to provide the Compensation Committee with a consolidated view of the aggregate value of all material elements of compensation for those executives, our Human Resources department provides the Compensation Committee and F. W. Cook with a tally sheet summary of all of the compensation and benefit arrangements for each of those executives, including severance arrangements and all benefits provided in connection with termination of employment. The tally sheets show the amount the executive would receive under various foreseeable circumstances (e.g., termination with or without cause; resignation; and retirement or termination in connection with change in control).

              The Compensation Committee does not assign a specific weighting to the tally sheets in its overall decision-making process concerning compensation, but rather uses the information provided to gain additional perspective and as a reference.

SECTION 6—OTHER COMPENSATION ITEMS

    Employment Agreements

              The employment of all executives is "at will," subject to and in accordance with the terms and conditions of written offers of employment. Mr. Best had previously been the only executive with a written employment agreement with the company. In conjunction with his retirement, Mr. Best and the company mutually agreed to terminate his employment agreement effective as of January 31, 2015.

    Change of Control Severance Benefits

              Change of control severance protection is provided to executives at the level of vice president and above, including each of our NEOs, and certain other key employees, through change of control executive severance agreements. See "Potential Payments upon Termination or Change of Control—Change of Control Arrangements" for more information about these agreements and potential payments in the event of a termination of employment following a change in control. No excise tax "gross up" payments are provided.

    Clawback Policy

              Our Board adopted a formal clawback policy effective as of February 17, 2015. The clawback policy provides that in the event we are required to prepare an accounting restatement of our financial statements due to any material noncompliance with any financial reporting requirement under applicable securities laws, the Board may, in its sole discretion, require reimbursement of compensation paid pursuant to our Cash Bonus Plan after January 1, 2015, to any officer of the company that engaged in fraudulent or intentional illegal misconduct and for whom disclosure was required in any of the Company's filings with the Securities and Exchange Commission that required disclosure pursuant to Item 402(c) of Regulation S-K and that applied to any portion of the period for which the accounting restatement was required.

    Stock Ownership Guidelines

              To further align senior management's interests with the interests of our stockholders with respect to long-term growth of stockholder value, the Compensation Committee has established and the Board has approved equity ownership guidelines for our executives as follows:

Chief Executive Officer	5 times annual base salary
Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents and Vice Presidents	1 times annual base salary

              Equity holdings include the value of unvested RSUs for purposes of these calculations. Until an executive achieves the required ownership level, except for net settlements of equity awards for purposes of paying tax withholding obligations, an executive may not sell equity awarded to such executive, unless approved by the Compensation Committee for the Chief Executive Officer or any Executive Vice President, and by the Chief Executive Officer for all other officers. As of March 21, 2016, Mr. Pursell, Mr. Copeland and Mr. Mueller satisfy these guidelines, with Mr. Pursell owning equity with a value of approximately 4.3 times his base salary, Mr. Copeland owning equity with a value of approximately 3.8 times his base salary, and Mr. Mueller owning equity with a value of approximately 3.4 times his base salary. As of March 21, 2016, Mr. Ottoson and Mr. Vogel did not satisfy these guidelines, primarily due to the fact that Mr. Ottoson's and Mr. Vogel's recent promotions increased their base salaries and increased the amount of equity they are required to own, as well as the recent drop in our stock price. The Compensation Committee will continue to review compliance with these guidelines annually, and more often as appropriate.

    Securities Trading Policy

              We maintain a Securities Trading Policy, the overall goal of which is to inform our officers, employees and directors of the risks of trading in public company securities at a time when they may be in possession of material, non-public information. In addition, our policy provides mechanisms to specifically address trading by officers, certain other employees and directors during prescribed periods of time when the risk of being in possession of material, non-public information is perceived to be highest, and generally prohibits our officers, certain other employees and directors from trading in any of our securities without obtaining pre-clearance. Our policy also prohibits officers, employees and directors from (a) entering into transactions that "hedge" the value of our stock, (b) holding our securities in margin accounts, (c) pledging our securities to secure indebtedness, and (d) buying or selling options or derivatives with respect to our securities.

Compensation Committee Report

              The Compensation Committee of SM Energy Company has reviewed and discussed the disclosures contained under "Compensation Discussion and Analysis" with management and its compensation consultant and, based on such review and discussions, the Committee recommended to the Board of Directors that the disclosures set forth under the heading "Compensation Discussion and Analysis" be included in this Proxy Statement and incorporated by reference into SM Energy Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

              Respectfully submitted by the Compensation Committee of the Board of Directors,

    Stephen R. Brand, Chair
    Ramiro G. Peru
    Julio M. Quintana
    Rose M. Robeson

Executive Compensation Tables

Summary Compensation Table for 2013, 2014, and 2015

              This Summary Compensation table sets forth the annual and long-term compensation our NEOs received during each of the last three years. In addition to salaries, the table reflects RSUs and PSUs granted in 2013, 2014, and 2015 and cash bonuses earned in 2013, 2014, and 2015. Eligible employees participate in our STIP and LTIP as described more fully in the "Compensation Discussion and Analysis" and disclosed below.

Name and Principal Position	Year	Salary	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Javan D. Ottoson	2015	$796,731	$3,000,014	$773,000	$210,255	$122,185	$4,902,185
President and Chief Executive	2014	$496,385	$2,799,996	$769,103	$127,536	$50,949	$4,243,969
Officer (principal executive officer)	2013	$459,423	$1,800,031	$835,000	$50,150	$27,030	$3,171,634
A. Wade Pursell	2015	$461,769	$1,624,985	$403,125	$61,731	$15,900	$2,567,510
Executive Vice President and	2014	$432,885	$1,999,957	$580,548	$77,890	$15,750	$3,107,030
Chief Financial Officer (principal financial officer)	2013	$398,654	$1,399,983	$637,846	$21,892	$15,373	$2,473,748
Herbert S. Vogel	2015	$424,616	$1,624,985	$329,502	$64,107	$82,516	$2,525,726
Executive Vice	2014	$374,731	$814,994	$484,187	$49,336	$44,209	$1,767,457
President—Operations	2013	$335,423	$499,966	$493,072	$51,935	$26,260	$1,406,656
David W. Copeland	2015	$414,270	$700,003	$281,289	$73,264	$15,950	$1,484,776
Executive Vice President,	2014	$388,423	$699,996	$421,766	$68,114	$15,600	$1,593,899
General Counsel and Corporate Secretary	2013	$359,239	$600,010	$502,834	$36,170	$15,300	$1,513,553
Mark D. Mueller	2015	$326,539	$389,984	$221,700	$41,615	$67,427	$1,047,265
Sr. VP/Regional Manager
Anthony J. Best(1)	2015	$96,462	$66,773	$—	$272,061	$110,051	$545,347
Chief Executive Officer	2014	$826,308	$3,699,974	$1,280,777	$270,022	$64,794	$6,141,875
(principal executive officer)	2013	$744,231	$3,699,981	$1,488,462	$190,120	$26,002	$6,148,796

(1)
Mr. Best retired from SM Energy effective as of January 31, 2015.

(2)
The amount in this column for 2015 for Mr. Best represents his pro rata compensation for his service as a member of the Board following his retirement as Chief Executive Officer. Please see "Director Compensation" below for additional details. All other amounts in this column represent the aggregate grant date fair values of PSU and RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("FASB ASC Topic 718"), excluding the effect of estimated forfeitures related to service-based vesting conditions. These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. PSU awards are subject to market-based performance conditions relating to our total stockholder return and relative stockholder return compared to a peer company index over a three-year performance period. The grant date fair values of PSU awards reflected in this column are based on the estimate as of the grant date of the probable outcome of these performance conditions, and those grant date fair values for Messrs. Ottoson, Pursell, Copeland, Vogel and Mueller respectively are $2,249,998, $1,218,739, $524,992, $1,218,739 and $292,488. If instead we assume that the highest level of performance conditions will be achieved, the grant date fair values of those awards as computed in accordance with FASB ASC Topic 718 for Messrs. Ottoson, Pursell, Copeland, Vogel and Mueller respectively are $4,499,994, $2,437,478, $1,049,984, $2,437,478 and $584,976.

(3)
The amounts in the column represent the bonuses paid in 2016, 2015, and 2014, but earned during 2015, 2014 and 2013 performance periods, respectively, under the STIP.

(4)
The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each NEO's combined benefits under our qualified and non-qualified benefit plans determined using interest rate and mortality assumptions consistent with those used in our financial statements. No NEO received preferential or above market earnings on deferred compensation.

(5)
Amounts consist of our respective contributions to our 401(k) Profit Sharing Plan, contribution to our Non-Qualified Deferred Compensation Plan, payments for financial consulting services and any wellness gift cards. In 2015, matching contributions to our 401(k) Profit Sharing Plan of $15,900 were provided to each of Messrs. Best, Ottoson, Pursell, Copeland, Vogel and Mueller. In 2015, matching contributions to our Non-Qualified Deferred Compensation Plan of $82,634, $93,950, $54,528 and $39,242 were made to Mr. Best, Mr. Ottoson, Mr. Vogel and Mr. Mueller, respectively. In 2015, financial consulting service benefits of $11,467, $12,335, $12,088 and $12,286 were provided to Messrs. Best, Ottoson, Vogel and Mueller, respectively.

Grants of Plan-Based Awards in 2015

              Pursuant to our STIP, and in accordance with our Cash Bonus Plan, the Compensation Committee established the qualitative metrics for our 2015 STIP on February 16, 2016. As discussed above, in 2016, we made the bonus payments associated with the 2015 STIP. In addition, pursuant to our LTIP and in accordance with our Equity Plan, our Compensation Committee approved grants of RSUs and PSUs to our NEOs on June 22, 2015. We made these grants on July 1, 2015. These grants are summarized in the table below.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units(5)
				Estimated Future Payouts Under Equity Incentive Plan Awards				Grant Date Fair Value of Stock and Option Awards(6)
	Grant Date
Name		Target(1)	Maximum(2)	Threshold	Target(3)	Maximum(4)
Javan D. Ottoson	2/16/15	$797,731	$2,000,000	—	—	—	—	—
	7/1/15	—	—	—	—	—	17,155	$750,016
	7/1/15	—	—	—	49,625	99,250	—	$2,249,998
A. Wade Pursell	2/16/15	$415,592	$2,000,000	—	—	—	—	—
	7/1/15	—	—	—	—	—	9,292	$406,246
	7/1/15	—	—	—	26,880	53,760	—	$1,218,739
Herbert S. Vogel	2/16/15	$339,692	$2,000,000	—	—	—	—	—
	7/1/15	—	—	—	—	—	9,292	$406,246
	7/1/15	—	—	—	26,880	53,760	—	$1,218,739
David W. Copeland	2/16/15	$289,989	$2,000,000	—	—	—	—	—
	7/1/15	—	—	—	—	—	4,003	$175,011
	7/1/15	—	—	—	11,579	23,158	—	$524,992
Mark D. Mueller	2/16/15	$228,577	$2,000,000	—	—	—	—	—
	7/1/15	—	—	—	—	—	2,230	$97,496
	7/1/15	—	—	—	6,451	12,902	—	$292,488
Anthony J. Best	2/16/15	—	—	—	—	—	—	—
	7/1/15	—	—	—	—	—	—	—
	7/1/15	—	—	—	—	—	—	—

(1)
This amount represents the salary amount actually paid to each of our NEOs in 2015, multiplied by the applicable STIP target percentage.

(2)
This amount represents the maximum award possible under the stockholder-approved Section 162(m) Cash Bonus Plan; however, as described above in "Section 4—Elements Of

  Compensation—Short Term Incentive Plan—Design," in general, actual bonuses generally range from zero to two times a participant's target percentage.

(3)
This amount represents the number of shares of common stock to be issued upon settlement of PSUs granted under our Equity Plan, assuming we achieve the target performance level established by our Compensation Committee, resulting in an earned percentage of 100%. PSUs represent the right to receive, upon settlement of the PSUs after the completion of a three-year performance period ending June 30, 2018, a number of shares of our common stock that may be from 0% to 200% of the number of PSUs granted on the award date, depending on the extent to which our performance criteria have been achieved and the extent to which the PSUs have vested. The performance criteria for the PSUs are based on a combination of our TSR for the performance periods and the relative measure of our TSR compared with the cumulative TSR of an index comprised of certain peer companies for the performance period. The PSUs will vest on July 1, 2018.

(4)
This amount represents the number of shares of common stock to be issued upon settlement of PSUs granted under our Equity Plan, assuming we achieve the maximum performance level established by our Compensation Committee, resulting in an earned percentage of 200%.

(5)
This amount represents RSUs granted under our Equity Plan. The RSUs vest one-third on July 1, 2016, one-third on July 1, 2017, and one-third on July 1, 2018. Prior to vesting, the RSUs are subject to transfer restrictions and may be forfeited to us upon termination of employment. The RSUs are not eligible for dividends and are not credited with dividend equivalents. Holders of RSUs have no rights as stockholders of common stock until such time as the RSUs are settled for shares of common stock on the settlement date.

(6)
The grant date fair value of a PSU is calculated using a Geometric Brownian Motion Model, and the aggregate grant date fair value represented in this column for PSUs is calculated based upon the number of PSUs granted.

Outstanding Equity Awards at 2015 Year-End

              The following table shows outstanding equity awards for our NEOs as of December 31, 2015:

	Stock Awards
				Equity Incentive Plan Awards:		Equity Incentive Plan Awards:
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Javan D. Ottoson	2,502	(4)	$49,189	—		$—
	—		$—	21,051	(5)	$413,863
	5,549	(6)	$109,093	—		$—
	—		$—	22,185	(7)	$436,157
	17,155	(8)	$337,267	—		$—
	—		$—	49,625	(9)	$975,628
A. Wade Pursell	1,946	(4)	$38,258	—		$—
	—		$—	16,373	(5)	$321,893
	3,964	(6)	$77,932	—		$—
	—		$—	15,846	(7)	$311,532
	9,292	(8)	$182,681	—		$—
	—		$—	26,880	(9)	$528,461
Herbert S. Vogel	695	(4)	$13,664	—		$—
	—		$—	5,847	(5)	$114,952
	1,616	(6)	$31,771	—		$—
	—		$—	6,457	(7)	$126,945
	9,292	(8)	$182,681	—		$—
	—		$—	26,880	(9)	$528,461
David W. Copeland	834	(4)	$16,396	—		$—
	—		$—	7,017	(5)	$137,954
	1,388	(6)	$27,288	—		$—
	—		$—	5,546	(7)	$109,034
	4,003	(8)	$78,699	—		$—
	—		$—	11,579	(9)	$227,643
Mark D. Mueller	626	(4)	$12,307	—		$—
	—		$—	5,263	(5)	$103,471
	893	(6)	$17,556	—		$—
	—		$—	3,565	(7)	$70,088
	2,230	(8)	$43,842	—		$—
	—		$—	6,451	(9)	$126,827
Anthony J. Best	—		$—	43,271	(2)	$850,708
	—		$—	29,315	(3)	$576,333

(1)
The market value of RSUs and PSUs that have not vested is calculated using the closing price of $19.66 of our common stock on December 31, 2015. The market value of PSUs is calculated based upon an earned percentage of 100%.

(2)
These PSUs have vested following Mr. Best's retirement; however, the three-year performance period ends June 30, 2016. The award is reported at an earned percentage of 100%.

(3)
These PSUs have vested following Mr. Best's retirement; however, the three-year performance period ends June 30, 2017. The award is reported at an earned percentage of 100%.

(4)
These RSUs vest 1/3rd on July 1, 2014, 1/3rd on July 1, 2015, and 1/3rd on July 1, 2016.

(5)
These PSUs vest on July 1, 2016. The PSUs are subject to a three-year performance period ending June 30, 2016. The award is reported at an earned percentage of 100%.

(6)
These RSUs vest 1/3rd on July 1, 2015, 1/3rd on July 1, 2016, and 1/3rd on July 1, 2017.

(7)
These PSUs vest on July 1, 2017. The PSUs are subject to a three-year performance period ending June 30, 2017. The award is reported at an earned percentage of 100%.

(8)
These RSUs vest 1/3rd on July 1, 2016, 1/3rd on July 1, 2017, and 1/3rd on July 1, 2018.

(9)
These PSUs vest on July 1, 2018. The PSUs are subject to a three-year performance period ending June 30, 2018. The award is reported at an earned percentage of 100%.

2015 Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Javan D. Ottoson	41,077	$1,787,171
A. Wade Pursell	24,890	$1,147,927
Herbert S. Vogel	8,920	$411,390
David W. Copeland	10,397	$479,510
Mark D. Mueller	8,327	$384,041
Anthony J. Best	77,721	$3,338,142

(1)
This column represents the number of shares of common stock issued upon the vesting and settlement of RSUs and PSUs during 2015. As discussed above, each RSU represents a right to receive one share of our common stock upon settlement pursuant to the terms of the award agreement, and each PSU represents the right to receive, upon settlement of the PSU after the completion of a three-year performance period, a number of shares of our common stock that ranges from 0% to 200% of the number of PSUs, depending on the extent to which we have achieved our performance goals.

(2)
The value realized on vesting and settlement of the RSUs and PSUs is computed by multiplying the number of shares of common stock issued upon the vesting and settlement of RSUs or settlement of PSUs by the per share closing market price of the underlying shares on the day prior to settlement date, or, if the day prior to the settlement date was not a normal market trading date, then on the last normal market trading date which preceded the day prior to the settlement date. The per share closing market prices utilized for this computation were $46.12 on June 30, 2015, for the vesting and settlement of the first vesting tranche of the 2014 RSU awards and the vesting and settlement of the second vesting tranche of the 2013 RSU awards and the vesting and settlement of the third vesting tranche of the 2012 RSU awards, which were all settled on July 1, 2015; and $46.12 on June 30, 2015, for the vesting and settlement date of July 1, 2015, for the full settlement of the July 1, 2012 PSU awards, which were settled based upon an earned percentage of 100%. The per share closing market prices utilized for Mr. Best's RSU computation was $37.07 on July 31, 2015, for the vesting and settlement of all three vesting tranches of the 2014 RSU awards and the vesting and settlement of the second and third vesting tranches of the 2013 RSU awards and the vesting and settlement of the third vesting tranche of the 2012 RSU awards which were all settled on August 3, 2015, after the expiration of the 409(A) holding period due to his retirement. The per share closing market prices utilized for Mr. Ottoson's RSU computation was $35.39 on October 2, 2015, for the vesting and settlement of 10,000 RSUs granted in conjunction with his promotion to President for the vesting and settlement date of October 5, 2015.

Pension Benefits

              Our Qualified Pension Plan is a qualified, noncontributory defined benefit plan, which is available to substantially all of our employees who joined SM Energy prior to January 1, 2015, and meet age and service requirements. In addition, we sponsor the SERP to provide an equivalent benefit on earnings above the qualified plans IRC limits (the 2015 limit was $265,000 in annual base salary income for certain executive officers with a senior management hierarchy title of at least Vice President).

              The following table represents the value of the NEOs' pension benefits as of December 31, 2015:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payment During Last Fiscal Year
Javan D. Ottoson	Qualified Pension Plan	9	$278,454	$—
	Non-Qualified SERP Pension Plan	9	$351,974	$—
A. Wade Pursell	Qualified Pension Plan	7	$161,475	$—
	Non-Qualified SERP Pension Plan	7	$110,323	$—
Herbert S. Vogel	Qualified Pension Plan	4	$112,448	$—
	Non-Qualified SERP Pension Plan	4	$52,260	$—
David W. Copeland	Qualified Pension Plan	5	$165,650	$—
	Non-Qualified SERP Pension Plan	5	$81,742	$—
Mark D. Mueller	Qualified Pension Plan	8	$188,378	$—
	Non-Qualified SERP Pension Plan	8	$36,424	$—
Anthony J. Best	Qualified Pension Plan	9	$472,671	$—
	Non-Qualified SERP Pension Plan	9	$—	$849,551

Non-qualified Deferred Compensation for 2015

              This Non-qualified Deferred Compensation table sets forth the NEOs participation in the Non-qualified Deferred Compensation Plan. This plan allows eligible employees to defer part of their salary and annual incentive bonus on a voluntary basis.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals in Last FY	Aggregate Balance at Last FYE
Javan D. Ottoson	$93,950	$93,950	($344)	$—	$235,249
A. Wade Pursell	$—	$—	$—	$—	$—
Herbert S. Vogel	$54,528	$54,528	($188)	$—	$144,842
David W. Copeland	$—	$—	$—	$—	$—
Mark D. Mueller	$39,242	$39,242	($3,579)	$—	$104,119
Anthony J. Best	$133,865	$82,634	($59)	$—	$294,363

(1)
The amounts in this column are also included in the Summary Compensation Table under the Salary column or the Non-Equity Incentive Plan Compensation column, as applicable.

(2)
The amounts in the column represent the matching contributions. The matching contributions are included in the "All Other Compensation" column of the Summary Compensation Table. We match deferred compensation up to an amount equal to six percent of base salary plus any STIP cash bonus.

(3)
The earnings reflected in the column represent deemed investment earnings or losses from voluntary deferrals and Company contribution, as applicable. The Non-qualified Deferred Compensation Plan does not guarantee a return on deferred amounts.

              Although the NPP may be considered a non-qualified deferred compensation plan because amounts are paid under the NPP from net profits, if any, from oil and gas activity from designated pools of properties in years after the participants have earned such net profits interests, the NPP is not a plan whereby specific determinable compensation amounts or balances are deferred. The NPP is described in the "Compensation Discussion and Analysis" herein, and NPP compensation amounts would be reflected in the Summary Compensation Table above; however, we did not pay any NPP Compensation to our NEOs during 2013, 2014 or 2015.

              Our SERP is a non-qualified deferred compensation plan. The SERP is a non-contributory plan, and additional information about the SERP, including the present value of the accumulated benefits under the SERP for each NEO, is set forth in the "Retirement Plans—Pension Benefits" section above. In addition, annual increases in the actuarial value of benefits under the SERP are included in the Change In Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table above.

Potential Payments Upon Termination or Change of Control

Employment Agreements and Termination of Employment

              As discussed in "Compensation Discussion and Analysis—Section 6—Other Compensation Items—Employment Agreements," the employment of all executives is "at will," subject to and in accordance with the terms and conditions of written offers of employment.

Change of Control Arrangements

              Change of control severance protection is provided to executives at the level of Vice President and above, including each of our NEOs, and to certain other key employees, through change of control executive severance agreements. These agreements have a "double trigger" mechanism, which requires first that a qualifying change of control event has occurred, and second that the executive has been terminated or that certain other conditions are met, as summarized below, before severance benefits will be provided. Executive officers are entitled to receive severance payments in the event that their employment is terminated within two and one-half years after a change of control of our company (a) without "cause" by our company or (b) for "good reason" by the officer, each as defined in the agreements. The term "good reason" incorporates the concept of a change in the executive's status, authority, position, offices, titles, duties, or responsibilities that are reasonably viewed as a diminution of duties at any time within the 90 days preceding a change of control event or within two and one-half years thereafter. The term "good reason" also contemplates a reduction in the executive's base salary and benefits over this same time frame, or the requirement that an executive relocate his base of employment outside a 25 mile radius from the executive's location at that time. Severance payments equal to a maximum of two and one-half times annual base salary, depending on the length of time of employment after the change of control, provided that in no event would the severance payments equal less than one times annual base salary. In addition, all insurance and benefits will be provided for a period of one year after termination. In the event the executive is subject to golden parachute excise taxes under Section 4999 of the IRC, severance benefits may be reduced to avoid excise taxes, if doing so would increase the net after tax benefits to the executive. No excise tax "gross-up" payments are provided. Effective as of January 1, 2016, we entered into new change of control agreements with our NEOs, which contain substantially similar terms as the previous agreements, except the severance payments were modified to include: (a) all compensation accrued but not paid prior to the termination; (b) a lump sum amount equal to 200% of the executive's base salary and target STIP cash bonus; (c) a lump sum amount equal to the executive's pro rata target STIP cash bonus for the year in which employment is terminated; and (d) a lump sum amount equal to 24 multiplied by our then monthly contribution for medical, dental, and vision insurance on behalf of the executive and his or her family.

              A change of control is defined to include (a) an acquisition of more than 50% of the common stock or assets of our company in a reorganization, merger, or consolidation of our company, or (b) a change in more than 50% of the composition of the Board, other than as a result of the election of new members of the Board by a vote of the incumbent members of the Board or by our stockholders pursuant to the recommendation of the incumbent members of the Board.

              Particularly in view of the propensity for mergers, acquisitions, and consolidations in our industry, we believe that these change of control executive severance agreements promote stability and continuity among our executives, allowing them to remain neutral in the face of a transaction that would benefit our stockholders, but would result in their involuntary termination. Such agreements are customary for executives in our industry and are offered by companies who compete with us for executive talent. The double trigger feature provides a sufficient level of protection for the executive as well as a retention incentive benefiting our company and our stockholders without creating an unreasonable impediment to a potential acquirer of our company. The severance payment amounts under these agreements for our executives are comparable to payment amounts offered under similar arrangements by other companies in our industry, and are designed to facilitate reasonable compensation and insurance and benefits protection during a reasonable period of time to allow the executive to obtain comparable employment.

              Based on the respective annual base salaries and benefit levels of the NEOs as of December 31, 2015, under the change of control executive severance agreements, the total maximum severance payments for two and one-half years, the total minimum severance payments for one year, and the estimated value of continued benefits for one year after severance for each of the NEOs who were employed by us as of December 31, 2015, would be as follows:

Name	Maximum Severance Payments	Minimum Severance Payments	Estimated Value of Benefits for One Year(1)
Javan D. Ottoson	$2,000,000	$800,000	$18,857
A. Wade Pursell	$1,117,500	$447,000	$29,515
Herbert S. Vogel	$1,030,000	$412,000	$17,939
David W. Copeland	$1,002,500	$401,000	$17,832
Mark D. Mueller	$790,000	$316,000	$29,539

(1)
The change of control executive severance agreements provide that the benefits shall be limited to the extent that the executive obtains any such benefits pursuant to a subsequent employer's benefit plans. The maximum period for receipt of benefits under the change of control executive severance agreements is one year for all NEOs.

              Under our change of control executive severance agreements with our executives, the severance payments are to be made in such base salary installment amounts and pursuant to such base salary installment payment schedule as were in effect immediately prior to the change of control, and our company or its successor is obligated to make such payments. We also have change in control arrangements with a majority of our non-executive employees.

Equity Compensation Plans

              Options and shares of our common stock are authorized for grant or issuance pursuant to our Equity Plan as compensation to eligible employees, consultants, and members of the Board of Directors. Our stockholders have approved this plan. The following table is a summary of the shares of common stock authorized for issuance under the equity compensation plans as of December 31, 2015:

	(a)	(b)	(c)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Equity Incentive Compensation Plan
Stock options and incentive stock options(1)	—	—
Restricted stock(1)(3)	543,737	N/A
Performance share units(1)(3)(4)	725,408	N/A

Total for Equity Incentive Compensation Plan	1,269,145	—	2,781,642

Employee Stock Purchase Plan(2)	—	—	949,707
Equity compensation plans not approved by security holders	—	—	—

Total for all plans	1,269,145	—	3,731,349

(1)
In May 2006, our stockholders approved the Equity Plan to authorize the issuance of restricted stock, restricted stock units, non-qualified stock options, incentive stock options, stock appreciation rights, performance shares, performance units, and stock-based awards to key employees, consultants, and members of our Board or any of our affiliates. The Equity Plan serves as the successor to the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the SM Energy Company Restricted Stock Plan, and the SM Energy Company Non-Employee Director Stock Compensation Plan (collectively referred to as the "Predecessor Plans"). All grants of equity are now made under the Equity Plan, and no further grants will be made under the Predecessor Plans. Each outstanding award under a Predecessor Plan immediately prior to the effective date of the Equity Plan continues to be governed solely by the terms and conditions of the instruments evidencing such grants or issuances. Our Board approved amendments to the Equity Plan in 2009, 2010 and 2013, and each amended plan was approved by our stockholders at the respective annual stockholders' meetings. The awards granted in 2015, 2014 and 2013 under the Equity Plan were 714,949, 464,641, and 632,939, respectively.

(2)
Under the SM Energy Company ESPP, eligible employees may purchase shares of our common stock through payroll deductions of up to 15 percent of their eligible compensation. The purchase price of the stock is 85 percent of the lower of the fair market value of the stock on the first or last day of the six-month offering period, and shares issued under the ESPP as of December 31, 2011, have no minimum restriction period. The ESPP is intended to qualify under Section 423 of the IRC. Shares issued under the ESPP totaled 197,214, 83,136, and 77,427 in 2015, 2014 and 2013, respectively.

(3)
RSUs and PSUs do not have exercise prices associated with them, but rather a weighted-average per share fair value which is presented in order to provide additional information regarding the potential dilutive effect of the awards. The weighted-average grant date per share fair value for the outstanding RSUs and PSUs was $55.01 and $63.43, respectively.

(4)
The number of awards vested assumes an earned percentage of 100%. The final number of shares issued may vary depending on the ending three-year earned percentage, which ranges from 0% to 200%.

DIRECTOR COMPENSATION

General

              The annual service period for our directors is the period from one stockholders' annual meeting to the next. In May 2015, F. W. Cook conducted an analysis of compensation for members of the boards of directors of our peer companies versus the compensation for members of our Board. F. W. Cook's analysis generally revealed that our director compensation approximated the median of the peer group. Based on F. W. Cook's analysis, the Compensation Committee elected to recommend to our Board that no changes be made to the director compensation package for the 2015–2016 service period, which our Board approved on May 19, 2015. Director compensation is primarily paid in the form of stock grants. Mr. Ottoson, our President and Chief Executive Officer and only employee director, does not receive additional compensation for serving on the Board or any committee of the Board.

              The annual compensation for each non-employee director is as follows, plus reimbursement for expenses incurred in attending Board and committee meetings and director education programs:

  •
  Cash Retainer—A $90,000 retainer (in lieu of Board and committee meeting attendance fees) payable at the individual director's option, either entirely in cash or shares of our common stock. Dr. Brand, Mr. Gardiner, Mr. Leiker, Mr. Quintana, Ms. Robeson and Mr. Sullivan each elected to have their 2015 retainers paid in shares of our common stock, which resulted in a grant on May 20, 2015, of 1,654 shares of our common stock to each under our Equity Plan. In the event any director attends in excess of 30 Board and committee meetings in the aggregate during the period from May 19, 2015, through May 24, 2016, such director shall receive $1,500 per meeting for each meeting in excess of 30.

  •
  Equity Retainer—A grant of shares of our common stock with a value of $180,000—resulting in a grant on May 20, 2015, to each non-employee director of 3,308 shares of our common stock issued under our Equity Plan. These shares and any shares issued pursuant to any retainer are earned over the director's annual service period. Shares issued to a director for compensation may not be transferred until 18 months after the date of issuance. Shares issued to a director who thereafter resigns from the Board before completing the annual service period, but after having completed at least five years of service as a Board member, are treated as fully earned. The related compensation expense that we record is the fair value of the share grant as calculated under the valuation provisions required by FASB ASC Topic 718.

              We pay the chairs of the following committees the specified cash retainers at the beginning of the annual director service period in recognition of the additional responsibilities of their respective committee assignments:

  •
  Audit Committee Chair—$20,000

  •
  Compensation Committee Chair—$15,000

  •
  NCG Committee Chair—$10,000

              We paid Mr. Sullivan a retainer for his service as non-executive Chairman of the Board of $85,000 for the 2015–2016 annual service period. The retainer was in the form of shares of our common stock on May 20, 2015, which resulted in a grant of 1,562 shares. The retainer was in addition to his basic non-employee director compensation.

              We maintain a matching charitable gift program to encourage financial support for charitable organizations that are exempt from federal income taxation in which employees and our non-management directors may participate. Our annual charitable gifts budget, which includes this matching program, is determined prior to the commencement of each year as a percentage of the average of our prior three years' income, before taxes and charitable contributions, and all annually budgeted funds are expended for charitable purposes. Ms. Robeson and John M. Seidl participated in this program during 2015, and we matched a total of $3,250 in non-employee director contributions under this program. Mr. Seidl retired as a director on May 19, 2015. We may suspend, change, revoke or terminate the program at any time.

              Our directors are eligible to participate in our company-wide health, pharmacy, dental, and vision insurance programs. Directors are charged a premium that is equal to the COBRA rates associated with our plan. Participation in this plan is considered non-compensatory.

              The Compensation Committee has established equity ownership guidelines for non-employee directors of five times the annual cash retainer amount. New directors are allowed time to meet this guideline and are not required to acquire shares in the open market for this purpose.

              The following table sets forth the annual and long-term compensation paid during 2015 to our non-employee directors. The stock based component of the compensation reflects the grant date fair value. Cash based compensation is recorded based on the monetary amount paid to the individual director.

2015 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(2)(3)(4)	Option Awards(5)	Non-Equity Incentive Plan Compensation	Change In Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(6)	Total
Anthony J. Best(1)	$—	$66,773	$—	$—	$—	$—	$66,773
Larry W. Bickle	$100,000	$133,379	$—	$—	$—	$—	$233,379
Stephen R. Brand	$15,000	$207,759	$—	$—	$—	$—	$222,759
William J. Gardiner	$20,000	$200,068	$—	$—	$—	$—	$220,068
Loren M. Leiker	$—	$212,572	$—	$—	$—	$—	$212,572
Ramiro G. Peru	$90,000	$141,715	$—	$—	$—	$—	$231,715
Julio M. Quintana	$—	$200,068	$—	$—	$—	$—	$200,068
Rose Robeson	$—	$212,572	$—	$—	$—	$2,000	$214,572
John M. Seidl(1)	$—	$—	$—	$—	$—	$1,250	$1,250
William D. Sullivan	$—	$263,048	$—	$—	$—	$—	$263,048

(1)
Mr. Best and Mr. Seidl retired from the Board on May 19, 2015.

(2)
We issued to each of our non-employee directors their equity retainer of 3,308 shares of our common stock on May 20, 2015, after such director's election to the Board on May 19, 2015. We issued to Mr. Sullivan an additional 1,562 shares of our common stock on May 20, 2015, for serving as the Non-Executive Chairman of the Board. Dr. Brand, Mr. Gardiner, Mr. Leiker, Mr. Quintana, Ms. Robeson and Mr. Sullivan elected to receive an additional 1,654 shares of our common stock on May 20, 2015, in lieu of their respective $90,000 annual cash retainers. These stock awards are for the annual service period from May 19, 2015 through May 19, 2016. The shares are considered to be earned over the director's annual service period and will be fully vested on May 20, 2016. The shares also carry a transfer restriction imposed by us that expires 18 months after the date of issuance of the shares. The value of the stock awards represents the grant date fair value. We issued 1,953 shares of unrestricted common stock to Mr. Best on July 28, 2015, for pro-rata compensation for his service on the Board between February 1, 2015, and May 19, 2015.

(3)
The grant date fair value of each share of our common stock issued to non-employee directors over their past two years of service to us is set forth in the following table and is computed in accordance with FASB ASC Topic 718, based on the grant date fair value. There were no forfeitures by directors during fiscal 2015.

Grant Date	Shares	Value	Grantee
7/28/2015	1,953	$66,773	Best
5/20/2015	3,308	$133,379	Bickle
5/20/2015	4,962	$207,759	Brand
5/20/2015	4,962	$200,068	Gardiner, Quintana
5/20/2015	6,524	$263,048	Sullivan
5/20/2015	4,962	$212,572	Leiker, Robeson
5/20/2015	3,308	$141,715	Peru
8/20/2014	1,717	$124,148	Peru
7/11/2014	2,951	$206,077	Robeson
5/21/2014	2,307	$159,760	Brand
5/21/2014	3,461	$227,007	Bickle, Gardiner and Quintana
5/21/2014	3,461	$239,674	Leiker
5/21/2014	2,307	$151,316	Seidl
5/21/2014	4,551	$298,500	Sullivan
(4)
As of December 31, 2015, our non-employee directors held the following number of shares of restricted stock, which were granted in 2015: Mr. Bickle—3,308, Dr. Brand—4,962, Mr. Gardiner—4,962, Mr. Leiker—4,962, Mr. Peru—3,308, Mr. Quintana—4,962, Ms. Robeson—4,962 and Mr. Sullivan—6,524.

(5)
For the year ended December 31, 2015, no stock options were issued to directors, nor have any stock options been issued to the directors since December 2004. As of December 31, 2015, the non-employee directors do not hold any outstanding stock options.

(6)
The amounts in this column represent matching charitable contributions made on the behalf of Mr. Seidl and Ms. Robeson for the year 2015 under our matching charitable gift program.

COMPENSATION COMMITTEE INTERLOCKS

              None of the directors who served on the Compensation Committee during fiscal year 2015 has ever served as one of our officers or employees. During fiscal year 2015, there were no Compensation Committee interlocks.

PROPOSAL 1—ELECTION OF DIRECTORS

              Our directors are elected annually. At the Annual Meeting, eight directors are to be elected to serve for one year or until their successors are elected and qualified. Based on the recommendations of the NCG Committee, the Board has nominated the following individuals for election as directors to serve until the 2017 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal:

Larry W. Bickle	Ramiro G. Peru
Stephen R. Brand	Julio M. Quintana
Loren M. Leiker	Rose M. Robeson
Javan D. Ottoson	William D. Sullivan

              Each nominee is currently a director and all nominees were previously elected to the Board by our stockholders. Each nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the proxy holders will vote for the election of such other person(s) as may be nominated by the Board.

              As discussed above, the NCG Committee utilizes the framework of our Corporate Governance Guidelines to select nominees based on their skills, achievements, and experience, and believes that each nominee should have experience in positions of responsibility and leadership, and an understanding of our oil and natural gas exploration and production business. The overall objective is to identify a group of directors that can best contribute to our long-term success. All of the nominees discussed below are seasoned leaders who bring to the Board a vast array of oil and gas industry, public and private company, and other business experience, all at the senior executive officer level, and who meet the director qualification standards set forth in our Corporate Governance Guidelines. Among other attributes, as a group, these nominees possess a wide breadth of varied skills and experience in leadership, the energy industry, finance and accounting, risk management, operations management, strategic planning, business development, regulatory and government affairs, corporate governance, human resources and compensation, and public policy—qualities that led the NCG Committee and the Board to conclude that these individuals should serve as our directors at this time, in light of our business and structure, overall industry environment, and our long-term strategy. The specific experiences, qualifications, attributes, and skills of each nominee are briefly described in each nominee's biographical information below. In addition, the nominees, whose experiences cover various aspects of the energy industry, represent diverse backgrounds, skill sets, and viewpoints, with a blend of historical and newer perspectives on our company, and have a demonstrated ability to work collaboratively with candid discussion.

              Set forth below is a summary of certain characteristics of our director nominees as well as certain biographical information, as of the filing date of this Proxy Statement, for each nominee for election as director, including his or her principal occupation, business experience, and public company directorships held during the last five years. There are no family relationships among any of our directors or executive officers.

Director Nominee Summary

All of our non-management Director Nominees are independent	Our Director Nominees provide an effective balance of fresh perspective and experience with the company

Director Nominees

Larry W. Bickle Director since 1995 Age: 70

Position, Principal Occupation and Business Experience:

Mr. Bickle is a retired public company CEO and private equity investor with extensive experience in various energy related businesses. From June 2005 through April 2007, he was Executive in Residence for Haddington Ventures, L.L.C., a private equity fund that invests in midstream energy companies and assets. Prior to that, Mr. Bickle was Managing Director of Haddington from June 1997 to 2005. From 1984 to 1997, Mr. Bickle was Chairman of the Board and Chief Executive Officer of TPC Corporation (NYSE: TPC) a gas storage, transportation, and marketing company that he co-founded. He also served on the Board of Directors of UNS Energy Company (NYSE: UNS) and currently serves as a member of the Board of Managers of Quantum Natural Gas Storage, LLC.

Key Attributes, Experience and Skills:

Mr. Bickle brings to the Board over 32 years of experience in various aspects of the oil and gas midstream industry and provides the Board with significant strategic planning, operations management, public company corporate governance, and public policy insights from his experience leading TPC Corporation. Mr. Bickle also brings specific knowledge of natural gas transportation infrastructure including pipelines, processing, treatment, and storage; experience running a large natural gas marketing and trading operation, and extensive experience with both state and federal regulators related to natural gas production and transportation. He also has significant financial management and accounting oversight experience, which serves as the basis for Mr. Bickle's designation as an audit committee financial expert. Mr. Bickle's previous service on other public company boards enhances his strong corporate governance background.

Stephen R. Brand Director since 2011 Age: 66

Position, Principal Occupation and Business Experience:

Dr. Brand is currently Senior Executive Advisor of Welltec A/S, a privately held Danish corporation that develops and provides well technology and related services for the oil and gas industry. He is also a director of BPZ Resources, Inc., a company that focuses on exploration, development and production of oil and natural gas in Peru and Ecuador. Dr. Brand is a director of GeoScale, a privately held firm that provides advanced technology solutions and services to the E&P sector for solving subsurface problems in complex geologic formations. He is also on the Advisory Board of OmniEarth, which provides advanced analytics of earth imaging and offers a unique solution-as-a-service platform to assess and manage data that can be used in a predictive role. At the end of 2010, Dr. Brand retired as Senior Vice President, Technology (R&D) of ConocoPhillips (NYSE: COP), a multinational/integrated energy company. Prior to his appointment as Senior Vice President, Technology (R&D) of ConocoPhillips in October 2007, Dr. Brand served as Vice President, Exploration and Business Development at ConocoPhillips, beginning in 2005. Dr. Brand started his career in 1976 as a geologist with Phillips Petroleum Company and thereafter served in various roles of increasing responsibility with Phillips Petroleum and its successor, ConocoPhillips, including serving as President, Canada and President, Australasia.

Key Attributes, Experience and Skills:

Dr. Brand has over 38 years of experience in the energy industry, including extensive experience in the development of exploration and development programs and in strategic planning and research programs for upstream, downstream, and "new" stream technologies. He also has valuable human resources management skills and experiences, which are relevant in the oversight of our operational and compensation management functions.

Loren M. Leiker Director since 2012 Age: 62

Position, Principal Occupation and Business Experience:

Mr. Leiker was an executive with EOG Resources, Inc., until his retirement in September 2011. EOG is one of the largest independent oil and natural gas companies in the United States. Mr. Leiker served EOG as Senior Executive Vice President of Exploration from February 2007 to September 2011. Prior to that appointment, he held a variety of executive officer positions with EOG and its predecessor, Enron Oil and Gas Company. Mr. Leiker started his career in 1977 at Tenneco,  Inc., where he held a variety of domestic and international technical and managerial roles until the sale of the company in 1989. Mr. Leiker has been a director of Vermilion Energy Inc. (VET: Toronto) since December 2012, a director of Navitas Midstream Partners since May 2014, and served as a director of Midstates Petroleum Company, Inc. (NYSE: MPO) from December 2011 until his resignation in March 2015.

Key Attributes, Experience and Skills:

Mr. Leiker brings to the Board over 38 years of experience in various aspects of the oil and gas exploration and production industry, including extensive experience in exploration activities similar to ours, a deep understanding of upstream operations and asset management technologies, and broad human resources management skills and experience, which are important in the oversight of our financial reporting and financial and operational risk management functions. Mr. Leiker's service on other public company boards enhances his strong corporate governance background.

Javan D. Ottoson Director since 2014 Age: 57

Position, Principal Occupation and Business Experience:

Mr. Ottoson joined the company in December 2006 as Executive Vice President and Chief Operating Officer. Mr. Ottoson was appointed as Chief Executive Officer of the company in February 2015 and President of the company in October 2012. Mr. Ottoson has been in the energy industry for over 33 years. From April 2006 until he joined the Company in December 2006, Mr. Ottoson was Senior Vice President—Drilling and Engineering at Energy Partners, Ltd., an independent oil and natural gas exploration and production company, where his responsibilities included overseeing all aspects of its drilling and engineering functions. Mr. Ottoson managed Permian Basin assets for Pure Resources, Inc., a Unocal subsidiary, and its successor owner, Chevron, from July 2003 to April 2006. From April 2000 to July 2003, Mr. Ottoson owned and operated a homebuilding company in Colorado and ran his family farm. Prior to 2000, Mr. Ottoson worked for ARCO in management and operational roles, including serving as President of ARCO China, Commercial Director of ARCO United Kingdom, and Vice President of Operations and Development, ARCO Permian.

Key Attributes, Experience and Skills:

The Board of Directors chose Mr. Ottoson to lead SM Energy as President and Chief Executive Officer and to serve on the Board because he is a proven leader with the strong technical skills and leadership vision necessary to create top quartile returns for our stockholders. Mr. Ottoson's experiences and familiarity with our operations are critical to our success as we persevere through this period of depressed commodity prices and ultimately return to growing our economic inventory and expanding our opportunities through acquisitions and exploration.

Ramiro G. Peru Director since 2014 Age: 60

Position, Principal Occupation and Business Experience:

Mr. Peru served as Executive Vice President and Chief Financial Officer of Phelps Dodge Corporation from 2004 to 2007 (Senior Vice President and Chief Financial Officer from 1999–2004). He joined Phelps Dodge in 1979 and held various finance and accounting positions prior to his appointment as Chief Financial Officer. Mr. Peru currently serves on the Boards of Directors of Anthem, Inc. (NYSE: ANTM) and UNS Energy Corporation, a subsidiary of Fortis, Inc.

Key Attributes, Experience and Skills:

Mr. Peru brings to the Board significant financial expertise, much of which he obtained through his over 29 years of experience in the mining industry. Mr. Peru's service as chairman of the audit committee of another publicly traded company enhances his significant financial management and accounting oversight experience. As a result of his executive level experience, Mr. Peru also has extensive human resources management skills, which are an important foundation for his service on the Compensation Committee.

Julio M. Quintana Director since 2006 Age: 56

Position, Principal Occupation and Business Experience:

Mr. Quintana currently serves on the Board of Directors of Newmont Mining Company (NYSE: NEM). Mr. Quintana served as the President and Chief Executive Officer of Tesco Corporation (NASDAQ: TESO), from 2005 until his retirement in January 2015, and served on Tesco's Board of Directors from September 2004 to May 2015. Prior to his appointment as President and Chief Executive Officer, Mr. Quintana served as Executive Vice President and Chief Operating Officer at Tesco beginning in September 2004. Prior to his tenure at Tesco, Mr. Quintana worked for five years in various executive roles for Schlumberger Corporation. Prior to Schlumberger, Mr. Quintana worked for nearly 20 years for Unocal Corporation, an integrated E&P company, in various operational and managerial roles.

Key Attributes, Experience and Skills:

Mr. Quintana brings to the Board over 35 years of experience in various aspects of the oil and gas exploration and production industry, including strong experience in upstream operations, a deep understanding of drilling and asset management technologies, and broad human resources management skills and experience, which are important in the oversight of our financial reporting and financial and operational risk management functions. Mr. Quintana's service on another public company board enhances his strong corporate governance background.

Rose M. Robeson Director since 2014 Age: 55

Position, Principal Occupation and Business Experience:

Ms. Robeson served as Senior Vice President and Chief Financial Officer of DCP Midstream GP, LLC, the General Partner of DCP Midstream Partners LP, from 2012 until her retirement in 2014. Ms. Robeson also served as Group Vice President and Chief Financial Officer of DCP Midstream LLC from 2002 to 2012. Prior to her appointment as CFO of DCP Midstream LLC, Ms. Robeson was the Vice President and Treasurer. Prior to joining DCP Midstream, LLC, Ms. Robeson was with Kinder Morgan, Inc. (formerly KN Energy, Inc.) from 1996 to 2000 and held the position of Vice President & Treasurer. Ms. Robeson has served as a director of American Midstream GP, LLC, the general partner of American Midstream Partners, LP (NYSE: AMID) since June 1, 2014, and as a director of Tesco Corporation (NASDAQ:TESCO) since October 29, 2015.

Key Attributes, Experience and Skills:

Ms. Robeson brings to the Board over 27 years of broad experience in various aspects of the oil and gas industry, including exploration and production, midstream and refining, and marketing. She also has significant financial management, risk management and accounting oversight experience, which is important in the oversight of our financial reporting, financial risk management and compensation management functions. Ms. Robeson's service on other public company boards enhances her strong corporate governance background.

William D. Sullivan Director since 2004 Age: 59

Position, Principal Occupation and Business Experience:

Mr. Sullivan is a retired oil and gas executive who was with Anadarko Petroleum Corporation, a large independent oil and natural gas exploration and production company, for over 20 years. Mr. Sullivan retired from Anadarko in August 2003. Since March 2006, Mr. Sullivan has been a director of Legacy Reserves GP, LLC, which is the general partner of Legacy Reserves LP (NASDAQ: LGCY), a limited partnership focused on the acquisition and development of producing oil and natural gas properties. From February 2007 until May 2015, Mr. Sullivan was a director of Targa Resources GP LLC, which is the general partner of Targa Resources Partners LP (NYSE: NGLS), a midstream natural gas limited partnership engaged in the business of gathering, compressing, treating, processing, and selling natural gas, and fractionating and selling natural gas liquids and NGL products. Mr. Sullivan has been a director since August 2007, and Non-executive Chairman of the Board since May 2015, of Tetra Technologies, Inc. (NYSE: TTI), an oil and gas services company. Since June 2011, Mr. Sullivan has been a director and member of the audit committee of CSI Compressco Partners GP, Inc., which is the general partner of CSI Compressco, L.P. (NASDAQ: CCLP), a publicly traded limited partnership providing wellhead compression-based production enhancement services. CSI Compressco GP, Inc. is a minority-owned subsidiary of Tetra Technologies, Inc. Mr. Sullivan was with Anadarko Petroleum Corporation from 1981 to August 2003. From August 2001 to August 2003, Mr. Sullivan was Executive Vice President, Exploration and Production at Anadarko. Mr. Sullivan also served Anadarko as Vice President, Operations—International, Gulf of Mexico, and Alaska in 2001, Vice President—International Operations from 1998 to 2000, Vice President—Algeria from 1995 to 1998, and Vice President—U.S. Onshore Operations from 1993 to 1995.

Key Attributes, Experience and Skills:

Mr. Sullivan brings to the Board over 36 years of strong and broad experience in the oil and gas industry, with particular expertise in the exploration and production side of the industry. His experience as an exploration and production senior executive enables him to contribute significant independent insights on our business and operations, and the economic environment and long-term strategic issues that we face. In addition, his human resources management skills and experience are important in the oversight of our compensation management functions, and his service on other public company boards of directors provides a strong corporate governance background.

Recommendation of the Board:	The Board recommends voting "FOR" the election of all the nominees listed above.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

              Our stockholders are being asked to ratify the appointment by the Audit Committee of Ernst & Young LLP ("EY") as our independent registered public accounting firm for 2016. EY has served as our independent registered public accounting firm since 2013, and the Audit Committee plans to engage EY to perform the audit of our financial statements as of and for the year ending December 31, 2016.

              The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of EY is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If our stockholders do not ratify the appointment of EY, the Audit Committee will consider whether to engage another independent registered public accounting firm, but will not be obligated to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

              A representative of EY is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

     Recommendation of the Board:              The Board recommends voting "FOR" Proposal 2.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

              Our stockholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. As an advisory vote, this Proposal 3 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, or require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. In particular, to the extent there is any significant vote against our named executive officers' compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

              As described in "Executive Compensation—Compensation Discussion and Analysis" section above, our executive compensation programs are designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. In order to align executive pay with both our financial performance and the creation of sustainable stockholder value, a significant portion of compensation paid to our named executive officers is allocated to performance-based short-term and long-term incentive programs to make executive pay dependent on our performance (and thereby "at-risk"). In addition, as an executive officer's responsibility and ability to affect our financial results increases, the portion of his or her total compensation deemed "at-risk" increases in relation to base salary. Furthermore, our named executive officers' targeted total direct compensation (base salary plus target bonus plus long-term incentive compensation) is generally designed to approximate the median of our peer group.

              As discussed in more detail under "Executive Compensation—Compensation Discussion and Analysis" hereof, our STIP measures performance using metrics that we believe are the key drivers of long-term stockholder value creation. Our LTIP also compensates performance based upon absolute "total stockholder return," as well as total stockholder return compared to our peers. We believe that we have achieved our goal for at least the last three years. As you consider this Proposal 3, we urge you to read the "Compensation Discussion and Analysis" section hereof, which more thoroughly discusses how our compensation policies and procedures are designed to reflect and implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals, and significantly align the interests of our management with those of our stockholders. In addition, the fact that we have received the support of at least 97% of votes cast in the last four advisory votes on executive compensation indicates that our stockholders strongly support our compensation philosophy.

              In light of these circumstances, we are asking stockholders to vote "FOR" the following resolution:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in the Proxy Statement for SM Energy Company's 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including under the "Compensation Discussion and Analysis" section, and in the Summary Compensation Table and the other related tables and disclosures in the Proxy Statement."

              During our 2011 Annual Meeting of Stockholders, our stockholders approved a non-binding, advisory proposal to hold annual advisory votes to approve our executive compensation. In consideration of the results of this advisory vote, the Board has adopted a policy providing for annual advisory votes on executive compensation. Unless the Board modifies this policy, the next advisory vote on compensation following this vote will be held at our 2017 Annual Meeting of Stockholders.

     Recommendation of the Board:              The Board recommends voting "FOR" Proposal 3.

PROPOSAL 4—APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR EQUITY PLAN

Overview

              Subject to our stockholders' approval, on March 24, 2016, the Board of Directors approved an amendment and restatement of our Equity Plan to (i) increase the stated total number of shares of the Company's common stock authorized for issuance to participants pursuant to awards granted under our Equity Plan from 10,700,000 shares to 14,100,000 shares, and (ii) increase the limit on the number of performance shares that may be issued to any individual in a given year.

              We believe the terms of our Equity Plan, as amended, are beneficial to our stockholders for a number of reasons:

  •
  the requested number of additional authorized shares covers only the number of shares we expect to use for three years of grants under our LTIP, which:

  •
  limits undesirable consequences of share "overhang," i.e., the total number of shares related to outstanding options and other equity awards, plus shares available for grant, in relation to the total number of shares outstanding; and

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  gives our stockholders the right to approve or reject future plans to prevent undesirable dilution or excessive share overhang; and

  •
  it prohibits repricing without stockholder approval;

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  it prohibits reload options;

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  it requires options for shares to be priced at not less than the fair market value of the shares on the grant date; and

  •
  its flexible nature gives us the ability to respond to compensatory market trends by enabling us to adjust the mix of awards and grant a wide variety of awards, as determined by the Compensation Committee.

              Our Equity Plan provides for the issuance of restricted stock, restricted stock units, nonqualified stock options ("NSOs"), incentive stock options ("ISOs"), stock appreciation rights ("SARs"), performance shares, performance units, and stock based awards to members of the Board and key employees of the Company and or any affiliate of the Company. The purpose of our Equity Plan is to link the compensation earned by our employees to achievement of our long-term financial and strategic objectives, and to align performance incentives for our employees, including our executives, with the long-term interests of our stockholders. Our Equity Plan is further intended to provide us with the flexibility to attract, retain, compensate and motivate the services of participants upon whose judgment, dedication and efforts we must depend upon for our long-term success. A copy of our Equity Plan, as amended and restated, is attached to this proxy statement as Annex A.

              If our stockholders do not approve the amendment, the Compensation Committee will consider other alternatives to provide long-term incentive compensation for our Equity Plan participants, including the payment of cash.

General Background of Our Equity Plan

              Our Equity Plan was originally adopted by the Board on March 23, 2006, as the "2006 Equity Incentive Compensation Plan," and approved by our stockholders on May 17, 2006. Our Equity Plan was first amended and restated on March 28, 2008, and approved by our stockholders on May 21, 2008. Included in the amendments approved by the stockholders on May 21, 2008, was an increase in the stated total number of shares of common stock authorized for issuance under our Equity Plan from 2,000,000 shares to 3,500,000 shares. Under additional amendments approved by the stockholders in 2009, the stated total number of shares of common stock authorized for issuance to participants pursuant to awards granted under the Equity Plan was increased from 3,500,000 to 6,000,000 shares and the Equity Plan was renamed the "Equity Incentive Compensation Plan." Additionally, our Equity Plan was changed so that each share of common stock issued in connection with an award after May 20, 2009, other than a stock option or SAR, was counted against the share limit at a 1.43:1 ratio. Our Equity Plan was amended and restated on April 1, 2010, and approved by our stockholders on May 26, 2010. The 2010 amendment increased the number of shares authorized for issuance to participants pursuant to awards to 7,600,000 shares from 6,000,000 shares. Our Equity Plan was amended and restated on March 28, 2013, and approved by our stockholders on May 22, 2013. The 2013 amendment increased the number of shares authorized for issuance to participants pursuant to awards to 10,700,000 shares from 7,600,000 shares. Additionally, the 2013 amendment altered the methodology used to calculate the number of authorized shares that remain such that each share of common stock issued in connection with an award after May 22, 2013, was counted against the share limit at a 1:1 ratio.

              Our Equity Plan serves as the successor equity incentive plan to the Predecessor Plans, which were previously approved by our stockholders, and no further grants have been made under the Predecessor Plans from and after the original effective date of our Equity Plan, May 17, 2006. Our Equity Plan currently authorizes the issuance of a total of 10,700,000 shares of common stock, plus remaining unused shares of common stock from the Predecessor Plans transferred into our Equity Plan in accordance with its terms, and without taking into account the additional shares under the proposed amendment.

              Please see the discussion of our LTIP above under the caption "Executive Compensation—Compensation Discussion and Analysis—Section 4—Elements of Compensation" for details concerning our current compensation policies related to equity based incentives.

              As of March 22, 2016, we had 68,077,546 shares of common stock outstanding, net of treasury shares, and 2,821,892 shares of common stock were available for future issuance under our Equity Plan. On that date we had 1,235,318 full value awards outstanding on that date in the form of RSUs and PSUs. Accordingly, our outstanding awards with respect to approximately 1,235,318 shares (assuming the outstanding PSUs settle at an earned percentage of 100%) and the 2,821,892 authorized shares available for future issuance under our Equity Plan (commonly referred to as "overhang") represent approximately 5.6% of our outstanding shares. On March 22, 2016, the closing price of our common stock as reported on the NYSE was $19.79 per share.

Reasons for Amendment

              Our Board believes that the grants of RSUs and PSUs pursuant to our LTIP and our Equity Plan are in our best interests and the best interests of our stockholders and will continue to align our employees' interests with the long-term interests of our stockholders. Accordingly, the Board has concluded that the amendment of our Equity Plan is in our best interests and the best interests of our stockholders because it is necessary in order to maintain the availability of equity incentive awards for our employees, including our executives, and other participants who perform services for us and will enable us to continue to execute on our long-term incentive compensation program.

Description of Material Changes to Our Equity Plan

              If our stockholders approve the amendments to our Equity Plan, the following material changes to our Equity Plan will be effected:

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  the number of shares authorized for issuance under the Plan will be increased from 10,700,000 to 14,100,000, plus shares remaining for issuance under the Predecessor Plans; and

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  the annual limit on the number of performance shares that may be issued to any individual will be increased from 200,000 to 300,000.

Reasons for Stockholder Approval of Amendments

              Under applicable NYSE rules, we must obtain stockholder approval of the amendments to our Equity Plan. In addition, stockholder approval of the amendments is necessary to allow us to ensure that compensation paid under our Equity Plan can be eligible for the "performance based compensation" exemption from the limits on tax deductibility imposed by Section 162(m) of the IRC, and, while we have no current plans to issue stock options, to permit us to issue ISOs in accordance with Section 422 of the IRC.

Summary of Our Equity Plan

              The following is a summary of the principal features of our Equity Plan, which reflects the proposed amendments. The summary is qualified in its entirety by reference to the complete text of our Equity Plan document, as amended and restated (assuming our stockholders approve the amendments proposed herein), a copy of which is attached to this Proxy Statement as Annex A. In addition, we will furnish a copy of our Equity Plan to any stockholder upon written request to our Corporate Secretary. We encourage you to carefully review the entire Equity Plan, as amended and restated.

Types of Awards

              Our Equity Plan permits the grant of restricted stock, RSUs, NSOs, ISOs, SARs, performance shares, performance units, and stock based awards.

Administration

              The Compensation Committee, or any other duly authorized committee of the Board appointed by the Board, is responsible for administering our Equity Plan. The committee that administers our Equity Plan, referred to as the committee, shall be comprised of two or more members of the Board, and each member of the committee shall be a "non-employee director" as such term is defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, an "outside director" within the meaning of the regulations promulgated under Section 162(m) of the IRC and an "independent director" for purposes of the rules and regulations of the NYSE. Subject to the provisions of our Equity Plan, the committee shall have complete discretion in determining the nature, terms, conditions, and amounts of awards granted under our Equity Plan. In making such determinations, the committee may take into account the nature of services rendered by such employees and members of the Board, their present and potential contributions to us, and such other factors as the committee in its discretion shall deem relevant.

Shares Subject to our Equity Plan and Maximum Awards

              Subject to adjustment as described below, after the approval of the amendment, the total number of shares of the Company's common stock made available and reserved for issuance will be increased from 10,700,000 shares to 14,100,000 shares, plus any remaining shares available for issuance under the Predecessor Plans as provided in our Equity Plan document. Any shares issued pursuant to awards shall be counted against the total share authorization limit as one share for every one share issued. The maximum total number of shares that may be issued through NSOs is equal to the total share authorization. The maximum total number of shares that may be issued through ISOs is 10,700,000.

              Any awards that are not settled in shares will not be counted against the total share authorization limit. Any shares tendered to pay an option exercise price or to satisfy any tax withholding on exercise or settlement of an award will not be counted against the total share authorization limit. Any shares related to awards (or after May 17, 2006, awards granted or issued under the Predecessor Plans) which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (ii) are settled in cash either in lieu of shares or otherwise, or (iii) are exchanged with the committee's approval for awards not involving shares, will be available again for issuance under the Plan. Unless and until the committee determines that an award is not designed to qualify as performance based compensation under Section 162(m) of the IRC, the following limits apply to grants of awards to covered employees under Section 162(m) of the IRC:

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  Restricted Stock/RSUs.  The maximum total number of shares that may be granted in the form of restricted stock/RSUs in any one fiscal year to any one Participant is 100,000.

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  Options and SARS.  The maximum total number of shares that may be granted in the form of options or SARs in any one fiscal year to any one participant is 200,000.

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  Performance Shares/Performance Units.  The maximum total award of performance shares or performance units that a participant may receive in any one fiscal year is 300,000 shares, and the maximum value of performance units that a participant may receive with respect to awards in any one fiscal year is a value of $5,000,000 determined as of the date of vesting or payout, as applicable.

  •
  Stock Based Awards.  The maximum total grant with respect to stock based awards in any one fiscal year to any one participant is 200,000.

              Our Equity Plan provides for appropriate adjustments to the number of shares available for awards in the event of a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary or special dividend, stock split, reverse stock split, or similar event or transaction involving the Company.

              The proposed increase in the number of shares available for grant under the Equity Plan was thoughtfully considered. The total number of shares requested takes into account the maximum number of shares that could be issued, assuming awards are granted in number and type similar to recent practice. The actual number of shares issued on settlement of PSUs depends on the final three-year earned percentage, which ranges from zero to 200%. The number of shares requested has been calculated to take into account the possibility that PSUs would be settled as if the highest level of performance conditions is achieved. However, the rate at which the Equity Plan's shares will be depleted could be significantly slower if PSU awards are settled at less than two shares per unit.

              The Compensation Committee approved and recommended that our Board approve the proposed increase in the number of shares available for grant under our Equity Plan from 10,700,000 shares to 14,100,000 shares, based on its review of the analysis provided by our management and the advice and input of its independent compensation consultant, F. W. Cook. Our Board subsequently approved the proposed increase in the number of shares available for grant under our Equity Plan, subject to the approval of our stockholders. In setting the amount of shares subject to our Equity Plan, the Compensation Committee and the Board considered the historical amounts of equity awards we had granted in the past three years and the advice from F. W. Cook that seeking a three-year replenishment was appropriate for us and our stockholders. In fiscal years 2013, 2014 and 2015, we granted equity awards representing a total of approximately 604,770 shares, 436,964 shares, and 677,000 shares, respectively (assumes one share for every PSU issued and one share for every RSU issued). The Compensation Committee in conjunction with F. W. Cook and our Board also reviewed our compensation share usage rate (commonly referred to as "burn rate") and overhang. For fiscal years 2013, 2014 and 2015, our burn rate was 0.91%, 0.65% and 1.00%, respectively (assumes one share for every PSU issued and one share for every RSU issued and calculated based upon the number of equity awards issued and the weighted average number of shares outstanding). For the three years 2013–2015, our average burn rate of 0.85% was slightly above the average burn rate of our peer group, which was 0.7%. As of March 22, 2016, our overhang was approximately 5.6% of our outstanding shares. The Compensation Committee and our Board intend to continue to consider our equity expenditures in a manner that allows us to compete effectively with others in our industry to attract, retain, and motivate individuals to achieve long-term value creation for our stockholders, and we believe our that our burn rate combined with our overhang indicates that an increase of 3,400,000 shares available for issuance out of a total of 68,077,546 shares issued and outstanding (an increase of 5.0%) is unlikely to result in material dilution to our stockholders.

              Stockholders should also consider our stock ownership guidelines that define ownership expectations for directors and our executive officers. We believe that our directors and executive officers should have a significant financial stake in our company to ensure that their interests are aligned with those of our stockholders. Under our stock ownership guidelines, (i) independent directors are required to own stock equal in value to at least five times their annual cash retainer, (ii) our CEO is required to own stock equal in value to five times his annual salary, and (iii) our other NEOs are required to hold stock as follows: Executive Vice Presidents—three times their respective annual base salaries and Senior Vice President and Vice Presidents—one times their respective annual base salaries. The Compensation Committee annually reviews the progress toward meeting the stock ownership guidelines by our executive officers, including our NEOs.

Eligibility and Participation

              Certain eligible employees, including our NEOs, and members of the Board are eligible to participate in our Equity Plan and be granted awards under our Equity Plan. As of March 22, 2016, we had 779 employees and eight members of the Board currently eligible to participate, and 330 of our employees were participants in the LTIP. Subject to the provisions of our Equity Plan, the committee may from time to time, in its sole discretion, select from among eligible employees and members of the Board to whom awards shall be granted under our Equity Plan and shall determine in its discretion the nature, terms, conditions, and amount of each award.

Duration

              Subject to the right of the committee or the Board to amend or terminate our Equity Plan at any time, our Equity Plan shall remain in effect, until the earlier of the tenth anniversary of the effective date of the amendment of our Equity Plan, which will be May 24, 2016, subject to stockholder approval, or when all shares of common stock subject to our Equity Plan have been purchased or acquired according to our Equity Plan's provisions. Any previously granted awards under our Equity Plan that remain outstanding as of the date of expiration or other termination of our Equity Plan shall not be affected by such expiration or other termination and shall continue in effect in accordance with their respective terms.

Restricted Stock Awards

              Restricted stock may be issued for services rendered with any or no additional purchase price as shall be determined by the committee in its discretion and may be subject to certain restrictions and to a risk of forfeiture as set forth in the award agreement. A participant to whom shares of restricted stock are granted shall, upon issuance of a stock certificate for the shares issued, have all of the rights of ownership with respect to the shares subject to such restricted stock award, including the right to vote the same and receive any dividends paid thereon; subject however, to the terms, conditions, and restrictions contained in our Equity Plan and in the applicable award agreement.

Restricted Stock Unit Awards

              Each RSU awarded shall represent a right for one share of common stock to be delivered upon settlement of the award, which right shall be subject to a risk of forfeiture and cancellation and to the other terms and conditions set forth in our Equity Plan and the award agreement. An RSU award agreement may provide for cancellation of RSUs upon termination of the participant's employment or other relationship with us or nonperformance of specified performance goals or measures established by the committee. An RSU award agreement may also provide for vesting periods that require the passage of time and/or the occurrence of events in order for the RSUs to vest and become no longer subject to cancellation. RSUs shall not be credited with dividend equivalents unless specifically provided for in the applicable award agreement, and then only upon such terms and conditions as set forth in such award agreement. The committee, in its discretion, is free to specify terms and conditions other than those described above.

              Settlement of an RSU award shall be made in accordance with the terms and conditions of the applicable award agreement. An RSU award agreement may provide that settlement may be made solely through the issuance of shares of common stock or at the mutual election of the participant and the Company, in a combination of shares of common stock and cash. Upon the settlement of an RSU award, we shall deliver to the participant the number of shares of common stock issued to the participant in settlement of the award, which shares may be delivered in book-entry or certificated form.

              The Compensation Committee has delegated to our Chief Executive Officer the power to issue RSUs with an annual aggregate value of up to $1,000,000 per year to our non-officer employees.

Stock Options

              Subject to the terms and provisions of our Equity Plan, ISOs and NSOs may be granted to participants in such number, upon such terms, and at such times as shall be determined by the committee. Notwithstanding the foregoing, no ISOs may be granted more than ten years after May 24, 2016. Each stock option granted to a participant shall expire at such time as the committee shall determine at the time of grant; provided, however, no stock option shall be exercisable later than the tenth anniversary date of its grant. Stock options granted under our Equity Plan shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions as the committee shall in each instance approve, which need not be the same for each grant or for each participant.

              The stock option price for each grant of a stock option shall be determined by the committee and shall be specified in the award agreement. The stock option price may include a stock option price based on 100 percent of the fair market value of the shares of common stock on the date of grant, a stock option price that is set at a premium to the fair market value of the shares of common stock on the date of grant, or a stock option price that is indexed to the fair market value of the shares of common stock on the date of grant, with the index determined by the committee in its discretion. The stock option price for each stock option grant, whether issued as an ISO or an NSO, shall be not less than 100 percent of the fair market value of the underlying shares of common stock on the date of grant. Dividend equivalents are not permitted for stock options.

SARs

              Subject to the terms and conditions of our Equity Plan, SARs may be granted to participants at any time and from time to time and upon such terms as shall be determined by the committee in its discretion. The committee may grant freestanding SARs, tandem SARs, or any combination of these forms of SARs. The grant price for each grant of a freestanding SAR shall be determined by the committee and shall be specified in the award agreement. The SAR grant price may include a grant price based on 100 percent of the fair market value of the underlying share on the date of grant or a grant price that is set at a premium to the fair market value of the underlying share on the date of grant. The SAR grant price shall not be less than the fair market value of the underlying share on the date of grant. The grant price of the tandem SARs shall be equal to the option price of the related option. A tandem SAR means a SAR that the committee specifies is granted in connection with a related stock option pursuant to our Equity Plan, the exercise of which shall require forfeiture of the right to purchase a share of common stock under the related stock option (and when a share of common stock is purchased under the stock option, the tandem SAR shall similarly be cancelled) or a SAR that is granted in tandem with a stock option but the exercise of such option does not cancel the SAR, but rather results in the exercise of the related SAR. Regardless of whether a stock option is granted coincident with a SAR, a SAR is not a tandem SAR unless so specified by the committee at time of grant. Dividend equivalents are not permitted for SARs.

Performance Shares and Performance Units

              Subject to the terms and conditions of our Equity Plan, performance shares and performance units may be granted at any time and from time to time as shall be determined by the committee in its discretion. Each performance share and performance unit shall have an initial value established by the committee at the time of the grant. The committee shall in its discretion set performance criteria for a performance period that shall not be shorter than 12 months, which, depending on the extent to which the performance criteria are met, will determine, in the manner established by the committee and set forth in the applicable award agreement, the value and/or amount of each performance share or performance unit that will be paid to a participant.

              Subject to our Equity Plan and the applicable award agreement, after the applicable performance period has ended, the holder of performance shares or performance units shall be entitled to receive, to the extent that the performance shares or performance units have vested, if applicable, a payout of the value or amount of performance shares or performance units, determined as a function of the extent to which the corresponding performance criteria have been achieved. The committee in its discretion may require a participant to hold the shares or other property received pursuant to such an award for a specified period of time. Payment of earned performance shares and performance units shall be made in accordance with the terms and conditions of the applicable award agreement. A performance share or performance unit award agreement may provide that payment may be made, to the extent that the performance share or performance unit has vested and the performance criteria are met, solely through the issuance of shares earned upon the expiration of the applicable performance period. The participant may elect to satisfy the participant's tax withholding obligation with respect to the award by having us withhold shares or other property or by the participant surrendering shares or other property to us with a fair market value on or near the tax withholding date equal to the tax withholding obligation.

              Dividends and other distributions declared by our Board and paid with respect to outstanding shares shall only be paid with respect to performance share and performance unit awards for shares that have been issued by us in payment of such awards to the extent that the awards have vested and upon the expiration of the applicable performance periods for the awards. Performance shares and performance units shall not be credited with dividend equivalents unless specifically provided for in the applicable award agreement and then only upon such terms and conditions as set forth in such award agreement.

Stock Based Awards

              Subject to the terms and provisions of our Equity Plan, the committee, at any time and from time and time, may grant other types of equity based or equity related awards not otherwise described by the terms of our Equity Plan (including the grant or offer for sale of unrestricted shares of common stock) in such amounts and subject to such terms and conditions including, but not limited to, being subject to performance criteria or in satisfaction of such obligations. Such awards may entail the transfer of actual shares of common stock to participants or payment in cash or otherwise of amounts based on the value of shares of common stock.

Performance Measures

              Notwithstanding any other terms of our Equity Plan, the vesting, monetization, or value (as determined by the committee) of each award other than a stock option or SAR that, at the time of grant, the committee intends to be performance based compensation to a covered employee shall be determined by the attainment of one or more performance goals as determined by the committee in conformity with Section 162(m) of the IRC. The committee shall specify in writing, by resolution or otherwise, the participants eligible to receive such an award (which may be expressed in terms of a class of individuals) and the performance goal(s) applicable to such awards within ninety (90) days after the commencement of the period to which the performance goal(s) relate(s) or such earlier time as required to comply with Section 162(m) of the IRC. No such award shall be payable unless the committee certifies in writing, by resolution or otherwise, that the performance goal(s) applicable to the award were satisfied. In no case may the committee increase the value of an award of performance based compensation above the maximum value determined under the performance formula by the attainment of the applicable performance goal(s), but the committee retains the discretion to reduce the value below such maximum. A general description of performance measures on which performance goals will be based is contained in our Equity Plan document attached to this proxy statement as Annex A.

Change of Control

Accelerated Vesting and Payment

              Subject to the provisions of our Equity Plan or as otherwise provided in the award agreement, for awards granted prior to a change of control, in the event a change of control occurs and a participant's employment with the Company is terminated without cause or the participant terminates his or her employment for good reason within thirty (30) months of the change of control (a "Change of Control Termination"), unless otherwise specifically prohibited under law or by the rules and regulations of a national securities exchange:

  •
  any period of restriction and other restrictions imposed on restricted stock or RSUs shall lapse, and RSUs shall be immediately payable;

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  any and all stock options and SARs granted shall become immediately exercisable;

  •
  the target payout opportunities attainable under all outstanding awards of performance based restricted stock and performance based RSUs, performance shares and performance units (including but not limited to awards intended to be performance based compensation) shall be deemed to have been fully earned based on measured performance as of the effective date of the change of control,

  •
  the vesting of all awards denominated in shares of common stock shall be accelerated as of the effective date of the Change of Control Termination and shall be paid out to participants within 30 days following the effective date of the Change of Control Termination, and

  •
  awards denominated in cash shall be paid to participants in cash within 30 days following the effective date of the Change of Control Termination;

  •
  upon a Change of Control Termination, unless otherwise specifically provided in a written agreement entered into between the participant and us or an affiliate of ours, the committee shall immediately vest and pay out all other stock based awards as determined by the committee; and

  •
  the committee shall have the ability to unilaterally determine that all outstanding awards are cancelled upon a Change of Control Termination, and the value of such awards, as determined by the committee in accordance with the terms of our Equity Plan and the award agreement, be paid out in cash in an amount determined by the committee in accordance with the terms of our Equity Plan and the award agreement, within a reasonable time subsequent to the Change of Control Termination; provided, however, that no such payment shall be made on account of an ISO using a value higher than the fair market value on the date of settlement.

              In the event that the existence of the foregoing provisions, even if a change of control and a Change of Control Termination do not occur, would result in an award to a covered employee designed to qualify as performance based compensation to not so qualify, the committee shall have the discretion to adopt for such award such provisions as shall satisfy the requirements of Section 162(m) of the IRC.

Alternate Awards

              Subject to certain conditions set forth in our Equity Plan, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an award, cash settlement, or other payment shall occur with respect to any award if the committee reasonably determines in good faith prior to the occurrence of a change of control, that such award shall be honored, assumed, or new rights substituted therefore by any successor, all as described in our Equity Plan.

Amendment, Modification, Suspension, and Termination

              The committee or the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate our Equity Plan in whole or in part; provided, however, that:

  •
  except in connection with a corporate transaction involving us (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spin off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the option price of outstanding options or the grant price of outstanding SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an option price or grant price that is less than the option price or grant price of the original options or SARs without stockholder approval;

  •
  no amendment or modification that would increase the total number of shares of common stock available for issuance under our Equity Plan or the total number of shares available for ISOs under our Equity Plan shall be effective unless approved by our stockholders; and

  •
  to the extent necessary under any applicable law, regulation, or securities exchange or market requirement, no amendment shall be effective unless approved by our stockholders in accordance with applicable law, regulation, or securities exchange or market requirement.

Adjustment of Awards

              The committee may make appropriate proportionate adjustments or substitutions in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or our financial statements or of changes in applicable laws, regulations, or accounting principles, whenever the committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under our Equity Plan.

              Adjustments shall be made automatically, without the necessity of committee action, on the customary and appropriate arithmetical basis, in the case of any stock split, including a stock split affected by means of a stock dividend and in the case of any other dividend paid in shares of common stock. Adjustments shall be made in the discretion of the committee with respect to other corporate events or transactions.

Securities Registration

              We have registered under the Securities Act of 1933, as amended (the "Securities Act") the issuance of previously authorized shares of common stock under our Equity Plan, and plan to register the issuance of the additional shares under these amendments if approved by our stockholders.

Accordingly, participants will be able to sell shares issued under our Equity Plan once any vesting and holding periods are satisfied, subject to other requirements of the Securities Act.

Tax Matters

              ISOs.    The grant of an ISO will not result in any immediate tax consequences to us or the optionee. An optionee will not recognize taxable income and we will not be entitled to any deduction upon the timely exercise of an ISO, but the excess of the fair market value of the shares of common stock acquired over the stock option price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee does not dispose of the shares of common stock acquired within one year after their receipt (and within two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares of common stock will be treated as long term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will recognize ordinary taxable income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of common stock on the date of exercise over the option price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain recognized. Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount and at the same time as the optionee recognizes such ordinary taxable income.

              NSOs.    The grant of a NSO will not result in any immediate tax consequences to us or the optionee. Upon the exercise of a NSO, the optionee will recognize ordinary taxable income, and we will be entitled to a deduction, equal to the difference between the stock option price and the fair market value of the shares of common stock acquired at the time of exercise.

              SARs.    The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to us or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares of common stock received will constitute ordinary taxable income to the grantee. We will be entitled to a deduction in the same amount and at the same time.

              Restricted Stock.    A grantee normally will not recognize taxable income upon an award of restricted stock, and we will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock at that time, plus the amount of any dividends and interest thereon to which the grantee then becomes entitled. However, a grantee may elect to recognize ordinary taxable income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. We will be entitled to a deduction in the same amount and at the same time as the grantee recognizes income, subject to the limitations of Section 162(m) of the IRC.

              RSUs.    The grant of an RSU will not result in any immediate tax consequences to us or the grantee. Upon payment of a RSU, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock or cash received at that time. We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the IRC.

              Performance Shares and Performance Units.    The grant of a performance share or performance unit will not result in any immediate tax consequences to us or the grantee. Upon payment of a performance share or performance unit, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock or cash received at that time. We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the IRC.

              Payouts of Performance Compensation Awards.    The designation of an award of restricted stock, RSUs, performance shares, or performance units as a performance compensation award will not change the tax treatment described above to an employee who receives such an award or grant. Such a designation will, however, enable such award or grant to qualify as performance based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m) of the IRC. Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award. The amount of the withholding will generally be determined with reference to the closing price of the shares of common stock as reported on the NYSE on the date of determination.

              Golden Parachute Tax and Section 280G of the IRC.    If an award is accelerated as a result of either (i) a change of control of the Company for awards granted, or (ii) a change of control of the Company and a termination of a participant's employment either by us without cause or by the participant for good reason within 30 months of the change of control for awards granted on or after May 21, 2008, all or a portion of the value of the award at that time may be a "parachute payment" under Section 280G of the IRC for certain employees and other individuals who perform services for us. Section 280G generally provides that if parachute payments equal or exceed three times an award holder's average W-2 compensation for the five tax years preceding the year of the change of control, we will not be permitted to claim its deduction with respect to any "excess parachute payments" made to the individual. An "excess parachute payment" generally is the portion of a parachute payment that exceeds such individual's historical average compensation. Section 280G of the IRC generally applies to employees or other individuals who perform services for us if within the 12 month period preceding the change of control the individual is an officer of the Company, a stockholder owning more than one percent of our stock, or a member of the group consisting of the lesser of the highest paid one percent of our employees or the highest paid 250 of our employees. A recipient of an excess parachute payment is subject to a 20 percent excise tax on such excess parachute payment under Section 4999 of the IRC.

              The discussion set forth above is intended only as a summary and does not purport to be a complete enunciation or analysis of all potential tax consequences relevant to recipients of awards under our Equity Plan. We have not undertaken to discuss the tax treatment of awards under our Equity Plan in connection with a merger, consolidation, or similar transaction. Such treatment will depend on the terms of the transaction and the method of dealing with the awards in connection therewith.

New Plan Benefits Table

              We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees or directors under our Equity Plan. Such awards will be subject to limits as set forth in Section 4.1 of our Equity Plan document attached to this proxy statement as Annex A.

              The following table sets forth the RSU and PSU awards granted in 2015 under our Equity Plan to each of our NEOs, executive officers as a group, and participating employees (excluding NEOs and other executive officers) as a group as well as restricted stock granted in 2015 to non-executive directors as a group related to the service period from May 19, 2015, through May 19, 2016.

Total Shares(1)
Javan D. Ottoson	66,780
A. Wade Pursell	36,172
Herbert S. Vogel	36,172
David W. Copeland	15,582
Mark D. Mueller	8,681
Anthony J. Best(2)	—
All executive officers as a group (10 persons, including those named above)	198,557
All directors who are not executive officers as a group (9 persons)	39,903
All current participating employees, excluding executive officers, as a group	478,442

(1)
Total shares are calculated based upon one share for each RSU, PSU, and share of restricted stock.

(1)
Mr. Best retired effective as of January 31, 2015.

Disclosure with Respect to Equity Compensation Plan

              For a table providing information as of December 31, 2015, concerning equity awards granted under our Equity Plan, please see the "Equity Compensation Plans" section of this Proxy Statement.

     Recommendation of the Board:              The Board recommends voting "FOR" Proposal 4.

REPORT OF THE AUDIT COMMITTEE

              The Audit Committee is appointed by the Board of Directors of SM Energy Company to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of SM Energy Company's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (b) the qualifications, independence, and performance of SM Energy Company's independent registered public accounting firm, (c) the performance of SM Energy Company's internal audit function, and (d) other matters as set forth in the charter of the Audit Committee approved by the Board.

              Management is responsible for SM Energy Company's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2015, was responsible for performing an independent audit of SM Energy Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

              In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of SM Energy Company for the year ended December 31, 2015. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence.

              Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of SM Energy Company be included in SM Energy Company's Annual Report on Form 10-K for the year ended December 31, 2015.

              Respectfully submitted by the Audit Committee of the Board of Directors,

    William J. Gardiner, Chair
    Larry W. Bickle
    Loren M. Leiker
    Ramiro G. Peru
    Rose M. Robeson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              To the knowledge of management, neither EY nor any of its members had any direct or material indirect financial interest in our company or any connection with our company in any capacity other than as our independent registered public accounting firm for the years ended December 31, 2015, and 2014.

              We paid the following fees for the audit of the consolidated financial statements and for other services provided in the years ended December 31, 2015, and 2014. All services and fees, including tax service fees, were pre-approved by the Audit Committee.

	2015	2014
Audit Fees(1)	$994,585	$928,520
Audit Related Fees(2)	—	90,500
Tax Fees(3)	17,500	10,000
All Other Fees	—	—

Total Fees	$1,012,085	$1,029,020

(1)
Includes reviews of registration statements and related consents and comfort letters.

(2)
Includes audits of specific divested properties on behalf of third party buyer.

(3)
Includes basic compliance services and assistance with technical research.

              The Audit Committee concluded that the provision of the non-audit services, such as tax services, was compatible with maintaining EY's independence.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

              The charter of the Audit Committee provides that the Audit Committee shall approve the fees and any other significant compensation to be paid to the independent registered public accounting firm, and shall approve in advance any non-audit services to be performed by the independent registered public accounting firm. Such pre-approval requirement for non-audit services may be waived only if the non-audit services meet a de minimis exception allowed by law. Accordingly, it is the Audit Committee's policy that, prior to the engagement of the independent registered public accounting firm, the Audit Committee shall review and pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm (including the related fees and other terms of such services).

              In connection with this policy, the following procedures are followed: (a) if applicable, each year the Audit Committee reviews and pre-approves a schedule of services and estimated fees for proposed audit and non-audit services to be provided by the independent registered public accounting firm during the next annual audit cycle, which schedule is detailed as to the particular services to be performed by the independent registered public accounting firm; (b) actual amounts paid to the independent registered public accounting firm are monitored by financial management of our company and reported to the Audit Committee; (c) any services proposed to be provided by the independent registered public accounting firm and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed; and (d) incremental fees for previously approved services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

              Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2017 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 14, 2016.

              In addition to the requirements of Rule 14a-8, and as more specifically provided for in our By-Laws, in order for a nomination of persons for election to the Board or a proposal of business to be properly brought before the 2017 Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our By-Laws. A stockholder making a nomination for election to the Board or a proposal of business for the 2017 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary not earlier than the close of business on the 120th day prior to the first anniversary of the date of the 2016 Annual Meeting nor later than the close of business on the 90th day prior to the first anniversary of the 2016 Annual Meeting. In other words, for a stockholder nomination for election to the Board or a proposal of business to be considered at the 2017 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than January 24, 2017, and no later than February 23, 2017. If the date of our 2017 Annual Meeting of Stockholders changes by more than 30 days before or after May 24, 2017, then stockholder nominations and proposals must be received not earlier than the close of business on the 120th day prior to the date of the 2017 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2017 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2017 Annual Meeting of Stockholders is less than 100 days prior to the date of the meeting, the 10th day following the day on which public announcement of the date of the 2017 Annual Meeting of Stockholders is first made by us. For additional information about stockholder nominations and proposals, see "Corporate Governance—Director Nomination Process."

              Under Rule 14a-4(c) of the Exchange Act, the Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2017 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before February 27, 2017, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after February 27, 2017, and the matter nonetheless is permitted to be presented at the 2017 Annual Meeting of Stockholders, the Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

2015 ANNUAL REPORT

              We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, with the SEC. Our Annual Report is being made available to our stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material. It is available free of charge at the SEC's web site at www.sec.gov. Upon written request by a stockholder, we will mail, without charge, a copy of the Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests may be made by writing to our Corporate Secretary at the address specified above.

OTHER MATTERS

              Management does not know of any matters to be brought before the Annual Meeting other than the election of directors, the ratification of the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2016, the advisory vote to approve the compensation of our named executive officers, and the approval of the amendment and restatement of our Equity Incentive Compensation Plan. If any other matters not mentioned in this Proxy Statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

              Our website at www.sm-energy.com includes much of this information, along with other general information about our operations, community activities and stakeholder relations. Any remaining questions regarding our operations or financial position can be directed to our Investor Relations Department at ir@sm-energy.com or our External Affairs Department at externalaffairs@sm-energy.com.

              Whether or not you intend to be present at the Annual Meeting, we urge you to submit your proxy promptly.

By Order of the Board of Directors,

David W. Copeland Executive Vice President, General Counsel and Corporate Secretary

April 13, 2016

ANNEX A

SM ENERGY COMPANY
EQUITY INCENTIVE COMPENSATION PLAN
As Amended as of May 24, 2016

ARTICLE 1.
ESTABLISHMENT, PURPOSE AND DURATION

              1.1    Establishment.    SM Energy Company, a Delaware corporation (the "Company"), has established an equity incentive compensation plan formerly known as the 2006 Equity Incentive Compensation Plan (the "Plan"), originally adopted effective May 17, 2006. On March 26, 2009, the Plan was renamed as the Equity Incentive Compensation Plan. The Plan permits the grant of Restricted Stock, Restricted Stock Units, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and Stock Based Awards. The Plan as amended and restated herein will become effective upon its approval by the Company's stockholders on May 24, 2016 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

              1.2    Purpose.    The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company's stockholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to attract, motivate, and retain the services of Participants upon whose judgment, interest, and special effort the success of the Company is substantially dependent.

              1.3    Duration.    The Plan commenced as of May 17, 2006, as set forth in Section 1.1 hereof, and shall remain in effect, subject to the right of the Committee or the Board to amend or terminate the Plan at any time pursuant to Article XIV hereof, until the earlier of (i) the tenth anniversary of the Effective Date, or (ii) when all Shares subject to the Plan have been purchased or acquired according to the Plan's provisions. Any previously granted Awards under this Plan which remain outstanding as of the date of expiration or other termination of the Plan shall not be affected by such expiration or other termination and shall continue in effect in accordance with their respective terms.

              1.4    Successor Plan.    This Plan shall serve as the successor to the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the St. Mary Land & Exploration Company Restricted Stock Plan, and the St. Mary Land & Exploration Company Non-Employee Director Stock Compensation Plan (collectively, the "Predecessor Plans"), and no further grants or awards shall be made under the Predecessor Plans from and after May 17, 2006. Each outstanding grant or award under a Predecessor Plan immediately prior to May 17, 2006 shall continue to be governed solely by the terms and conditions of the applicable Predecessor Plan and the instruments evidencing such grant or award, and, except as otherwise expressly provided herein or by the Committee, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such outstanding grants or awards under the Predecessor Plans. Any Shares reserved for issuance under the Predecessor Plans in excess of the number of Shares as to which grants or awards have been made thereunder shall be transferred into this Plan as of May 17, 2006 and shall become available for Awards under this Plan. Any Shares related to grants or awards made under the Predecessor Plans that after May 17, 2006 may lapse, expire, terminate, or are cancelled, are settled in cash in lieu of common stock, are tendered (either by actual delivery or attestation) to pay the option price, or are used to satisfy any tax withholding requirements shall be deemed to be available for issuance or reissuance under Section 4.1 of this Plan.

 ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

              2.1    Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when such meaning is intended the term shall be capitalized.

                  (a)         "Affiliate" shall have the meaning given to such term in Rule 12b-2 under the Exchange Act, with reference to the Company, and shall also include any corporation, partnership, joint venture, limited liability company or other entity in which the Company owns, directly or indirectly, at least 50 percent of the total combined voting power of such corporation or of the capital interest or profits interest of such partnership or other entity.

                  (b)         "Award" means, individually or collectively, a grant or award under this Plan of Restricted Stock, Restricted Stock Units, NQSOs, ISOs, SARs, Performance Shares, Performance Units or Stock Based Awards, in each case subject to the terms of this Plan.

                  (c)          "Award Agreement" means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award. All Award Agreements shall be deemed to incorporate the provisions of the Plan. An Award Agreement need not be identical to other Award Agreements either in form or substance. An Award Agreement may be transmitted electronically to the Participant in the discretion of the Company.

                  (d)         "Board" or "Board of Directors" means the Board of Directors of the Company.

                  (e)         "Change of Control" shall mean any of the following events:

                               (i)  (A) The acquisition by any individual or entity (a "Person") or Persons acting as a group of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50 percent of either (1) the then value of the outstanding shares of common stock of the Company, or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

                        (B)         For purposes of paragraph (A), Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a Person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. For purposes of determining stock ownership, see (e)(iv) below.

                              (ii)  A majority of members of the Board is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

                            (iii)  (A) Any one Person, or more than one Person acting as a group (as determined in (e)(iii)(C) below), acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

                        (B)         A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to—

                            (1)         A stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

                            (2)         An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

                            (3)         A Person, or more than one Person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

                            (4)         An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a Person described in (e)(iii)(B)(3). For purposes of this paragraph (e)(iii)(B) and except as otherwise provided, a Person's status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority owned subsidiary of the Company after the transaction, is not treated as a change in the ownership of the assets of the Company.

                        (C)         Persons will not be considered to be acting as a group for purposes of this paragraph (e)(iii) solely because they purchase assets of the Company at the same time. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company. If a Person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

                        (D)        For purposes of determining stock ownership, see (e)(iv) below.

                             (iv)  For purposes of determining whether there has been a Change of Control, Section 318(a) of the Code applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by §§1.83-3(b) and (j) of the income tax regulations promulgated by the Internal Revenue Service), the stock underlying the option is not treated as owned by the individual who holds the option.

                  (f)          "Change of Control Price" means the highest per share price for Shares offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Shares on any of the 30 trading days immediately preceding the date on which a Change of Control occurs.

                  (g)         "Change of Control Termination" has the meaning set forth in Section 13.2 hereof.

                  (h)         "Code" means the Internal Revenue Code of 1986, as amended.

                  (i)          "Committee" means the Compensation Committee of the Board of Directors, or any other duly authorized committee of the Board appointed by the Board to administer the Plan. The Committee shall be comprised of two or more directors, and each member of the Committee shall be a Non-Employee Director, an "outside director" within the meaning of the regulations under Section 162(m) of the Code, and an "independent director" for purposes of the rules and regulations of the New York Stock Exchange ("NYSE") (or such other principal securities market on which the Shares are traded).

                  (j)          "Company" means SM Energy Company, a Delaware corporation, and any successor thereto as provided in Article XVII hereof.

                  (k)         "Covered Employee" means an Employee who is, or who the Committee expects to become, a "covered employee" within the meaning of Section 162(m) of the Code.

                  (l)          "Director" means any individual who is a member of the Board of Directors of the Company.

                  (m)        "Dividend Equivalent" means a right with respect to an Award to receive cash, Shares or other property equal in value and form to dividends declared by the Board and paid with respect to outstanding Shares. Dividend Equivalents shall not apply to Options or Stock Appreciation Rights, and shall not apply to any other type of Award unless specifically provided for in the Award Agreement, and if specifically provided for in the Award Agreement shall be subject to such terms and conditions set forth in the Award Agreement as the Committee shall determine. Dividend Equivalents credited in connection with Performance Units or Restricted Stock Units that vest based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the underlying Award.

                  (n)         "Employee" means any employee of the Company or an Affiliate. Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under this Plan.

                  (o)         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (p)         "Fair Market Value" or "FMV" means a value or price that is based on the opening, closing, actual, high, low or average selling prices per Share on the NYSE or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement or payout of an Award. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

                  (q)         "Fiscal Year" means the year commencing on January 1 and ending on December 31, or such other fiscal year period as approved by the Board.

                  (r)          "Freestanding SAR" means a SAR that is not a Tandem SAR, as described in Article VIII herein.

                  (s)          "Grant Price" means the price against which the amount payable is determined upon exercise of a SAR.

                  (t)          "Incentive Stock Option" or "ISO" means an Option to purchase Shares granted under Article VII herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

                  (u)         "Non-Employee Director" means a Director who meets the definition of a "Non-Employee Director" set forth in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

                  (v)          "Nonqualified Stock Option" or "NQSO" means an Option to purchase Shares granted under Article VII herein, which is not intended to be an Incentive Stock Option or which otherwise does not meet the requirements for an ISO.

                  (w)         "Option" means the conditional right to purchase Shares at a stated Option Price for a specified period of time in the form of an Incentive Stock Option or a Nonqualified Stock Option subject to the terms of this Plan.

                  (x)          "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

                  (y)          "Participant" means a participant holding an outstanding Award granted under the Plan.

                  (z)          "Performance Based Compensation" means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Performance Goals under circumstances that satisfy the requirements of Section 162(m) of the Code.

                  (aa)       "Performance Goal" means a performance criterion selected by the Committee for a particular Award for purposes of Article XI based on one or more Performance Measures.

                  (bb)       "Performance Measures" mean measures as described in Article XI, the attainment of one or more of which shall, as determined by the Committee, determine the vesting, monetization, or value of an Award to a Covered Employee that is designated to qualify as Performance Based Compensation.

                  (cc)        "Performance Period" means the period of time, which shall not be shorter than 12 months, during which the assigned performance criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award of Performance Shares or Performance Units.

                  (dd)       "Performance Share" means an Award granted under Article IX herein, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

                  (ee)       "Performance Unit" means an Award granted under Article IX herein, denominated in units, which may be valued by reference to a designated amount of property other than Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

                  (ff)         "Plan" means this Equity Incentive Compensation Plan, as it may be amended from time to time.

                  (gg)       "Restricted Stock" means an Award under Article VI of Shares that may be subject to certain restrictions and to a risk of forfeiture as set forth in the Award Agreement.

                  (hh)       "Restricted Stock Unit" means an Award under Article VI that is valued by reference to a Share, which value may be paid by delivery of Shares or cash or a combination thereof upon settlement of the Award, subject to the specific terms and conditions of the Award as set forth in the Award Agreement.

                  (ii)         "Securities Act" means the Securities Act of 1933, as amended.

                  (jj)         "Shares" means shares of common stock of the Company, $0.01 par value per share.

                  (kk)       "Stock Appreciation Right" or "SAR" means the conditional right to receive the difference between the FMV of a Share on the date of exercise over the Grant Price, pursuant to the terms of Article VIII herein.

                  (ll)         "Stock Based Award" means an equity based or equity related Award granted pursuant to the terms of Article X herein.

                  (mm)     "Substitute Award" means Awards granted or Shares issued by the Company in assumption of or in substitution or exchange for Awards previously granted or the right or obligation to make future Awards, in each case by a company acquired by the Company or any Affiliate, or a company with which the Company or any Affiliate combines.

                  (nn)       "Tandem SAR" means a SAR that the Committee specifies pursuant to Article VIII herein is granted in connection with a related Option, the exercise of which SAR shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled), or a SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR. Regardless of whether an Option is granted coincident with a SAR, a SAR is not a Tandem SAR unless so specified by the Committee at the time of grant.

              2.2    Construction.    Captions and titles contained herein are for convenience of reference only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, any definition of any term herein in the singular also shall include the plural.

ARTICLE 3.
ADMINISTRATION

              3.1    General.    The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

              3.2    Authority of the Committee.    The Committee shall have full and exclusive discretionary power to (i) interpret the terms and the intent of the Plan, any Award and any Award Agreement or other agreement ancillary to or in connection with the Plan, (ii) determine eligibility for Awards and select those who will become Participants in the Plan, (iii) adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper, (iv) provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company with respect to the Plan and (v) make all other determinations necessary or advisable for the administration of the Plan. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article XIV, adopting modifications, amendments or subplans to the Plan or any Award Agreement. Subject to the terms and provisions of the Plan, the Committee shall have complete discretion in determining the nature, terms, conditions and amount of each Award. In making such determinations, the Committee may take into account the nature of services rendered by the recipient of the Award, such person's present and potential contributions to the Company and such other factors as the Committee in its discretion shall deem relevant.

              3.3    Delegation.    The Committee may delegate to one or more of its members any of the Committee's administrative duties or powers as it may deem advisable; provided, however, that any such delegation shall not be inconsistent with the provisions of Rule 16b-3 under the Exchange Act or Section 162(m) of the Code as to actions to be taken by the Committee in connection therewith. In addition, the Committee may delegate to the Chief Executive Officer of the Company the power to grant Restricted Stock Units to non-executive employees in an amount not to exceed $1,000,000 in any one year.

ARTICLE 4.
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

              4.1    Total Number of Shares Available for Awards.    Subject to adjustment as provided in Section 4.2 herein, the total number of Shares hereby made available and reserved for issuance to Participants pursuant to Awards granted under the Plan shall be 14,100,000, plus any remaining Shares available for issuance under the Predecessor Plans as set forth in Section 1.4 (with such total number of Shares, including such adjustment and remaining Shares, to be referred to as the "Total Share Authorization"). Any Shares issued in connection with an Option or SAR shall be counted against the Total Share Authorization limit as one Share for every one Share issued. Any Shares issued pursuant to Awards granted on or before May 20, 2009 in connection with an Award other than an Option or SAR shall be counted against the Total Share Authorization limit as two Shares for every one Share issued. Any Shares issued pursuant to Awards granted after May 20, 2009 but before May 22, 2013 in connection with an Award other than an Option or SAR shall be counted against the Total Share Authorization limit as 1.43 Shares for every one Share issued. Any Shares issued pursuant to Awards granted after May 22, 2013 in connection with any Award shall be counted against the Total Share Authorization limit as one Share for every one Share issued. The maximum aggregate number of Shares that may be issued through Nonqualified Stock Options shall be equal to the Total Share Authorization. The maximum aggregate number of Shares that may be issued through Incentive Stock Options shall be 10,700,000.

              Any Awards that are not settled in Shares shall not be counted against the Total Share Authorization limit. Any Shares related to Awards (or after May 17, 2006, awards granted or issued under the Predecessor Plans) which (i) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, (ii) are settled in cash either in lieu of Shares or otherwise, or (iii) are exchanged with the Committee's approval for Awards not involving Shares, shall be available again for issuance under the Plan. In addition, if the Option Price of any Option granted under the Plan or the tax withholding requirement with respect to any Award granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for issuance under the Plan; provided, however, that from and after May 21, 2008 and until May 22, 2013, Shares tendered as full or partial payment to the Company of the Option Price upon exercise of Options granted under this Plan, Shares reserved for issuance upon grant of SARs, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon exercise of the SARs, and Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant's tax withholding obligations with respect to any Award granted under this Plan, shall not become available again for issuance under this Plan. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance Based Compensation, the following limits ("Award Limits") shall apply to grants of Awards to Covered Employees under the Plan:

              (a)    Restricted Stock/Restricted Units.    The maximum aggregate number of Shares that may be granted in the form of Restricted Stock/Restricted Stock Units in any one Fiscal Year to any one Participant shall be 100,000.

              (b)    Options and SARS.    The maximum aggregate number of Shares that may be granted in the form of Options or SARs in any one Fiscal Year to any one Participant shall be 200,000.

              (c)    Performance Shares/Performance Units.    The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one Fiscal Year shall be 300,000

Shares, and the maximum value of Performance Units that a Participant may receive with respect to Awards in any one Fiscal Year shall be a value of $5,000,000 determined as of the date of vesting or payout, as applicable.

              (d)    Stock Based Awards.    The maximum aggregate grant with respect to Stock Based Awards in any one Fiscal Year to any one Participant shall be 200,000.

              4.2    Adjustments in Authorized Shares.    In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary or special dividend, stock split, reverse stock split, split up, spin off, other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to the stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall make or provide for appropriate proportionate substitutions or adjustments, as applicable, to the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the application and computation of any Dividend Equivalents that may be provided for in Award Agreements, the Award Limits, and any other value determinations applicable to outstanding Awards or to this Plan. Such adjustments shall be made automatically, without the necessity of Committee action, on the customary and appropriate arithmetical basis, in the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in Shares, and shall be made in the discretion of the Committee with respect to other corporate events or transactions. The Committee, in its sole discretion, may also make other appropriate adjustments in the terms of any Awards under the Plan to reflect, or related to, such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of Performance Periods, as are equitably necessary to prevent dilution or enlargement of Participant's rights under the Plan that otherwise would result from such corporate event or transaction. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Subject to the provisions of Article XIII and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution or conversion of Awards under this Plan in connection with any such corporate event or transaction upon such terms and conditions as it may deem appropriate. In addition, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution or conversion as provided in the previous sentence.

              4.3    Substitute Awards.    Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Award Limits, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in Section 4.1 above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

ARTICLE 5.
ELIGIBILITY AND PARTICIPATION

              5.1    Eligibility.    All Employees and members of the Board of the Company and of any Affiliate of the Company shall be eligible to participate in the Plan and be granted Awards under the Plan.

              5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may from time to time, in its sole discretion, select from among persons eligible to participate in the Plan those to whom Awards shall be granted under the Plan, and shall determine in its discretion the nature, terms, conditions, and amount of each Award.

ARTICLE 6.
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

              6.1    Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, in its discretion may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and upon such terms as the Committee shall determine.

                  (a)         Restricted Stock.

                      (i)          Nature of Restricted Stock. Restricted Stock may be issued for services rendered with any or no additional purchase price as shall be determined by the Committee in its discretion, and may be subject to certain restrictions and to a risk of forfeiture as set forth in the Award Agreement. A Participant to whom Shares of Restricted Stock are issued shall have all of the rights of ownership with respect to the Shares subject to such Restricted Stock Award, including the right to vote the same and receive any dividends paid thereon; subject, however, to the terms, conditions and restrictions contained in this Plan and in the applicable Award Agreement.

                      (ii)         Forfeiture and Vesting. A Restricted Stock Award Agreement may provide for forfeiture of the Restricted Stock upon termination of the Participant's employment or other relationship with the Company or nonperformance of specified performance goals or measures established by the Committee. A Restricted Stock Award Agreement may also provide for (i) vesting periods which require the passage of time and/or the occurrence of events in order for the Restricted Stock to vest and become no longer subject to forfeiture and (ii) holding periods during which the Restricted Stock may not be sold or otherwise transferred.

                      (iii)        Delivery of Shares and Settlement. Upon an Award of Restricted Stock, the Company shall deliver to the Participant the Shares subject to the Award (which Shares may be delivered in book-entry or certificated form), and such Shares shall be evidenced with an appropriate legend referring to or setting forth the applicable restrictions to which such Shares are subject (by means of appropriate stop-transfer orders on Shares credited to book-entry accounts or by means of appropriate legends on Shares that have been certificated). After the Shares are no longer subject to such restrictions, the Company shall, in accordance with the terms and conditions of the Award Agreement and upon the request of the Participant and the surrender by the Participant of any certificated Shares, settle the completed Restricted Stock Award by providing the Participant with Shares with such restrictions removed.

                  (b)         Restricted Stock Units.

                      (i)          Nature of Restricted Stock Units; Accounts. Each Restricted Stock Unit awarded shall represent a right for one Share to be delivered upon settlement of the Award, which right shall be subject to a risk of forfeiture and cancellation and to the other terms and conditions set forth in the Plan and the Award Agreement. The Company shall establish and maintain a Participant account to record Restricted Stock Units and transactions and events affecting such units. Restricted Stock Units and other items reflected in the account will represent only bookkeeping entries by the Company to evidence unfunded obligations of the Company.

                      (ii)         Deferral Period and Settlement Date. Restricted Stock Units (if not previously cancelled or forfeited) shall be settled on the date or dates set forth in the Award Agreement. In addition, unless otherwise determined by the Committee, if the Committee reasonably determines that any settlement of Restricted Stock Units would result in payment of compensation to a Participant which is not deductible by the Company under Section 162(m) of the Code, such settlement shall be deferred, subject to compliance with Section 409A of the Code as referred to in Article XX herein, to the extent necessary to avoid payment of such nondeductible compensation, with such deferral continuing only until such date as settlement can be effected without loss of deductibility by the Company under Section 162(m) of the Code.

                      (iii)        Cancellation and Vesting. A Restricted Stock Unit Award Agreement may provide for cancellation of the Restricted Stock Units upon termination of the Participant's employment or other relationship with the Company or nonperformance of specified performance goals or measures established by the Committee. A Restricted Stock Unit Award Agreement may also provide for vesting periods which require the passage of time and/or the occurrence of events in order for the Restricted Stock Units to vest and become no longer subject to cancellation.

                      (iv)        Dividend Equivalents. Restricted Stock Units shall not be credited with Dividend Equivalents unless specifically provided for in the Award Agreement, and then only upon such terms and conditions as set forth in the Award Agreement.

                      (v)          Settlement and Delivery of Shares. Settlement of a Restricted Stock Unit Award shall be made in accordance with the terms and conditions of the applicable Award Agreement. A Restricted Stock Unit Award Agreement may provide that settlement may be made (A) solely through the issuance of Shares or (B) at the mutual election of the Participant and the Company, in a combination of Shares and cash. Upon the settlement of a Restricted Stock Unit Award, the Company shall deliver to the Participant the number of Shares issued to the Participant in settlement of the Award (which Shares may be delivered in book-entry or certificated form).

              6.2    Restricted Stock and Restricted Stock Unit Award Agreements.    Each Restricted Stock and Restricted Stock Unit Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of such Award, including the number of Shares to which the Award relates, the date or dates upon which such Award shall vest and the circumstances (including termination of employment or failure to satisfy one or more restrictive covenants or other ongoing obligations) under which the Award shall not vest, the time and manner of settlement of the Award, such transfer restrictions which the Committee may impose, and any other terms or conditions which the Committee may impose.

                  (a)         If not otherwise specified by the Committee, the following terms and conditions shall apply to Restricted Stock and Restricted Stock Units awarded under the Plan:

                      (i)          Vesting. An Award of Restricted Stock or Restricted Stock Units shall vest pursuant to a vesting schedule as determined by the Committee, which vesting schedule may provide that (A) an Award held by a Participant who retires from employment with the Company after having both reached the age of sixty and completed twelve years of service with the Company shall continue to vest in accordance with the vesting schedule set forth in the applicable Award Agreement notwithstanding the termination of the Participant's employment with the Company, provided that prior to full vesting of the Award such Participant does not after such retirement become employed on a full time basis by a competitor of the Company prior to reaching age sixty-five, and (B) an Award held by a Non-Employee Director of the Company who resigns from the Board after completing at least five years of service to the Company as a Non-Employee Director shall become fully vested.

                      (ii)         Termination. An outstanding Award of Restricted Stock that has not vested or an outstanding Award of Restricted Stock Units that has not been settled shall be cancelled upon the Company's termination of the employment of the Participant for cause.

                      (iii)        Acceleration. An outstanding Award of Restricted Stock or Restricted Stock Units shall become fully vested and settled irrespective of its other provisions upon termination of the Participant's employment with the Company or Affiliate because of death, disability or normal retirement upon reaching the age of sixty-five.

                      (iv)        Transferability. An outstanding Award of Restricted Stock or Restricted Stock Units that has not vested and been settled or is otherwise restricted by the terms of the Award Agreement as to transferability shall not be transferable by the Participant, and the Participant shall not be permitted to sell, transfer, pledge or otherwise encumber such Award or the Shares issuable in settlement thereof, other than (A) to the person or persons to whom the Participant's rights under such Award pass by will or the laws of descent and distribution, (B) to the spouse or the descendants of the Participant or to trusts for such persons to whom or which the Participant may transfer such Award, (C) to the legal representative of any of the foregoing, or (D) pursuant to a qualified domestic relations order as defined under Section 414(p) of the Code or similar order or agreement relating to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant. If an Award is transferred to any person to whom a transfer of the Award is permitted, the transferee shall remain subject to all of the vesting conditions to which the Award is subject. Any such transfer shall be made only in compliance with the Securities Act and the requirements therefor as set forth by the Company.

                  (b)         The Committee shall be free to specify terms and conditions other than and in addition to those set forth above, in its discretion.

ARTICLE 7.
STOCK OPTIONS

              7.1    Grant of Options.    Subject to the terms and conditions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee in its discretion. ISOs may be granted only to Employees of the Company or a parent or subsidiary corporation of the Company within the meaning of Section 424 of the Code, and no ISOs may be granted more than 10 years after the adoption of the Plan by the Board.

              7.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option relates, the conditions upon which an Option shall become vested and exercisable, and any other terms and conditions as the Committee shall determine. The Award Agreement shall also specify whether the Option is intended to be an ISO or a NQSO.

              7.3    Option Price.    The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price for an Option, whether issued as an ISO or an NQSO, shall be not less than 100 percent of the FMV of the underlying Shares on the date of grant; provided, however, that the Option Price for an ISO granted to a person who at the time of grant owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any of its Affiliates (a "Significant Stockholder") shall be not less than 110 percent of the Fair Market Value of the underlying Shares as of the date of grant.

              7.4    Duration of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided however, that no Option shall be exercisable later than the tenth anniversary date of its grant, and provided further that no ISO granted to a Significant Stockholder shall be exercisable after the expiration of five years from the date of grant.

              7.5    Exercise of Options.    Options shall be exercisable at such times and on the such events, and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified by or acceptable to the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, and accompanied by full payment for the Shares. Upon exercise of any Option, the Option Price shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price; (c) by a combination of (a) and (b); or (d) by any other method approved or accepted by the Committee in its sole discretion and subject to such rules and regulations as the Committee may establish. Subject to Section 7.6 and any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment for the Shares, the Company shall cause to be delivered to the Participant Share certificates or evidence of book entry Shares in an appropriate amount based upon the number of Shares purchased under the Option(s).

              7.6    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed and/or traded.

              7.7    Termination of Employment.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following the termination of the Participant's employment or other relationship with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options granted under the Plan, and may reflect distinctions based on the reasons for termination.

              7.8         Nontransferability of Options.

                  (a)    Incentive Stock Options.    No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, all ISOs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

                  (b)    Nonqualified Stock Options.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a NQSO granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, all NQSOs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

                  (c)    Notification of Disqualifying Disposition.    The Participant to whom an ISO is granted shall notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO or Shares received as a dividend on ISO stock. The Company shall use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

              7.9    $100,000 Annual ISO Limitation.    To the extent that the aggregate Fair Market Value of Shares (determined as of the time the ISOs with respect to such Shares are granted) with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and any Affiliate) exceeds $100,000, such ISOs shall be treated as NQSOs. The foregoing provisions shall be applied by taking ISOs into account in the order in which they were granted.

ARTICLE 8.
STOCK APPRECIATION RIGHTS

              8.1    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time and upon such terms as shall be determined by the Committee in its discretion. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price for each Freestanding SAR may include a Grant Price based on 100 percent of the FMV of the underlying Share on the date of grant or a Grant Price that is set at a premium to the FMV of the underlying Share on the date of grant. The SAR Grant Price for each Freestanding SAR shall not be less than FMV of the underlying Share on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

              8.2    SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and any such other provisions as the Committee shall determine.

              8.3    Term of SAR.    The term of a SAR granted under the Plan shall be determined by the Committee in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth anniversary date of its grant.

              8.4    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions that the Committee in its sole discretion imposes.

              8.5    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than 100 percent of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

              8.6    Payment of SAR Amount.    Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount representing the difference between the FMV of the underlying Share on the date of exercise over the Grant Price. At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares of equivalent value (based on the FMV on the date of exercise of the SAR, as defined in the Award Agreement or otherwise defined by the Committee thereafter), in some combination thereof, or in any other form approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement for the grant of the SAR.

              8.7    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following the termination of the Participant's employment or other relationship with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

              8.8    Nontransferability of SARs.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a SAR granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

              8.9    Other Restrictions.    Without limiting the generality of any other provision of this Plan, the Committee may impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of a SAR for a specified period of time.

 ARTICLE 9.
PERFORMANCE SHARES AND PERFORMANCE UNITS

              9.1    Grant of Performance Shares and Performance Units.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares and/or Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.

              9.2    Value of Performance Shares and Performance Units.    Each Performance Share and Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall in its discretion set performance criteria for a Performance Period which, depending on the extent to which the performance criteria are met, will determine, in the manner established by the Committee and set forth in the Award Agreement, the value and/or amount of each Performance Share or Performance Unit that will be paid to the Participant.

              9.3    Earnings of Performance Shares and Performance Units.    Subject to the terms of this Plan and the applicable Award Agreement, after the applicable Performance Period has ended, the holder of Performance Shares and/or Performance Units shall be entitled to receive, to the extent that the Performance Shares or Performance Units have vested, if applicable, a payout of the value and/or amount of Performance Shares and/or Performance Units, determined as a function of the extent to which the corresponding performance criteria have been achieved. The Committee may in its discretion require the Participant to hold the Shares or other property received pursuant to such Award for a specified period of time.

              9.4    Form and Timing of Payment of Performance Shares and Performance Units.    Payment of earned Performance Shares and Performance Units shall be made in accordance with the terms and conditions of the applicable Award Agreement. A Performance Share or Performance Unit Award Agreement may provide that payment may be made, to the extent that the Performance Share or Performance Unit has vested and the performance criteria are met, solely through the issuance of Shares earned upon the expiration of the applicable Performance Period, and that the Participant may elect to satisfy the Participant's tax withholding obligation with respect to the Award by having the Company withhold Shares or other property or by the Participant surrendering Shares or other property to the Company with a FMV on or near the tax withholding date equal to the tax withholding obligation. Upon the payment in the form of Shares of a Performance Share or Performance Unit Award, the Company shall deliver to the Participant the number of Shares issued to the Participant in payment of the Award (which Shares may be delivered in book-entry or certificated form).

              9.5    Dividends and Other Distributions.    Dividends and other distributions declared by the Board and paid with respect to outstanding Shares shall only be paid with respect to Performance Share and Performance Unit Awards for Shares that have been issued by the Company in payment of such Awards to the extent that the Awards have vested and upon the expiration of the applicable Performance Periods for the Awards. Performance Shares and Performance Units shall not be credited with Dividend Equivalents unless specifically provided for in the Award Agreement, and then only upon such terms and conditions as set forth in the Award Agreement.

              9.6    Vesting and Termination of Employment.    Each Award Agreement shall set forth the extent to which the Award shall vest, which may be pursuant to a vesting schedule as determined by the Committee, and the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following the termination of the Participant's employment or other relationship with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Shares and Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

              9.7    Nontransferability of Performance Shares and Performance Units.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, Performance Shares and Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a Participant's rights with respect to Performance Shares and Performance Units shall inure during such Participant's lifetime only to such Participant.

ARTICLE 10.
STOCK BASED AWARDS

              10.1    Stock Based Awards.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant other types of equity based or equity related Awards not described by the other terms of the Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, including, but not limited to, conditions based on the satisfaction of performance criteria or the satisfaction of such obligations as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

              10.2    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Stock Based Awards following the termination of the Participant's employment or other relationship with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

              10.3    Nontransferability of Stock Based Awards.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, Stock Based Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a Participant's rights with respect to Stock Based Awards shall inure during such Participant's lifetime only to such Participant.

ARTICLE 11.
PERFORMANCE MEASURES

              Notwithstanding any other terms of this Plan, the vesting, payment obligation or value (as determined by the Committee) of each Award other than an Option or SAR that, at the time of grant, the Committee intends to be Performance Based Compensation to a Covered Employee, shall be determined by the attainment of one or more Performance Goals as determined by the Committee in conformity with Section 162(m) of the Code. The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Performance Goal(s) applicable to such Awards within 90 days after the commencement of the period to which the Performance Goal(s) relate(s), or such earlier time as required to comply with Section 162(m) of the Code. No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Performance Goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value of an Award of Performance Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Performance Goal(s), but the Committee retains the discretion to reduce the value below such maximum.

              Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article XI, the Performance Goal(s) upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance Based Compensation shall be limited to the following Performance Measures:

              (a)         Increases in, or levels of, net asset value; net asset value per share; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net income and/or earnings per share;

              (b)         Return on equity, return on assets or net assets, return on capital (including return on total capital or return on invested capital);

              (c)          Share price or stockholder return performance (including, but not limited to, growth measures and total stockholder return, which may be measured in absolute terms and/or in comparison to a group of peer companies or an index);

              (d)         Oil and gas reserve replacement, reserve growth and finding and development cost targets;

              (e)         Oil and gas production targets;

              (f)          Performance of investments in oil and gas properties;

              (g)         Cash flow measures (including, but not limited to, cash flows from operating activities, discretionary cash flows, and cash flow return on investment, assets, equity or capital);

              (h)         Increases in, or levels of, operating and/or nonoperating expenses;

              (i)          Other specific unusual or nonrecurring events;

              (j)          Foreign exchange gains and losses; and

              (k)         A change in the Company's fiscal year.

Any Performance Measure(s) may be used to measure the performance of the Company as a whole and/or any one or more regional operations and/or Affiliates of the Company or any combination thereof, as the Committee may deem appropriate, and any Performance Measure(s) may be used in comparison to the performance of a group of peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate. The Committee shall also have the authority to provide in Award Agreements for accelerated vesting of an Award based on the achievement of Performance Goal(s).

              The Committee may provide in any Award Agreement that any evaluation of attainment of a Performance Goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write downs; (b) litigation judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulations affecting reported results; (d) any reorganization or restructuring transactions; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's Annual Report on Form 10-K for the applicable year; and (f) significant acquisitions or divestitures. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

              In the event that applicable tax and/or securities laws change to permit discretion by the Committee to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to Covered Employees that shall not qualify as Performance Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

ARTICLE 12.
RIGHTS OF PERSONS ELIGIBLE TO PARTICIPATE

              12.1    Employment.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant's employment, consulting or other service relationship with the Company or an Affiliate at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or an Affiliate. Neither an Award nor any benefits arising under this Plan shall constitute part of an employment or service contract between a Participant and the Company or an Affiliate, and, accordingly, subject to the terms of this Plan, this Plan may be terminated, amended or modified at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or an Affiliate for severance payments or otherwise, except as provided in this Plan.

              For purposes of the Plan, unless otherwise provided by the Committee, transfer of employment of a Participant between the Company and an Affiliate or among Affiliates, shall not be deemed a termination of employment. The Committee may provide in a Participant's Award Agreement or otherwise the conditions under which a transfer of employment to an entity that is spun off from the Company or an Affiliate shall not be deemed a termination of employment for purposes of an Award.

              12.2    Participation.    No Employee or other person eligible to participate in the Plan shall have the right to be selected to receive an Award. No person selected to receive an Award shall have the right to be selected to receive a future Award or, if selected to receive a future Award, the right to receive such future Award on terms and conditions identical or in proportion in any way to any prior Award.

              12.3    Rights as a Stockholder.    A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 13.
CHANGE OF CONTROL

              13.1    Accelerated Vesting and Payment Applicable to Awards Granted prior to May 21, 2008.    Subject to the provisions of Section 13.3 or as otherwise provided in the Award Agreement, for Awards granted prior to May 21, 2008, in the event of a Change of Control, unless otherwise specifically prohibited by law or the rules and regulations of a national securities exchange on which Shares are listed or traded:

                  (a)         Any vesting period requirements and other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and Restricted Stock Units shall be immediately payable;

                  (b)         Any and all Options and SARs granted hereunder shall become immediately exercisable;

                  (c)          The target payout opportunities attainable under all outstanding Awards of performance based Restricted Stock and performance based Restricted Stock Units, Performance Shares and Performance Units (including but not limited to Awards intended to be Performance Based Compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control, and:

                               (i)  The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Participants within 30 days following the effective date of the Change of Control; and

                              (ii)  Awards denominated in cash shall be paid to Participants in cash within 30 days following the effective date of the Change of Control;

                  (d)         Upon a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company or an Affiliate, the Committee shall immediately cause all other Stock Based Awards to vest and be paid out as determined by the Committee; and

                  (e)         The Committee shall have the discretion to unilaterally determine that all outstanding Awards shall be cancelled upon a Change of Control, and that the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreements, shall be paid out in cash in an amount based on the Change of Control Price within a reasonable time subsequent to the Change of Control; provided, however, that no such payment shall be made on account of an ISO using a value higher than the FMV of the underlying Shares on the date of settlement.

              13.2    Accelerated Vesting and Payment Applicable to Awards Granted on or after May 21, 2008.    Subject to the provisions of Section 13.3 or as otherwise provided in the Award Agreement, for Awards granted on or after May 21, 2008 and prior to a Change of Control, in the event that a Change of Control occurs and a Participant's employment with the Company is subsequently terminated without Cause (as defined in such Participant's Award Agreement) or the Participant terminates his or her employment with the Company for Good Reason (as defined in such Participant's Award Agreement) within 30 months of the Change of Control (a "Change of Control Termination"), unless otherwise specifically prohibited by law or the rules and regulations of a national securities exchange on which Shares are listed or traded, with respect to such Awards granted to such Participant:

                  (a)         Any vesting period requirements and other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and Restricted Stock Units shall be immediately payable;

                  (b)         Any and all Options and SARs granted hereunder shall become immediately exercisable;

                  (c)          The target payout opportunities attainable under all outstanding Awards of performance based Restricted Stock and performance based Restricted Stock Units, Performance Shares and Performance Units (including but not limited to Awards intended to be Performance Based Compensation) shall be deemed to have been fully earned based on measured performance as of the effective date of the Change of Control, and:

                               (i)  The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control Termination, and shall be paid out to such Participant within 30 days following the effective date of the Change of Control Termination; and

                              (ii)  Awards denominated in cash shall be paid to Participants in cash within 30 days following the effective date of the Change of Control Termination;

                  (d)         Upon a Change of Control Termination, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company or an Affiliate, the Committee shall immediately cause all other Stock Based Awards to vest and be paid out as determined by the Committee; and

                  (e)         The Committee shall have the discretion to unilaterally determine that all outstanding Awards shall be cancelled upon a Change of Control Termination, and that the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreements, shall be paid out in cash in an amount determined by the Committee, in accordance with the terms of the Plan and the Award Agreements, within a reasonable time subsequent to the Change of Control Termination; provided, however, that no such payment shall be made on account of an ISO using a value higher than the FMV of the underlying Shares on the date of settlement.

              In the event that the existence of the foregoing provisions, even if a Change of Control and a Change of Control Termination do not occur, would result in an Award to a Covered Employee designed to qualify as Performance Based Compensation to not so qualify, the Committee shall have the discretion to adopt for such Award such provisions as shall satisfy the requirements of Section 162(m) of the Code.

              13.3    Alternative Awards.    Notwithstanding Sections 13.1 and 13.2, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an Award, cash settlement, or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control, that such Award shall be honored or assumed, or new rights substituted therefor (with such honored, assumed or substituted Award hereinafter referred to as an "Alternative Award") by any successor to the Company or an Affiliate as described in Article XVII; provided, however, that any such Alternative Award must:

                  (a)         Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within 60 days after the Change of Control;

                  (b)         Provide such Participant with rights and entitlements substantially equivalent to or more favorable than the rights, terms, and conditions applicable under such Award, including, but not limited to, an identical or more favorable exercise or vesting schedule and identical or more favorable timing and methods of payment; and

                  (c)          Have substantially equivalent economic value to such Award (determined at the time of the Change of Control).

ARTICLE 14.
AMENDMENT AND TERMINATION OF THE PLAN

              14.1    Amendment, Modification, Suspension, and Termination.    The Committee or the Board may, at any time and from time to time, alter, amend, modify, suspend or terminate the Plan in whole or in part; provided, however, that:

                  (a)         Consistent with the provisions of Section 4.2 and except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Options or the Grant Price of outstanding SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an Option Price or Grant Price that is less than the Option Price or Grant Price of the original Options or SARs without stockholder approval.

                  (b)         No amendment or modification which would increase the total number of Shares available for issuance under the Plan or the total number of shares available for ISOs under the Plan shall be effective unless approved by the stockholders of the Company.

                  (c)          To the extent necessary under any applicable law, regulation, or securities exchange or market requirement, no amendment or modification shall be effective unless approved by the stockholders of the Company in accordance with the applicable law, regulation, or securities exchange or market requirement.

              14.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria provided in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company, or in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Awards and the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants under the Plan. To the extent such adjustments affect Awards to Covered Employees intended to be Performance Based Compensation, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

              14.3    No Impairment of Outstanding Awards.    Notwithstanding any other provision of the Plan to the contrary, no amendment, modification, suspension or termination of the Plan shall in any manner adversely affect in any material way any outstanding Award previously granted under the Plan without the written consent of the Participant holding such Award.

ARTICLE 15.
SECURITIES REGISTRATION

              15.1    Securities Registration.    In the event that the Company shall deem it necessary or desirable to register under the Securities Act, or any other applicable statute, any Awards or any Shares with respect to which an Award may be or shall have been granted, or to qualify any such Awards or Shares under the Securities Act or any other statute, then the affected Participants shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Awards or Shares.

              15.2    Representations.    Unless the Company determines that the following representation is unnecessary, each person receiving an Award under the Plan may be required by the Company, as a condition to the issuance of Shares pursuant to the Award, to make a representation in writing that (i) he or she is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof within the meaning of the Securities Act, and (ii) before any transfer in connection with the resale of such Shares, an exemption from registration of such transaction under the Securities Act shall be established to the satisfaction of the Company. The Company may also require that any certificates or book-entry accounts for such Shares contain restrictive legends or stop-transfer orders reflecting the foregoing.

ARTICLE 16.
TAX WITHHOLDING

              In connection with Awards granted under the Plan, the Company and any Affiliate shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any Affiliate, amounts sufficient to satisfy any federal, state and local withholding tax requirements with respect to any taxable event as a result of the Plan and Awards granted under the Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making other arrangements, in either case on such conditions as the Committee specifies. The Company may in its discretion make loans to Participants of funds sufficient to satisfy any such withholding tax requirements, provided that any such loan shall comply with all applicable laws, rules and regulations and no such loan shall be made to a Director or executive officer of the Company in violation of Section 13(k) of the Exchange Act, as adopted pursuant to Section 402 of the Sarbanes-Oxley Act of 2002. The Company and any Affiliate shall have the right to require that any recipient or permitted transferee of an Award under the Plan who is not an Employee shall be responsible for the payment of all amounts required to satisfy all federal, state, and local withholding taxes applicable to such persons with respect to such Award.

ARTICLE 17.
SUCCESSORS

              Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

ARTICLE 18.
INDEMNIFICATION

              To the extent permitted by law, each person who is or shall have been a member of the Board or the Committee, or an officer or employee who assists in administering the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of judgment in any such action, suit or proceeding against him or her, provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law or otherwise, or any power that the Company or an Affiliate may have to indemnify them or hold them harmless.

ARTICLE 19.
GENERAL PROVISIONS

              19.1    Forfeiture Events.    Without limiting in any way the generality of the Committee's power to specify any terms and conditions of an Award consistent with law, the Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but not be limited to, failure to accept the terms of the Award Agreement, termination of employment under certain or all circumstances, violation of material Company and Affiliate policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection or other agreements that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or Affiliates.

              19.2    Evidence of Restrictions.    The certificates or book-entry accounts for Shares issued under the Plan may include or be subject to any legend or stop-transfer order that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

              19.3    Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

                  (a)         Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

                  (b)         Completion of any registration or other qualification of the Shares under any applicable federal or state law or ruling of any governmental body that the Company determines to be necessary or advisable, and the listing or approval for trading of such Shares on any applicable securities exchange or market.

              19.4    Uncertificated Shares.    Where the Plan provides for the issuance of stock certificates to evidence the issuance or transfer of Shares, such Shares may be evidenced on an uncertificated basis to the extent not prohibited by applicable law or stock exchange rules.

              19.5    Unfunded Plan.    Participants shall have no right, title or interest whatsoever in or to any investments that the Company or an Affiliate may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or an Affiliate and any Participant, beneficiary, legal representative or any other person. Awards shall be general unsecured obligations of the Company, except that if an Affiliate executes an Award Agreement instead of the Company, the Award shall be a general unsecured obligation of the Affiliate and not an obligation of the Company. To the extent that any individual acquires a right to receive payments from the Company or an Affiliate, such right shall be no greater than the right of an unsecured general creditor of the Company or Affiliate, as applicable. All payments to be made hereunder shall be paid from the general funds of the Company or Affiliate, as applicable, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

              19.6    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award Agreement. In the event that any fractional Shares would otherwise result from the application of the terms of an Award, the Company shall instead pay cash in lieu of fractional Shares on such basis as the Committee may determine in its discretion.

              19.7    Other Compensation and Benefit Plans.    Nothing in this Plan shall be construed to limit the right of the Company or an Affiliate to establish other compensation or benefit plans, programs, policies or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant's rights under any such other plan, policy, program or arrangement.

              19.8    No Constraint on Corporate Action.    Nothing in this Plan shall be construed to (i) limit, impair or otherwise affect the Company's or an Affiliate's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

              19.9    Severability.    In the event that any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity thereof shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

              19.10    Requirements of Law.    The granting of Awards and the issuance of Shares pursuant to an Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges or markets as may be required. The Company or an Affiliate shall receive the consideration required by law for the issuance of Awards under the Plan. The inability of the Company or an Affiliate to obtain authority from any regulatory body having jurisdiction, which authority is necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company or Affiliate of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

              19.11    Governing Law.    The Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado, excluding any conflicts or choice of law principles which might otherwise result in construction or interpretation of the Plan or an Award Agreement under the substantive law of another jurisdiction.

              19.12    Recovery of Compensation in Connection with Financial Restatement.    Notwithstanding any other provision of this Plan or any applicable Award Agreement to the contrary, if the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, a Participant will be required to reimburse the Company for any amounts earned or payable with respect to an Award to the extent required by and otherwise in accordance with applicable law and any Company policies. Without limiting the foregoing, all Awards granted or other compensation paid by the Company under the Plan will be subject to any compensation recapture policies required by applicable law (including the Sarbanes-Oxley Act of 2002) or that are established by the Board or the Committee from time to time, in their respective sole discretion, including any clawback policy adopted or implemented by the Board or Committee in respect of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and such regulations as are promulgated thereunder from time to time to the extent required therein and the implementing regulations.

 ARTICLE 20.
SECTION 409A OF THE CODE

              Awards issued under the Plan are intended to be exempt from or comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan and each Award shall be interpreted and administered in accordance with that intent. Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of service shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Nothing in the Plan or any Award Agreement will be construed to impose on either the Company or the Committee any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

              This Equity Incentive Compensation Plan, as amended, was adopted by the Board of Directors of SM Energy Company on March 24, 2016, subject to approval of the Company's stockholders effective May 24, 2016.

NNNNNNNNNNNN . Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. + 1. The Board of Directors has nominated the below eight persons to stand for election as directors. As of the date of the accompanying proxy statement, no one has been nominated to serve as director other than the nominees listed below. For Against Abstain For Against Abstain For Against Abstain 01 - Larry W. Bickle 02 - Stephen R. Brand 03 - Loren M. Leiker 04 - Javan D. Ottoson 05 - Ramiro G. Peru 06 - Julio M. Quintana 07 - Rose M. Robeson 08 - William D. Sullivan For Against Abstain ForAgainst Abstain 2. The proposal to ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2016. 3. To approve, on a non-binding advisory basis, the compensation philosophy, policies and procedures, and the compensation of our Company’s named executive officers, as disclosed in the accompanying Proxy Statement. For Against Abstain 4. The proposal to approve the amendment and restatement of the Equity Incentive Compensation Plan, including an amendment to increase the total number of shares authorized for issuance under the plan. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 2 7 3 8 7 3 2 02A6XC NNNNNNNNN B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 24, 2016. The Proxy Statement and our 2015 Annual Report on Form 10-K are available at: http://www.viewproxy.com/sm-energy/2016/. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — SM Energy Company 1775 Sherman Street, Suite 1200 Denver, Colorado 80203 This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 24, 2016. The undersigned hereby appoints A. Wade Pursell, David W. Copeland, and James B. Lebeck, or any of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of SM Energy Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 24, 2016, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting, including concerning any adjournment of the meeting. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted “FOR” all director nominees in Proposal 1, and “FOR” Proposals 2, 3 and 4. This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting, including concerning any adjournment of the meeting. As of the date of the accompanying proxy statement, SM Energy Company’s management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, including concerning any adjournment of the meeting, this proxy will be voted in accordance with the recommendations of SM Energy Company’s management.